Engineering, Procurement and Construction Contract, dated as of August 27, 2010, between USG Nevada LLC and Benham Constructors LLC August 27, 2010

CONFIDENTIAL TREATMENT

Redacted

ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

Between

USG Nevada LLC
a Delaware limited liability company
("Owner")

and

Benham Constructors LLC
an Oklahoma limited liability company
("Contractor")

August 27, 2010

CONFIDENTIAL

Table of Contents

LIST OF EXHIBITS

ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT ("**Contract**") is made effective this 27th day of August, 2010 ("**Effective Date**") by and between USG Nevada LLC, a Delaware limited liability company ("**Owner**"), and Benham Constructors LLC, an Oklahoma limited liability company ("**Contractor**"). Owner and Contractor are sometimes referred to herein individually as a "**Party**" and together as the "**Parties.**"

RECITALS

A. Owner is the owner of that certain 3.6 MW geothermal power plant and related infrastructure in Washoe County, Nevada commonly known as the San Emidio geothermal project.

B. Contractor represents to Owner that Contractor has the expertise and experience to engineer, procure and construct a new 8.8 MW (net) geothermal power plant as depicted on the Scope of Work Documents.

C. Owner and Contractor desire to enter into this Contract to memorialize the terms upon which Owner retains Contractor to engineer, procure and construct a new power plant as set forth above on Owner's behalf.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Contractor agree as follows:

ARTICLE 1
DEFINITIONS

In addition to the terms defined elsewhere in this Contract, the definitions of certain terms used in this Contract with initial letters capitalized are as set forth herein.

"**Affiliate**" means, with respect to any person or entity, any other person or entity (including any officer, director, shareholder, partner, employee, agent or representative of such person or entity) that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first person or entity. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, partnership or other ownership interests, by contract, by Law or otherwise.

"**Approved Vendors**" shall have the meaning set forth in Section 15.3.

"**As-Built Documents**" shall have the meaning set forth in Section 2.4.

"**Capacity Test**" has the meaning given to it in Exhibit F.

"**Certificate of Final Completion**" means the certificate issued by Contractor to Owner and Financing Parties pursuant to Section 4.3.

"**Certificate of Substantial Completion**" means the certificate issued by Contractor to Owner and Financing Parties pursuant to Section 4.2.

"**Change in the Work**" means a change to the Work as provided in Article 7.

"**Change of Law**" means any Law, official interpretation thereof or manner of interpretation thereof, that is amended or modified, is enacted, adopted, promulgated or otherwise becomes effective or is repealed, revoked, suspended or not renewed after the Effective Date and which increases Contractor's cost of performing the Work, delays Contractor's performance of the Work or otherwise adversely affects Contractor's performance of its obligations under this Contract.

"**Change Order**" means a written change order (in the form set forth in Exhibit H-4) describing the Change in the Work and its effect, if any, on the Scope of Work Documents, Contract Price, Schedule or other Contract requirements.

"**Commencement Date**" shall have the meaning set forth in Section 4.1.

"**Contract**" means this Engineering, Procurement and Construction Contract, together with all exhibits attached hereto, as the same may be amended or otherwise modified from time-to-time as permitted herein.

"**Contract Price**" means the total aggregate price payable to Contractor by Owner as set forth in Exhibit B, and the same may be adjusted pursuant to this Contract.

"**Contractor**" shall have the meaning set forth in the Preamble.

"**Contractor Hazardous Materials**" has the meaning given to it in Section 2.2.1(h).

"**Contractor Permits**" means the Permits to be obtained by Contractor pursuant to this Contractor or as required by Law, including those permits set forth in Exhibit D.

"**Contractor's Representative**" shall have the meaning set forth in Section 2.3.2.

"**Correction Curves**" has the meaning(s) given to it in Exhibit F and shall be used to adjust Facility performance for variations from the Design Conditions.

"**Credit Addendum**" means the Addendum A to this Contract.

"**Day**" means a twenty-four (24) hour period beginning and ending at 12:00 midnight.

"**Defect**" or "**Defective**" means any Work, including any part or component thereof, that fails to conform in any material respect with the relevant requirements of this Contract.

"**Defect Remedy Work**" means Contractor's repair or replacement of any Defect or Work that is Defective.

"**Delay Liquidated Damages**" has the meaning given to it in Section 4.4.

"**Delayed Payment Rate**" means the rate of the then prevailing rate 20-year United States Treasury Bond.

"**Design Conditions**" means the conditions to which the Facility will be designed, including all of the requirements of Exhibit A, as more fully described in Exhibit A-2.

"**Detailed Engineering Documents**" shall have the meaning set forth in Section 2.2.1(a).

"**Documents**" means any design, drawing, certificate, specification, report, studies, model, program, record, pattern, sample, schedule, written information and data and other document of whatever nature (including a record thereof in software form).

"**Dollars**" or "**$**" means the lawful currency of the United States of America.

"**Effective Date**" has the meaning given to it in the Preamble.

"**Facility**" means the geothermal power plant and related infrastructure to be engineered, procured and constructed pursuant to this Contract, and as more particularly described in the Scope of Work Documents.

"**Final Completion**" shall have the meaning set forth in Section 4.6.

"**Final Completion Date**" means the date upon which the Certificate of Final Completion was issued by Contractor to Owner pursuant to Section 4.6, provided that such Certificate of Final Completion has been subsequently countersigned by Owner pursuant to Section 4.7.

"**Financing Parties**" means (a) any and all lenders and loan guarantors providing senior or subordinated construction, interim or long-term debt financing or refinancing; and (b) any and all equity investors. Owner shall provide written notice to Contractor of the names of all of the Financing Parties.

"**Force Majeure**" shall mean acts, events or occurrences beyond the reasonable control of Contractor or Owner which delay or otherwise prevent Contractor or Owner from timely performing its respective obligations under this Contract (other than an obligation to pay money), including fires; floods; epidemics; lightning; earthquakes; quarantine; blockade; governmental acts, orders or injunctions; war; insurrection or civil strife; strikes or labor disputes; domestic or foreign terrorism; provided that strikes by any labor employed by Contractor or any sub-contractor at the Site, or lockouts or other labor disputes at the Site, will not constitute force majeure events to the extent the Contractor or the affected sub-contractor directly employs such labor; sabotage; unusual delays in transportation; explosion; and any other similar acts, events or occurrences, but only to the extent such acts, events or occurrences are beyond the reasonable control of Contractor or Owner despite its prudent and diligent efforts to prevent, avoid, delay or mitigate such acts, events or occurrences. Such acts, events or occurrences shall not include those that are the result of willful or negligent actions or inactions of either Party or their

respective contractors, subcontractors and vendors, or those that do not have a real, quantifiable and adverse impact on the performance of the affected Party.

"**Governmental Authority**" means any local, state, regional, central or national government administrative, judicial or executive organizations, but excluding any similar foreign or multinational entity, that has or purports to have or asserts or attempts to assert, jurisdiction to legislate, decree, adjudicate or enforce any decision related to, or bearing on, the Facility or the Work.

"**Guaranteed Conditions**" means the Guaranteed Output of the Unit under the specific conditions as defined in Exhibit A-1.

"**Guaranteed Output**" means 9,233 kW.

"**Guaranteed Final Completion Date**" means the date, as indentified in the Schedule, by which Contractor guaranties that it will achieve the Final Completion Date, as the same may be amended from time to time in accordance with this Contract.

"**Guaranteed Substantial Completion Date**" means the date, as indentified in the Schedule, by which Contractor guaranties that it will achieve the Substantial Completion Date, as the same may be amended from time to time in accordance with this Contract.

"**Hazardous Materials**" means any hazardous or toxic substances, materials and wastes which are regulated or are classified as hazardous or toxic by any Governmental Authority having jurisdiction over the Site, including, but not limited to, those substances included in the definitions of "Hazardous Substances," "Hazardous Materials," "Toxic Substances," "Hazardous Waste," "Solid Waste," "Pollutant," or "Contaminant"" in any federal, state, local or other Law pertaining to public or worker health, welfare or safety or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901 et seq.; the Federal Clean Air Act, 42 U.S.C. § 7401-7626; the Federal Water Pollution Control Act and Federal Clean Water Act of 1977, as amended, 33 U.S.C. § 1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 135 et seq.; the Federal Environmental Pesticide Control Act, the Federal Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Federal Safe Drinking Water Act, 42 U.S.C. § 300(f) et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. § 11001 et seq.; and the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq. and in the regulations promulgated pursuant to those laws.

"**Information**" means any information furnished directly or indirectly by the other Party hereto in connection with this Contract whether such Information has been furnished prior to, during or following termination of the Contract.

"**Insolvency Event**" means the bankruptcy, insolvency, liquidation, administration or other receivership or dissolution of a Party and any equivalent or analogous Proceedings by whatever name known and in whatever jurisdiction and any step taken (including the

presentation of a petition or the passing of a resolution) for or with a view to any of the foregoing.

"**Law**" means any federal, state, commonwealth, local or other constitution, charter, act statute, law, ordinance, treaty, resolution, directive (to the extent having the force of law), code, rule, regulation, order, specified standards or objective criteria contained in any applicable permit or approval, which standards or criteria must be met in order for the Facility to be constructed and operated lawfully, and other legislative or administrative action of any Governmental Authority, or a final decree, judgment or order of a court, or any applicable engineering, construction, safety or electrical generation code.

"**Liability**" or "**Liabilities**" means any fine, penalty, damage, loss, cost, claim or expense or other liability (including any related fees, expenses and disbursements of a Party's counsel).

"**Liquidated Damages**" means all liquidated damages identified on Exhibit G.

"**Materials**" means all equipment, supplies, apparatus, instruments, machinery parts, tools, components, appliances, spare parts and appurtenances thereto to be supplied under this Contract by Contractor as described in or required by the Scope of Work.

"**Month**" means a period beginning at 12:00 midnight on the last Day of the preceding calendar month and ending at 12:00 midnight on the last Day of the calendar month.

"**MW**" means megawatts.

"**Net Adjusted Capacity**" has the meaning to be set forth in Exhibit F.

"**Notice to Proceed**" means the notice issued by Owner to Contractor authorizing Contractor to commence the Work under this Contract.

"**O&M Manual**" means the operation and maintenance manual to be provided by Contractor to Owner pursuant to Section 2.5.

"**Operator Training Requirements**" shall have the meaning set forth in the Scope of Work Documents.

"**Owner**" has the meaning set forth in the introductory paragraph to this Contract.

"**Owner Default**" means the failure or delay of Owner or its representatives, agents, subcontractors or suppliers (other than Contractor and its Subcontractors and their agents and employees) to meet Owner's material obligations under this Contract, including the obligations identified in Section 3.1.

"**Owner Indemnified Party**" has the meaning set forth in Section 13.1.

"**Owner Permits**" means the Permits to be obtained by Owner as described in Exhibit D and, other than Contractor Permits, any Permits otherwise necessary for the operation of the Project.

"**Owner's Representative**" has the meaning given to it in Section 3.2.

"**Party**" and "**Parties**" have the meanings given to them in the Preamble.

"**Performance Bonus**" has the meaning set forth in Exhibit G.

"**Guaranteed Output**" means the guaranteed minimum level of Net Adjusted Capacity to be attained as specified in Exhibit F.

"**Performance Liquidated Damages**" has the meaning given to it in Section 9.1.1.

"**Performance Tests**" shall include all tests set forth in Exhibit F, which include, but may not be limited to, the Synchronization Test, the Trip Test, the Capacity Test, the Reliability Test, and the Turbine Run Back Test.

"**Permits**" means the permits, licenses and other approvals required from Governmental Authorities for the construction, operation and maintenance of the Facility.

"**PPA**" means the Power Purchase Agreement currently in effect between Owner and Sierra Pacific Power Company under which some or all the output from the Facility would be delivered and bought, as it may be amended, supplemented or replaced.

"**Proceeding**" means any claim, suit, demand, allegation, arbitration, dispute or other action process, or proceeding whether actual or threatened.

"**Project**" means the geothermal power generation project to be constructed in Washoe County, Nevada, all as more particularly described in the Scope of Work Documents.

"**Prudent Industry Practices**" means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time-to-time, as are commonly used in operations of privately-owned geothermal electric power generation facilities similar to the Facility, which in the exercise of reasonable judgment and in light of the facts known at the time the decision was made, are considered good, safe and prudent practice in connection with the operation and maintenance of geothermal electric power generation facilities similar to the Facility. Prudent Industry Practices are not intended to be the optimal practices, methods, equipment, specifications and standards, but rather to be the practices, methods, equipment, specifications and standards generally accepted in the privately-owned geothermal electric power industry.

"**Punchlist Items**" means unfinished items of Work that, considered individually or in the aggregate, does not or will not adversely affect the, safety or integrity of the Facility and does not impact the performance of the Facility.

"**Safety Plans**" has the meaning given to it in Section 2.3.4.

"**Safety Report**" has the meaning given to it in Section 2.3.4.

"**Schedule**" means the schedule set forth on Exhibit C.

"**Schedule Bonus**" has the meaning set forth in Exhibit G.

"**Scope of Work**" means the general and specific delineation of Work to be performed by Contractor as set forth in Exhibit A.

"**Scope of Work Documents**" means the Documents identified in Exhibit A.

"**Site**" means the site for the Facility more specifically described in the Scope of Work Documents.

"**Synchronization Test**" means a test whereby the Facility is synchronized to the power grid, as described in Exhibit F.

"**Subcontract**" means an agreement between Contractor and a Subcontractor for the performance of any portion of the Work.

"**Subcontractor**" means any person or entity, other than Contractor's employees, engaged by Contractor to perform services relating to the Work.

"**Substantial Completion**" means the performance of the Work requirements specified in Section 4.2.

"**Substantial Completion Date**" means the date upon which the Certificate of Substantial Completion was issued by Contractor to Owner pursuant to Section 4.2, provided that such Certificate of Substantial Completion is subsequently countersigned by Owner pursuant to Section 4.3.

"**Tax**" means any present or future tax, charge, levy, impost or duty of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, imposed by any Governmental Authority together with any penalties, additions, liens, surcharges and interest relating thereto.

"**Trip Test**" has the meaning given to it in Exhibit F.

"**Unit**" means that sub-portion of the Work which will produce the Guaranteed Output from the Guaranteed Conditions. A Unit includes, in part, the entire refrigerant system, the turbine, pumps, and heat rejection system (including the cooling tower and cooling water pumps), the associated instruments and ancillary and electrical equipment. A Unit excludes, among other items, the geothermal production pumps and the transmission line step-up transformer.

"**Work**" means all of the work, services and other duties, obligations and responsibilities that are to be carried out by or under the direction of Contractor pursuant to this Contract.

ARTICLE 2
CONTRACTOR

2.1 General Matters.

2.1.1 *Relationship of the Parties.* Contractor acknowledges that Owner has retained Contractor based on Contractor's assurances that it has the professional knowledge, skills, experience and staffing to efficiently and effectively engineer, procure and construct the Facility, and that the individual employees of Contractor that will render services pursuant to this Contract are knowledgeable and experienced in the disciplines required for the Facility. Contractor acknowledges and accepts the relationship of trust and confidence established with Owner by this Contract and will, at all times, act in accordance with this relationship. Further, Contractor acknowledges that Owner is relying on Contractor for information and professional advice on construction-related matters with respect to the Project to assist the Owner in detecting, preventing, evaluating and resolving problems and disputes, and therefore Contractor shall use its best efforts consistent with ordinary standards of care to promptly provide the same to Owner consistent with the requirements of this Contract.

2.1.2 *Communication.* Contractor shall endeavor to keep Owner informed regarding Contractor's progress to the extent required so Owner can have meaningful review and oversight in Contractor's efforts. Without limiting the generality of the foregoing sentence, Contractor shall, as a matter of course, promptly provide Owner with copies of designs, documents, and any other information related to the Facility as required for Owner's review and input. If requested by Owner, Contractor shall create, for Owner's approval, and implement a plan for orderly communication between the Parties related to the Facility.

2.1.3 *Compliance with Laws.* Contractor shall perform all of Contractor's services in compliance with all applicable Laws and Permits, and private covenants affecting the Site that are made known to Contractor by Owner.

2.1.4 *Confidentiality.* Contractor shall keep confidential and shall not, without the written consent of Owner, divulge any of Owner's Information to any third party except as permitted herein. Contractor shall not use any Information received from Owner for any purpose other than the design, procurement and construction of the Facility. The obligations of this Section shall not apply to Owner's Information that (a) now or hereafter enters the public domain through no fault of Contractor or its employee's, agents, consultants and contractors; (b) Contractor can prove that it had such Information at the time of disclosure (except for Information previously obtained, directly or indirectly, from Owner); (c) otherwise lawfully becomes available to Contractor from a third party under no obligation of confidentiality; (d) Contractor is required by law to disclose but only to the extent required by law and only after affording Owner with reasonable notice and opportunity to prevent such disclosure; or (e) to the extent that Contractor is a Financing Party, Contractor may divulge Owner's Information to Contractor's Affiliate as reasonably necessary for Contractor's and its Affiliate's administration and enforcement of any loan for the Project.

2.2 Contractor's Responsibilities

2.2.1 Except as otherwise expressly set forth in this Contract, Contractor, in consideration of the Contract Price, shall diligently provide all services, Materials, equipment, consumables, utilities, supervision, labor and other matters required for the development, design, engineering, procurement, manufacturing, transport to Site, quality assurance, inspection, erection, construction, commissioning and performance testing of the Facility as specified in the

(a) preparation of detailed engineering drawings and specifications for the Facility that shall include all documents and information necessary for (i) Contractor to provide a complete, sound and functional construction of the Facility in accordance with the Scope of Work Documents, this Contract and applicable Laws, (ii) Contractor to timely secure the Contractor Permits, (iii) Owner to timely secure Owner Permits (the "**Detailed Engineering Documents**");

(b) use its best efforts (in exercise of Contractors obligations under 2.1.1 and to the extent feasible under the time constraints of the Project) to value engineer those portions of the Contract Price that may be allowances, not-to-exceed allowances, unit prices, contingent prices or budget items (if any) such that the cost to Owner for such portions are at or below the values set for such portions in the Contract Price without negatively affecting the functionality, efficiency, operation or maintenance of the Facility;

(c) obtain Contractor Permits from the applicable Governmental Authorities;

(d) coordinate its activities pursuant to this Contract with those activities of Owner's other contractors as requested by Owner; provided, however, that such coordination does not delay or otherwise unreasonably interfere with Contractor's performance of the Work in accordance with the Schedule;

(e) procurement, supply and transportation to the Site of all Materials necessary to complete the Facility;

(f) supervision and direction of construction and other Work activities on the Site, including construction by Subcontractors, and the coordination of the Work under this Contract;

(g) keep the Site free from waste materials or rubbish caused by Contractor's activities and in a reasonably presentable condition given the nature of the Work. Contractor may store all rubbish and construction debris in an authorized disposal area designated by Owner as provided in the Scope of Work Documents. Contractor shall be responsible for the containment of any such material within such area. All rubbish and construction debris caused by Contractor's activities shall be disposed through a licensed waste hauler, or in a licensed waste disposal site or as otherwise required by the law of the Site.

(h) remediate and dispose of in accordance with applicable Law any Hazardous Materials generated, transported or released by Contractor or any Subcontractor on or about the Site ("**Contractor Hazardous Materials**");

(i) provide training for a reasonable number of operating and maintenance personnel in the operation and maintenance of the Facility, which training shall be in accordance with the Operator Training Requirements and shall be carried out in conjunction with the normal commissioning, start-up operations and testing activities of Contractor;

(j) provide periodic reports to Owner, not less frequently than monthly, regarding the progress of the Work, including a Gantt Chart in Primavera format in sufficient detail to allow a reasonably experienced engineer to evaluate the progress of the Work;

(k) commission and test the Facility as detailed in Exhibit F;

(l) clearance of the Site of temporary structures, surplus Materials and tools that were delivered or created by Contractor through the course of the Work, upon completion of field work; provided that Contractor shall offer to sell to Owner at cost any such temporary structures, surplus Materials and tools that Contractor does not want to retain; and

(m) provide information as reasonably requested by the Owner to assist the Owner in completing applications for sales tax refunds, tax reimbursement payments and other benefits, such as ARRA benefits referenced in Section 3.1(h) of this Contract.

2.3 Contractor's Personnel and Labor Relations.

2.3.1 Contractor shall provide at all times at the Site while the Work is being performed at the Site a sufficient number of suitably qualified and experienced personnel to supervise and perform such Work.

2.3.2 Contractor shall designate, by written notice to Owner, a representative who shall act as a single point of contact with Owner in all matters relating to the Work ("**Contractor's Representative**"). Contractor's Representative shall have full authority to act on behalf of Contractor for all purposes in connection with this Contract.

2.3.3 Owner shall be entitled by written notice to Contractor to object to any representative or person employed by Contractor (including Contractor's Representative) or any Subcontractor in the execution of the Work who, in the reasonable opinion of Owner, is incompetent or negligent, or engaged in misconduct, and Contractor shall promptly remove such person from the Work and appoint a suitable replacement, or require that the relevant Subcontractor does so.

2.3.4 Contractor shall develop, present to Owner and implement a safety plan for its own construction activities on the Site and for emergency situations prior to the commencement of Work at the Site ("**Safety Plans**"). During performance of the Work, Contractor shall publish work safety rules for the Site in compliance with the Safety Plan, which safety rules shall apply to any and all visitors to the Site, including representatives of Owner. Each week (or other interval mutually agreeable to Owner and Contractor), Contractor shall prepare and provide to Owner a written report ("**Safety Report**") listing (i) any breaches or violations of the Safety Plan, (ii) a description of any incidents resulting therefrom, (iii) incidents related to safety issues at the Site, (iv) the cause of any such incident, (v) the nature of such incident, (vi) the severity of such incident, and (vii) the remedial actions planned to remedy such incident and prevent such incident from occurring in the future.

2.3.5 Contractor shall be responsible for the security and protection (i) of its equipment, supplies and tools used in connection with the Work through the Final Completion Date, and (ii) for all of the other property owned or leased by Contractor or any of its Subcontractors located at

the Site, at areas thereon provided by Owner or stored or warehoused off the Site through the Final Completion Date. Contractor shall use due care to protect any of Owner's property at any time in its possession or under its control while performing the Work which shall not be less than the care exercised by Contractor with its own property and Contractor shall be responsible for any damage to such property resulting from its failure to use such care.

2.3.6 Contractor shall conduct all of its on-site activities within the boundaries of the Site. Contractor, its Subcontractors, agents and employees shall observe all pertinent and reasonable regulations and rules issued by Owner to Contractor which are in effect at the Site, as the case may be, regarding passes, badges and proper conduct on such Site. Owner may issue reasonable modifications to such regulations and rules from time-to-time.

2.3.7 Owner and its agents, employees and other contractors shall observe all pertinent and reasonable regulations and rules issued by Contractor, including the Safety Plan, which are in effect at the Site, as the case may be, regarding passes, badges and proper conduct on such Site. Contractor may issue reasonable modifications to such regulations and rules from time-to-time.

2.3.8 Contractor shall maintain, and require all subcontractors on the Project to maintain, appropriate payroll records in accordance with the Davis Bacon Wage Act as amended and related regulations (the "Act"), such that Contractor and Owner can, if and when applicable, document compliance with the Act's requirements.

2.4 As-Built Documents

Prior to the Final Completion Date, Contractor shall furnish to Owner all Scope of Work Documents and Detailed Engineering Documents for the Facility which have all material deviations from the Scope of Work Documents indicated ("**As-Built Documents**"). In addition, Contractor shall provide a complete set of the "as-built" drawings in electronic media compatible with AutoCAD – Release 2002 or newer, or a substitute as approved by Owner. Ownership of the As-Built Documents shall be vested in Owner upon payment in full. Contractor will not be liable for any subsequent use, reuse or changes in the Scope of Work Documents, Detailed Engineering Documents or As-Built Documents by the Owner or any third parties without the involvement of Contractor's designers and such use shall be at the Owner's or third party's sole risk.

2.5 O&M Manual

At least sixty (60) Days prior to the start-up of the Facility or any portion thereof, Contractor shall deliver to Owner four (4) copies of the preliminary draft of the O&M Manual for the Facility. The O&M Manual shall include the information for that manual described in the Scope of Work Documents. Such preliminary draft shall be as reasonably complete as available information shall allow and at a minimum with sufficient information to permit the training of Owner's operation and maintenance personnel and the normal operation and maintenance of the Facility by persons generally familiar with power generation facilities similar to the Facility. Contractor thereafter shall provide to Owner four (4) copies of the final and complete O&M Manual for the Facility prior to Final Completion.

2.6 Contractor's Representations and Warranties

Contractor represents and warrants to Owner that:

(a) Contractor is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Oklahoma and has the requisite legal power and authority to execute, deliver and perform this Contract.

(b) The execution, delivery and performance by Contractor of this Contract has been duly authorized by all requisite action of Contractor, and there is no provision in its charter documents requiring further consent for such action by any other person or entity.

(c) This Contract constitutes the legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium or similar laws affecting or limiting creditors' rights generally or by equitable principles relating to enforceability.

(d) Contractor has prepared the Scope of Work Documents with the skill, care and diligence ordinarily exercised by appropriately qualified and experienced professional designers and engineers with experience in carrying out works of a similar, type, nature and complexity. Subject to Owner's obligations under this Contract and proper operation and maintenance after completion of construction, Contractor warrants that the Scope of Work Documents are sufficient and suitable for the engineering, procurement, construction, operation and maintenance of the Facility. However, nothing herein shall be construed to prohibit Change Orders in accordance with the provisions of Article 7.

(e) Contractor has thoroughly and carefully prepared and examined the Schedule and warrants to Owner that it is reasonable and sufficient for the engineering, procurement and construction of the Facility.

(f) Contractor shall prepare the Detailed Engineering Documents with the skill, care and diligence expected of appropriately qualified and experienced professional designers and engineers with experience in carrying out works of a similar, type, nature and complexity, and warrants to Owner that they shall be are accurate, complete, consistent, coordinated and otherwise sufficient and suitable for Contractor to complete the Facility in accordance with the Scope of Work Documents.

(g) The Work shall (a) conform in all material respects to the Scope of Work Documents, this Contract and applicable Law, (b) be of good quality and free from any Defect, and (c) shall be performed in a workmanlike and skilful manner.

(h) All Materials and other items incorporated in the Work shall (i) be new, unless otherwise agreed to in writing by the Owner, and shall be of a suitable grade of its respective kind for its intended use; (ii) be free from any Defect; (iii) meet the requirements of this Contract; (iv) be free from any charge, encumbrance, lien or other security interest; (v) comply with the then current applicable Laws, and (vi) be free of Hazardous Materials except as specifically approved in writing by Owner.

ARTICLE 3
OWNER

3.1 Owner's Responsibilities

Owner shall, at Owner's expense, furnish, undertake, provide or cause to be furnished, undertaken or provided the following:

(a) render decisions, approvals or consents in a timely manner as required to permit Contractor to proceed with its responsibilities in accordance with the Schedule. Unless otherwise provided herein, Owner shall be deemed to have approved any matter submitted by Contractor to Owner for approval (except Change Orders) unless written notice of disapproval of such matter is delivered by Owner to Contractor within ten (10) business days of Owner's receipt of the Document requesting approval of such matter. All Documents requesting Owner approval shall conspicuously state, on the face of the Document, the Owner approval required. The scope of such decision, approval or consent shall be limited only to the general conformity of the concept, design, document or item to the requirements expressly set forth in this Contract. Owner does not assume any liability or responsibility of any kind for Contractor's design, engineering, manufacturing or review errors or omissions. No Owner decision, approval or consent shall relieve Contractor from any of its obligations under this Contract.

(b) obtain and maintain Owner Permits from Governmental Authorities in accordance with the Schedule;

(c) arrange for utilities and services, if any, identified in the Scope of Work Documents as to be provided by Owner in accordance with the Schedule;

(d) provide a reasonably sufficient number of operating personnel, including their supervisors, for training by Contractor, and for participating in the start-up, testing, commissioning, maintenance and upkeep of the Facility through Final Completion;

(e) provide the geothermal heat resource in the quantity and quality detailed in the Scope of Work Documents, and in the time frame identified in the Schedule;

(f) provide or make arrangements for the tie-in point to the electricity grid in accordance with the Schedule;

(g) remediate and dispose of in accordance with applicable Law any Hazardous Materials that are found or are uncovered on or about the Site other than Contractor Hazardous Materials that are the responsibility of Contractor as provided in Section 2.2.1(h); and

(h) prior to Contractor's commencement of the Work, the Owner shall have the sole responsibility for determining the concurrence and compliance of this Contract and of the specified energy property under this Project with Section 1603 of the American Recovery and Reinvestment Act of 2009, including any related regulations, orders and interpretations thereof (collectively the "**ARRA**") and for completing all applications for reimbursement payments or other benefits under the ARRA.

3.2 Owner's Representative

Owner shall designate by written notice to Contractor a representative who shall act as a single point of contact with Contractor in all matters relating to the Work ("**Owner's Representative**"). Owner's Representative shall have full authority to act on behalf of Owner for all purposes in connection with this Contract.

3.3 Inspections of the Work

Owner and Owner's Representative shall have the right to inspect any item of the Work to be provided hereunder. Owner and Owner's Representative shall have access to those portions of the Site then under Contractor's control, at reasonable times and upon reasonable notice. While at the Site, Owner and Owner's Representative shall comply with all of Contractor's safety rules and other job site rules and regulations.

3.4 Confidentiality

Owner shall keep confidential and shall not, without the written consent of Contractor, divulge the Contractor Detail Documents, O&M Manual and As-Built Drawings to any third party except as reasonably necessary to use, operate, maintain, complete, repair, replace, finance, refinance, encumber or sell the Facility. The obligations of this Section shall not apply to any aspect of the foregoing documents that (a) now or hereafter enters the public domain through no fault of Owner or its employee's, agents, consultants and contractors; (b) Owner can prove that it had such aspect at the time of disclosure (except for Information previously obtained, directly or indirectly, from Supplier); (c) otherwise lawfully becomes available to Owner from a third party under no obligation of confidentiality; or (d) Owner is required by law to disclose but only to the extent required by law and only after affording Supplier with reasonable notice and opportunity to prevent such disclosure.

3.5 Representations and Warranties of Owner

Owner represents and warrants that:

(a) Owner is a limited liability company duly organized and validly existing under the Laws of the State of Delaware and has all requisite legal power and authority to execute, deliver and perform this Contract;

(b) the execution, delivery and performance by Owner of this Contract have been duly authorized by all requisite corporate action of Owner and there is no provision in its charter documents requiring further consent for such action by any other person or entity; and

(c) this Contract constitutes the legal, valid and binding obligation of Owner, enforceable against Owner in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium or similar laws affecting or limiting creditors' rights generally or by equitable principles relating to enforceability.

ARTICLE 4
COMMENCEMENT OF WORK

4.1 Notice to Proceed

Owner may issue its Notice to Proceed at anytime within the time frames set forth in the Schedule. Contractor shall commence performance of the Work promptly upon receipt of a Notice to Proceed from Owner ("**Commencement Date**"). Contractor shall thereafter proceed diligently to perform the Work in accordance with the Schedule.

4.2 Substantial Completion

Contractor shall achieve Substantial Completion of the Facility on or before the Guaranteed Substantial Completion Date. When all of the following conditions have been met with respect to the Facility, Contractor shall issue to Owner a Certificate of Substantial Completion in substantially the same form as that set forth in Exhibit H-1:

(a) all Work affecting the operability, safety, mechanical and/or electrical integrity of the Facility has been properly constructed, installed, correctly adjusted and tested, are mechanically, electrically and structurally sound and comply with the Scope of Work Documents, this Contract and applicable Laws, and can be used safely;

(b) all Documents which are to be delivered to Owner by Contractor on or before the Substantial Completion Date pursuant to this Contract have, in fact, been delivered to Owner;

(c) Contractor has provided training to Owner's personnel (or other nominees of Owner) and written operating procedures sufficient to safely start-up and continuously operate the Facility as described in the Scope of Work Documents;

(d) Contractor has provided the Punchlist to Owner;

(e) the tests set forth on Exhibit F have been satisfactorily completed; and

(f) all calculations for Liquidated Damages, Schedule Bonus and Punchlist retention have been made and agreed.

4.3 Substantial Completion Certificate

Within ten (10) business Days following the receipt of the Certificate of Substantial Completion, Owner shall inspect the Facility and review all Work and services performed by Contractor with respect thereto, and shall either (i) deliver to Contractor the Certificate of Substantial Completion countersigned and certifying that the requirements of this Contract applicable to Substantial Completion have been fully satisfied for the Facility and Substantial Completion of the Facility has accordingly been achieved or (ii) if reasonable cause exists for doing so, notify Contractor in writing that Substantial Completion of the Facility has not been achieved, stating in detail the reasons therefore. In the event that Owner determines that Substantial Completion has not been achieved and Contractor has not disputed Owner's determination, Contractor shall promptly take such corrective action or perform such additional

Work or other services as shall achieve Substantial Completion of the Facility and shall issue to Owner another Certificate of Substantial Completion. Such procedure shall be repeated until Substantial Completion of the Facility has been achieved or either Party refers such matter to dispute resolution pursuant to Article 12; Owner shall respond to any such subsequent Certificate of Subsequent Completion within five (5) Days following the receipt thereof.

4.4 Delay Liquidated Damages and Bonus

4.4.1 If Contractor fails to achieve Substantial Completion by the Guaranteed Substantial Completion Date, Owner shall be entitled to recover liquidated damages from Contractor for such delay in the amounts set forth in Exhibit G ("**Delay Liquidated Damages**"). The Delay Liquidated Damages is pursuant to, and subject to, the provisions of Sections 9.2 and 9.3.

4.4.2 If the Substantial Completion Date occurs prior to the Guaranteed Substantial Completion Date, Owner shall pay Contractor a bonus as set forth in Exhibit G ("**Schedule Bonus**").

4.5 Punchlist

4.5.1 Prior to issuance of a Certificate of Substantial Completion to Owner, Contractor shall provide to Owner a list of (i) all items of Work not yet complete, (ii) Contractor's estimate of the cost of Owner to complete each item, and (iii) Contractor's time limit for completion of each item (the "**Punchlist**"). Within fifteen (15) business Days following the receipt of the Punchlist, Owner shall notify Contractor in writing whether Owner has any objections to such list, the estimates thereof or the timeframes thereof. If Owner has any objections, including additions, the Parties shall use good faith efforts to resolve such objections. If no agreement can be reached within a reasonable time, the provisions of Article 12 shall be invoked to resolve the dispute. Two hundred percent (200%) of the estimated value of such Work, as reasonably decided by Owner, shall be retained from the Contract Price. Owner and Contractor agree that that the amount to be retained for the As-Built Documents and the final and complete O&M Manual shall be $100,000.

4.5.2 Contractor shall rectify or complete each item on the Punchlist to the reasonable satisfaction of Owner within the time limits for such item, but any event prior to Contractor's issuance of a Certificate of Final Completion. In the event Contractor fails to rectify or complete any Punchlist items within the identified time limit, Owner may arrange for the outstanding work to be done and the cost thereof shall be certified by Owner and deducted from the Contract Price. Upon satisfactory rectification and/or completion of such Work, the money retained, deducted or paid under this Section 4.5 in relation thereto shall be reimbursed to Contractor by Owner. Contractor and Owner shall cooperate to ensure that the performance of the Work does not unreasonably interfere with the commercial operation of the Facility and at the same time allowing the remaining Work to be performed in a prompt and efficient manner. As soon as practicable after the completion of all Punchlist Items, Contractor shall remove all of its equipment and Materials and complete the removal of all Work related waste material and rubbish from and around the Site.

4.6 Final Completion

When all of the following conditions have been met with respect to the Facility, Contractor shall issue to Owner a Certificate of Final Completion in substantially the same form as that set forth in Exhibit H-2:

(a) All Work has been completed in accordance with the Scope of Work Documents and this Contract;

(b) all other deliverables identified in this Contract with respect to the Facility, including the O&M Manual and As-Built Documents have been completed in accordance with the provisions hereof and have been provided to Owner; and

(c) all rubbish accumulated by Contractor in Owner-designated disposal area has been removed and disposed in accordance with Section 2.2.1(g).

4.7 Final Completion Certificate

Within fifteen (5) business Days following the receipt of the Certificate of Final Completion, Owner shall inspect the Facility and review all Work and services performed by Contractor with respect thereto, and shall either (i) deliver to Contractor the Certificate of Final Completion countersigned and certifying that the Work requirements of this Contract have been fully satisfied for the Facility and Final Completion of the Facility has accordingly been achieved, or (ii) if reasonable cause exists for doing so, notify Contractor in writing that Final Completion of the Facility has not been achieved, stating in detail the reasons therefore. In the event that Owner determines that Final Completion has not been achieved and Contractor has not disputed Owner's determination, Contractor shall promptly take such corrective action or perform such additional Work or other services as shall achieve Final Completion of the Facility and shall issue to Owner another Certificate of Final Completion. Such procedure shall be repeated until Final Completion of the Facility has been achieved or either Party refers such matter to dispute resolution pursuant to Article 12 Owner shall respond to any such subsequent Certificate of Final Completion within five (5) Days following the receipt thereof.

ARTICLE 5
COMPENSATION AND PAYMENT

5.1 Contract Price

As compensation for the performance of the Work, Owner shall pay Contractor, in the manner and at the times hereinafter specified, the Contract Price, which amount may be subject to adjustment in accordance with the terms of this Contract. The Contract Price includes any and all Taxes imposed directly or indirectly by any Governmental Authority including export taxes, importation duties and income Taxes imposed on Contractor, but excluding sales and use taxes.

5.2 Progress Invoices

5.2.1 Contractor shall present to Owner a monthly invoice and any other Documents described for payment of such invoice. Subject to Owner's right to dispute invoiced amounts as

set forth below, all invoiced amounts, less retainage of ten percent (10%), shall be paid within twenty (20) business days of Owner's receipt of such invoice. All invoices shall be supported by such data substantiating Contractor's right to payment as Owner and Financing Parties may require, and shall have at least the following certifications and information (as applicable):

(a) the amount billed for the period represented by such invoice and the aggregate payments made by Owner to Contractor as of the invoice date;

(b) Contractor's certification that all Work for which payments have been received from Owner are free and clear of liens, claims, security interests or encumbrances in favor of Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work;

(c) Contractor's certification that Contractor has not requested for payment for portions of the Work for which Contractor does not intend to immediately pay to a Subcontractor or material supplier, unless such Work has been performed by others whom Contractor intends to pay; and

(d) properly executed and acknowledged lien releases by (i) Contractor, (ii) all major Subcontractors and material suppliers, and (iii) any potential lienors claiming through Contractor who have filed, or have threatened to file, any lien or encumbrance against the Facility, including any of Contractor's lenders. All lien releases shall be on a form attached hereto as Exhibit H-3 (or other form acceptable to Owner) and shall be conditional as to any current payment applications and unconditional as to any prior payments.

5.2.2 Within ten (10) business Days of the Owner's receipt of each invoice and Documents, Owner's Representative shall give written notice to Contractor of any objections that Owner's Representative has with regard to such invoice. If Owner's Representative provides written notice of objection to such invoice and said Documentation within the period described above, and the contents of Owner's Representative's notice is not in dispute, Contractor shall resubmit the corrected invoice and/or Documentation, and the above-described approval process shall reapply except that the response time shall be five (5) business days rather than ten (10) business days.

5.2.3 If pursuant to Section 5.2.2, Owner's Representative disputes any amounts invoiced by Contractor within the specified time period, Owner shall promptly approve for payment to Contractor the undisputed amount of such invoice in the normal manner, and any disputed amount that is ultimately determined to have been payable shall be paid with interest from the date the item was payable to and including the date of payment. The Parties shall resolve their differences regarding the disputed amount in accordance with the dispute resolution procedures set forth in Article 12.

5.2.4 Owner may withhold approval of any invoice, in whole or in part, to the extent reasonably necessary in the Owner's opinion to protect the Owner from loss for which the Contractor is responsible, including, but not limited to: (a) defective Work not remedied; (b) failure of Contractor to make payments properly to Subcontractors or for labor, materials or equipment; (c) damage to the Owner or another contractor not covered by insurance; (d)

reasonable evidence that the Work will not be completed in accordance with the Schedule and that the unpaid balance would not be adequate to cover liquidated damages for the anticipated delay; or (e) failure to carry out the Work in material accordance with the Scope of Work Documents and this Contract. When the above reasons for withholding approval are removed, such approval will be given for amounts previously withheld.

5.3 Substantial Completion Payment for the Facility

No later than thirty (30) Days after the Substantial Completion Date, Contractor shall submit to Owner a statement summarizing and reconciling all previous invoices, payments and Changes in the Work, with respect to the Work, and a waiver of liens as provided in Exhibit H-3 from Contractor for the Facility. Within thirty (30) Days of the receipt of such statements and lien waiver, Owner shall pay Contractor the remaining portion of the Contract Price less amounts retained pursuant to the Punchlist and unpaid Liquidated Damages. Any disputes regarding such payment shall be handled in accordance with the procedure set forth in Article 12.

5.4 Final Completion Payment for the Facility

No later than ten (10) business Days following Final Completion, Contractor shall submit to Owner a final invoice for the settlement of all Punchlist Items and a final waiver of liens as provided in Exhibit H-3 from Contractor for the Facility. Within thirty (30) Days of the receipt of such statements and lien waiver, Owner shall pay Contractor the remaining portion of the Contract Price. Any disputes regarding such payment shall be handled in accordance with the procedure set forth in Article 12.

5.5 Payments Not Acceptance of Work

No payment made by Owner to Contractor shall be considered or deemed to represent that Owner has inspected the Work or checked the quality or quantity of the Work and shall not be deemed or construed as an approval or acceptance of any Work or as a waiver of any claim or right Owner may have hereunder.

5.6 Payment of Subcontractor

Contractor shall promptly pay, in accordance with the terms and conditions set forth in the respective Subcontract, each Subcontractor the amount to which said Subcontractor is entitled. Contractor shall, by an appropriate agreement with each Subcontractor, require each Subcontractor to make timely payments to its laborers, suppliers and subcontractors in a similar manner.

5.7 Credit Addendum; Other Financing.

The Parties acknowledge that Contractor has provided Owner with vendor financing for the Project as set forth in the Credit Addendum. During the term of the Credit Addendum, the payment provisions of the Credit Addendum shall govern over payment terms of this Agreement. If Owner procures alternative financing to take out Contractor prior to Final Payment, Owner shall provide Contractor with evidence that Owner has made sufficient financing arrangements for Owner to meet its payment obligations to Contractor under this Contract. Upon Owner

providing such documentation, Contractor shall notify Owner in writing within five (5) Days whether such arrangements are acceptable, acceptance of which shall not be unreasonably withheld. If such arrangements are not acceptable, Contractor shall clearly state the reasons why the documents are not acceptable and specify what Owner can do to make its arrangements acceptable to Contractor. In such event Owner may (i) resubmit modified financial arrangements until such arrangements are accepted by Contractor and/or (ii) continue financing under the Credit Addendum. If Contractor accepts such arrangement and such arrangement is implemented, the Owner shall not materially vary such arrangements without Contractor's prior written consent.

5.8 Interest

Amounts not paid by either Party to the other when due under any provision of this Contract, including the provisions of this Article 5, shall bear interest, from the date payment was due to and including the date of payment, at the Delayed Payment Rate.

ARTICLE 6
TESTING

6.1 General

Contractor shall, subject to Owner's approval, develop and implement all procedures for the Performance Tests. Contractor shall schedule all Performance Tests with Owner. Owner shall instruct its operating personnel to follow the directions of Contractor in connection with the performance of the Performance Tests. Contractor shall be responsible for providing all supplies required for carrying out such tests, except to the extent that the heat resource, testing power and water is required to be supplied by Owner in accordance with this Contract. Owner may, at its expense, require independent calibration of any and all instruments used by Contractor and/or supply Owner's own instruments to be used in addition to those of Contractor.

6.2 Test Procedures

The Performance Tests shall be performed under normal operating conditions as described in Exhibit F hereto and in accordance with all applicable Laws in effect on the date thereof. Contractor shall conduct the Performance Tests prior to the Substantial Completion Date.

6.3 Notice of Testing

Contractor shall notify Owner at least fourteen (14) Days in advance of the actual date that Contractor shall start conducting the initial Performance Test. Owner's Representative shall be entitled to attend at the time and place appointed and Owner shall instruct its operating personnel to follow the directions of Contractor in connection with the performance of the Performance Tests. If Owner's Representative fails to attend at the time and place appointed for the Performance Tests, Contractor shall be entitled to proceed with the Performance Tests in their absence. The Performance Tests shall then be deemed to have been made in the presence of Owner's Representative.

6.4 Facilities

Except as expressly set forth in Section 3.1, Section 6.3 and the Scope of Work Documents, Contractor shall be responsible for the provision of all necessary labor, supervision, consumables, materials and equipment necessary to carry out properly the Performance Tests.

6.5 Repeat Performance Tests

The terms governing the repetition of the Performance Tests are provided in Exhibit F.

6.6 Certification or Disagreement as to Test Results

The terms governing the certification of the Performance Tests are provided in Exhibit F. Disputes related thereto shall be resolved pursuant to Article 12.

ARTICLE 7
CHANGES IN THE WORK

7.1 Change Orders

Owner, without invalidating this Contract, may order Changes in the Work that are reasonably related to and do not materially reduce or increase the Scope of Work, in which event one or more of the Contract Price, the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) and other such parts of the Contract as may be affected by such Change in the Work shall be adjusted as necessary. If Owner decides not to issue a Change Order after having requested a Change in the Work, unless such Change Order request is issued in response to a Contractor Change Order notice as set forth in Section 7.2.2, Contractor shall be entitled to reasonable compensation for providing services necessary to respond to Owner's Change Order request. Such reasonable compensation is defined to mean Contractor's actual, documented, direct cost of providing such services plus a ten percent (10%) mark-up for overhead and profit. All Changes in the Work shall be authorized by a Change Order and only Owner or Owner's Representative may issue Change Orders.

7.2 Procedure for Change Orders

7.2.1 As soon as reasonably possible, but in no event later than ten (10) business Days after Contractor becomes aware, through the exercise of reasonable diligence, of any circumstances which Contractor has reason to believe may constitute a Change in the Work, Contractor shall issue to Owner a Change Order notice using the form set forth in Exhibit H-4. All Change Order notices shall include preliminary documentation sufficient to enable Owner to determine (i) the factors necessitating the possibility of a Change Order; (ii) the impact which the Change Order is likely to have on the Contract Price; and (iii) the impact which the Change Order is likely to have on the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date). Failure to give such proper and timely Change Order notice shall, to the extent Owner is prejudiced by such failure, constitute a waiver of Contractor's right to an adjustment.

7.2.2 If Owner desires to make a Change Order in response to a Change Order notice, it shall submit a Change Order request to Contractor using the form set forth in Exhibit H-4. Contractor shall promptly review the Change Order request and notify Owner in writing within five (5) business Days of receipt thereof of the options for implementing the proposed Change Order (including, if possible, any option that does not involve an extension of time) and the effect, if any, each such option would have on the Contract Price, the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date), or any other such part of the Contract as may be affected. The preparation and provision of information to Owner in response to a Change Order request shall be at Contractor's expense if such Change Order request is issued in response to a Change Order notice issued by Contractor pursuant to this Section 7.2.2 and otherwise Contractor shall be reimbursed for such expense as provided in Section 7.1.

7.2.3 If Owner agrees that a Change Order is in order and accepts Contractor's statement of the effect of such Change Order on any one or more of the Contract Price, the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date), or any other such part of the Contract as may be affected, Owner shall issue a Change Order. In the event Owner disagrees with Contractor's statement of the effect of such Change Order on any one or more of the Contract Price, the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date), or any other such part of the Contract as may be affected, Owner may proceed to issue the Change Order in accordance with Section 7.8.

7.3 Change Orders Due to Contractor Error

No Change Order shall be issued for any delay or failure in Contractor's performance, or to correct any errors, flaws, deficiencies or defects in the Work, where such matters were within the reasonable control of Contractor. To the extent any delay or failure of performance was concurrently caused by Owner and Contractor, Contractor shall be entitled to an adjustment of the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) for that portion of the delay or failure of performance that was concurrently caused, but Contractor shall not be entitled to any adjustment of Contract Price for such concurrent delay.

7.4 Change Orders Due to Changes in Law

Contractor acknowledges that it knows and understands the Law applicable to its Work. Accordingly, the Contract Price shall be deemed to include all labor, materials, equipment and services necessary to complete its Work in accordance with all applicable Law. Contractor shall not be entitled to any increase in the Contract Price for any Change Order related to a Change of Law enacted after the Effective Date unless, and only to the extent such Change in Law (i) requires changes in the Scope of Work Documents or (ii) necessarily and unforeseeably increases the third-party costs to Contractor to perform the Work in accordance with the Scope of Work Documents despite Contractor's prudent and diligent efforts to prevent, avoid or mitigate such additional costs, such as increases in sales, use or similar taxes (but not income or profit taxes), increases in minimum wages, increases in governmental fees applicable to the Work and other similar increases. Contractor acknowledges that some Changes in Law are to be

expected, so Contractor shall not be entitled to any increase in the Contract Price except for costs otherwise allowed hereunder that exceed Fifty Thousand Dollars ($50,000) in the aggregate.

7.5 Effect of Force Majeure; Excused Performance

If the critical path of Contractor's performance hereunder is wholly or partially prevented due to the occurrence of a Force Majeure affecting Contractor and such Force Majeure has caused an extension of the Guaranteed Substantial Completion Date or any other date under the Schedule, Contractor shall provide to Owner a written description of Contractor's plan to make-up days lost under the Schedule due to the occurrence of such Force Majeure, including an estimate of the costs of such plan. In the event of the occurrence of a Force Majeure, Contractor shall be entitled to a Change Order for adjustments pursuant to this Section 7.5 in the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) and other such parts of the Contract as may be affected by such Force Majeure. To the extent that Owner desires to pay for the costs of acceleration of the Work or change to the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) set forth in Contractor's proposal in order to compensate for delays in the Work caused by such Force Majeure, Owner shall authorize a Change Order increasing the Contract Price and adjusting the Schedule (in addition to any automatic adjustments of the Guaranteed Substantial Completion Date). To the extent Contractor (a) is compensated for the effect of a Force Majeure by insurance maintained pursuant to this Contract, or (b) would have been so compensated, but for Contractor's failure to provide such insurance as required under this Contract, Contractor shall not be entitled to a Change Order to the Contract Price in connection with such Change Order issued for such Force Majeure. Except for the obligations of either Party to make any required payment then due and owing under this Contract, if either Party is rendered wholly or partially unable to perform its obligations under this Contract because of a Force Majeure, then such Party's obligations that are so affected shall be excused and suspended to the extent and during the continuance of the Force Majeure. If the Force Majeure continues for six (6) consecutive months or more, this Contract may be terminated by either Party pursuant to Section 7.5. This Section 7.5 is subject to and conditioned upon the following:

(a) the non-performing Party, by exercise of due foresight, could not reasonably have been expected to avoid, or that by the exercise of reasonable due diligence could not have been able to overcome, such Force Majeure;

(b) the non-performing Party gives the other Party notice describing the particulars of the occurrence, with notice given promptly after the occurrence of the Force Majeure, and in no event more than fifteen (15) Days after the affected Party becomes aware of such occurrence; within thirty (30) days after such occurrence, the non-performing Party shall give the other Party written notice estimating the expected duration and probable impact on the performance of such Party's obligations hereunder, and continues to furnish timely regular reports with respect thereto during the continuation of the Force Majeure;

(c) the non-performing Party shall forecast, based on information reasonably available at the time, the duration of its non-performance, provided that it shall be no more than

is reasonably required by the Force Majeure, and such forecast may be adjusted as more accurate information becomes available;

(d) the non-performing Party shall exercise all reasonable efforts to mitigate or limit damages to the other Party;

(e) the non-performing Party shall exercise all reasonable efforts to continue to perform its obligations hereunder and to correct or cure the event or condition excusing performance; and

(f) when the non-performing Party is able to resume performance of its obligations under this Contract, that Party shall give the other Party written notice to that effect and shall promptly resume performance hereunder.

7.6 Owner-Caused Changes

In the event and to the extent (a) a failure of Owner to perform, or cause performance of, its obligations in accordance with the Contract; or (b) damage to or destruction of any Work caused by Owner cause a delay in Contractor's performance of the Work which impairs Contractor's ability to meet the Schedule, or impacts Contractor's cost of performance of the Work, an equitable adjustment in the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) and or the Contract Price or any other such part of this Contract as may be affected shall be made pursuant to this Article 7. To the extent Contractor cannot reasonably redeploy labor or equipment, reasonable standby and mobilization/remobilization costs incurred by Contractor resulting from any such delay shall be reimbursed to Contractor monthly as such costs are incurred.

7.7 Owner Requested Acceleration

Owner may order Contractor to accelerate the progress of the Work, or any part thereof, for such a time and in such a manner as Owner may consider necessary or desirable provided that such acceleration is reasonably practicable. In the event of such order to accelerate the Work, or any part thereof, and such acceleration is not the result of Contractor's default, Contractor shall be entitled to a Change Order for adjustments pursuant to Section 7.1 in the Contract Price as may be affected by such acceleration.

7.8 Price Change

7.8.1 An increase or decrease in Contract Price, if any, required pursuant to this Article 7 as a result of a Change Order shall be determined by the mutual agreement of the Parties, and shall be paid (or reimbursed) in one or more payments in accordance with the following (a) as a fixed price lump-sum, in an amount proposed by Contractor (properly itemized and supported by sufficient substantiating data to permit evaluation) and accepted by Owner; or (b) if the method set forth in subpart (a) is not agreed upon by the Parties, Contractor shall perform the Work on a time and material basis pursuant to Section 7.8.2.

7.8.2 Whenever Owner authorizes Contractor to perform Work contemplated under a Change Order on a time and material basis, Owner's authorization shall clearly state (a) the

change to be performed; and (b) type of reimbursement including pre-agreed rates, if any, for material quantities or labor. In such event, Contractor shall:

(a) cooperate with Owner and assist in monitoring the Work being performed. As requested by Owner, identify workers assigned to the Work and areas in which they are working;

(b) identify on daily time sheets all labor, equipment and materials furnished in accordance with this authorization. Submit copies of daily time sheets within two (2) Days for Owner's review;

(c) leave access as appropriate for quantity measurement;

(d) efficiently perform all changes in accordance with this Section;

(e) not be required to perform time and material basis past the established not to exceed limit(s) without Owner's prior written approval.

(f) Submit costs in accordance with Section 7.8.1, plus profit and overhead of ten percent (10%) on the sum of such costs and additional verification supported by (i) labor priced at Contractor's then current burdened direct labor rates, detailed on daily time sheets; (ii) invoices for equipment and material; and (iii) invoices for construction equipment rental costs.

7.9 Effectiveness; Continued Performance Pending Resolution of Disputes

If a Change in the Work is initiated under this Article 7, then the Change Order and the modifications made pursuant to such Change Order shall be effective upon Owner's issuance of a Change Order with respect thereto. Notwithstanding a dispute regarding any proposed or requested Change Order, or any adjustment of one or more of the Contract Price, the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date), or any other such part of this Contract as may be affected with respect to a Change Order, Contractor shall proceed with the performance of such Change Order promptly following Owner's execution of the corresponding Change Order.

7.10 Documentation

All Change Order notices by Contractor for adjustments pursuant to a Change Order to one or more of the Contract Price, the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date), or any other such part of this Contract as may be affected as a result of Change Orders under this article 7 shall be supported by such documentation as is reasonably sufficient for Owner to determine the accuracy thereof. Within thirty (30) days of Contractor's knowledge of Contractor's need to provide additional supporting data for the Change Order notice, unless Owner agrees in writing to allow an additional period of time to ascertain more accurate data, Contractor shall supplement the Change Order notice with additional supporting data. Such additional data shall include, to the extent known, or through the exercise of reasonable diligence should be known at the time, at a minimum (a) the amount of compensation or delay claimed, itemized in accordance with procedures set forth herein; (b) specific facts, circumstances; (c) analysis that confirms not only that Contractor is entitled to such Change Order, but that the request change in Contract Price,

Schedule or other change were actually a result of the act, event, or condition that is the basis for the Change Order notice, and that the Contract provides entitlement to an equitable adjustment in Contract Price or Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) for such act, event or condition; and (d) supporting documentation sufficiently detailed to permit an informed analysis of the request by Owner. Failure to provide such additional information and documentation, to the extent such information and documentation was reasonably available to Contractor, within the time allowed or within the format required shall, to the extent Owner's interests are prejudiced, constitute a waiver of Contractor's right to an adjustment.

7.11 Continuing Performance

Pending final resolution of any request in accordance with this Article 7, unless otherwise agreed in writing, Contractor shall proceed diligently with performance of all obligations under this Contract.

7.12 Critical Path Schedule Updates

If there is any change in the Schedule covered by a Change Order, or based on a Change Order notice, Contractor shall provide Owner with an updated version of Contractor's critical path schedule reflecting the change attributable to the Change Order or event(s) giving rise to the request for adjustment.

7.13 Change Order Constitutes Complete Relief

Except for aggregate impacts which are either unknown, or despite the exercise of reasonable diligence would not be known at the time of execution of a Change Order, any Change Order signed by Owner and Contractor shall constitute full compensation to Contractor for all claims for cost for direct, indirect, labor, temporary construction failures, job site, or home office overhead, stacking of trades, inefficiencies, impacts or any other cost of any kind or nature; and in the event the Change Order adjusts the Schedule, the Change Order signed by Owner and Contractor constitutes complete relief to Contractor for schedule impacts for all events giving rise to the Change Order except as may be specifically excluded in the Change Order.

7.14 Effect of Changes on Warranties and Safety

7.14.1 If Contractor reasonably believes that a proposed Change in the Work may negatively affect any warranty or performance commitments with regard to any Work, Contractor shall serve Owner notice within fourteen (14) business Days of Contractor's receipt of such proposal of its belief and the believed effect. If Owner insists, despite Contractor's notice, upon requiring the execution of such proposal and Contractor acquiesces to Owner's request and executes the proposal, the affected warranties or performance commitments shall be adjusted to the extent agreed between the Parties or as already determined in accordance with the provisions of article 11, but only to the extent related to or derived from Owner's proposal.

7.14.2 If Contractor reasonably believes that a proposed Change in the Work may negatively affect safety of the Work or persons in its vicinity or would violate any applicable

Laws, Contractor shall serve Owner notice within fourteen (14) business Days of Contractor's receipt of such proposal of Contractor's belief and the believed effect, and Contractor shall not be required to perform such proposal.

ARTICLE 8
CORRECTION PERIOD

8.1 Correction Period

The obligations set forth in this Article 8 shall extend for a period of twelve (12) Months from the Substantial Completion Date; provided, however, that such period with respect to any item of the Work that is repaired, replaced, modified, or otherwise altered by Contractor pursuant to Section 8.2 shall be extended for twelve (12) Months from the date of completion of such repair, replacement, modification or alteration, but in no event shall such period exceed twenty-four (24) Months from the Substantial Completion Date for the subject item of the Work (for such item, the "**Correction Period**"). Upon the expiration of the Correction Period, Contractor will assign to Owner, to the extent assignable, the warranties relating to the Work from any Subcontractors or vendors that extend beyond the Correction Period, if any.

8.2 Defect Remedy Work

8.2.1 Owner shall notify Contractor promptly upon discovery of any Defect. A written "failure report," which includes available technical and logistic information to assist Contractor to assess the damage to the Work and to evaluate appropriate corrective action, shall be provided to Contractor as soon as reasonably practicable upon discovery of the Defect. Upon Contractor's requests, Owner shall supply information relating to past maintenance, repair and operational data relating to the failed Work.

8.2.2 Contractor's responsibility under this Article 8 shall be limited to Contractor's performance of Defect Remedy Work on the Defect. Contractor shall perform such Defect Remedy Work as soon as reasonably possible following Contractor's receipt of notice and the relevant failure report from Owner applicable to such Work. Contractor shall provide all labor, materials and equipment for the Defect Remedy Work, except where such items or labor are readily available at the Site, in which case such items or labor shall be provided by Owner or Owner's operator, at Contractor's request, and Contractor shall pay reasonable compensation therefore.

8.2.3 If Contractor and Owner agree to have Owner to perform specific Defect Remedy Work instead of Contractor, or if Owner believes that Defect Remedy Work is immediately required, then Owner shall perform the Defect Remedy Work and Contractor shall reimburse Owner for all costs reasonably incurred by Owner in performing such Defect Remedy Work.

8.2.4 Contractor's obligation under this Article 8 shall not extend to replacement of normal consumables or apply to any failure caused by (i) normal wear and tear in operation of the Facility; (ii) any failure to properly store, operate or maintain the Facility in accordance with good industry practices and the O&M Manual; (iii) any modifications made to the Facility by any person other than Contractor without Contractor's written consent (other than Correction Period work pursuant to Section 8.2.3); (iv) any neglect, abuse, malicious mischief, vandalism or

event of Force Majeure (other than a Defect) affecting the Facility; (v) any other negligent act or willful misconduct of Owner or Owner's operator; (vi) operation of the Facility under conditions outside of the range specified in the Scope of Work Documents; or (vii) operation of the Facility, other than by personnel of Contractor or Subcontractor, without Contractor's prior written consent, outside the Facility's defined operation range as set forth in the Scope of Work Documents.

ARTICLE 9
PERFORMANCE AND PERFORMANCE RELATED REMEDIES

9.1 Performance Liquidated Damages and Performance Bonus

9.1.1 In the event that, upon completion of the Capacity Test, the Net Adjusted Capacity result is less than the Guaranteed Output, Contractor shall have the option for the period specified in Exhibit G to undertake any necessary actions to increase the Net Adjusted Capacity of the Facility to satisfy the Guaranteed Output at its own cost. If, upon the expiration of such period, the Net Adjusted Capacity of the Facility as determined by the last Capacity Test is below such Guaranteed Output, then Contractor shall, within thirty (30) Days, pay to Owner as liquidated damages, and not as penalty, the amounts set forth in Section 3 of Exhibit G ("**Performance Liquidated Damages**").

9.1.2 Notwithstanding anything to the contrary herein, Performance Liquidated Damages as provided in this Section 9.1 shall not be payable if failure to achieve the Guaranteed Output is due to Force Majeure or Owner Default.

9.2 Exclusivity

Subject to Article 17, the Liquidated Damages payable under this Contract shall, without duplication, be the sole and exclusive remedy and measure of damages with respect to any delay in completion of the Facility or any failure to meet the Guaranteed Output. Once payment of Liquidated Damages and other amounts has been made and Contractor has performed all other Work required hereunder with respect to the Facility, Contractor shall be relieved of any further Liability with respect to such failures.

9.3 Other Provisions

The Parties acknowledge and agree that because of the unique nature of the Facility and the unavailability of substitute facilities, it is difficult or impossible to determine with precision the amount of damages that would or might be incurred by Owner as a result of Contractor's failure to achieve Substantial Completion of the Work by the Guaranteed Substantial Completion Date or the failure of the Facility to meet the Guaranteed Output. It is understood and agreed by the Parties that Owner shall be damaged by the failure of Contractor to meet such obligations and that (i) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom; (ii) any Liquidated Damages that are payable under this Contract are in the nature of liquidated damages, and not a penalty, and are fair and reasonable; and (iii) such payments represent a reasonable estimate of fair compensation to Owner for the losses that may reasonably be anticipated from such failure. The Parties hereby acknowledge that Section 4.4 and this Article 9 represent a reasonable allocation of risk.

ARTICLE 10
TITLE; CARE OF THE WORK

10.1 Passage of Title

Legal title to and ownership of all Work and Materials provided hereunder shall pass to and vest in Owner the later of (i) delivery to the Site; or (ii) upon payment in full.

10.2 Risk of Loss

Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to (a) employees on the Work and other persons who may be affected thereby; (b) the Work and Materials to be incorporated therein, whether in storage on or off the site, under care, custody or control of Contractor or Contractor's Subcontractors or Sub-subcontractors; and (c) other property at the site or adjacent thereto, such as trees, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

10.3 Site Safety

Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, and notifying owners and users of adjacent sites and utilities.

10.4 Damage

Contractor shall be responsible to assure safe delivery of all Materials to the Site. Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required under this Contract) to any Materials or Work to the extent caused in whole or in part by Contractor, a Subcontractor or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which Contractor is responsible, except damage or loss attributable to acts or omissions of Owner or anyone directly or indirectly employed by Owner, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of Contractor.

10.5 Care, Custody and Control

Upon the Substantial Completion Date, Contractor shall turn over to Owner the care, custody and control of the Facility. Owner, at its expense, shall properly operate and maintain such portions of the Facility turned over to it by Contractor in accordance with applicable Laws, Prudent Industry Practices and the O&M Manual. Owner shall provide Contractor reasonable access to the Facility in order to allow Contractor to perform its obligations under the Contract (including completion and/or repetition of testing, Punchlist Items and Correction Period).

ARTICLE 11
INSURANCE

11.1 Contractor Provided Insurance

11.1.1 *Coverage Required.* Contractor shall purchase and maintain such insurance as set forth below for matters that may arise out of or result from Contractor's operations and completed operations under this Contract and for which Contractor may be legally liable, whether such operations be by Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable

(i) Commercial General Liability coverage with the following per project annual aggregate limits, using ISO Form CG 25030397 (or a substitute form providing equivalent coverage):

General Aggregate Limit (other than Product-Completed Operations)	Not less than $2,000,000;
Product-Completed Operations Aggregate Limit	Not less than $1,000,000;
Personal and Advertising Injury Limit	Not less than $1,000,000;
Each Occurrence Limit	Not less than $1,000,000;

Such policy or policies must include (i) broad form property damage coverage including, but not limited to, damage arising from blasting, explosion, collapse of structures or other property or damage to underground utilities and property with any X.C.U. exclusion removed, (ii) protective liability coverage (iii) product and completed operations coverage (iv) contractual liability coverage, and (v) personal injury coverage, including libel, slander, wrongful eviction and false arrest. All policies shall be written on an occurrence basis rather than claims made. Unless additional insurance coverage is provided by a separate policy for Owner and other named insured, the policy must contain a separation of insureds (cross liability) clause and a breach of warranty clause as approved by Owner, and the certificate must so indicate. Contractor's Commercial General Liability policy shall also contain an additional insured endorsement, ISO CG 2010 11/85 or equivalent, to include additional insured protection to Owner for Contractor's completed operations.

(ii) Excess Liability insurance with a single limit of at least Five Million Dollars ($5,000,000) per occurrence in excess of the limits of the insurance otherwise provided in subparagraph (a) above;

(iii) Workers Compensation insurance providing statutory limits of liability, and Employers Liability limits of One Million Dollars ($1,000,000) per disease/accident/ employee, which policy shall contain a waiver of subrogation in favor of Owner;

(iv) Comprehensive Automobile Liability Insurance for all owned, non-owned and hired vehicles with single combined limit of not less than Two Million Dollars ($2,000,000) per occurrence;

(v) Marine transit insurance on a replacement cost basis and otherwise acceptable to Owner for Materials procured and to be delivered pursuant to this Contract;

(vi) All risk property insurance for Contractor's equipment and personal property located on the Site on a replacement cost basis; and

(vii) Any further coverage Contractor is required to have by applicable Law.

11.1.2 *Policy Requirements*. All coverages shall be maintained without interruption from the date of commencement of the Work until the date of final payment and termination of any coverage required to be maintained after final payment, and, with respect to Contractor's completed operations coverage, until the expiration of the Correction Period. Owner, Financing Parties and any other persons or entities identified by Owner shall be additional insureds on the policies identified in subsections 11.1.1(i), 11.1.1(ii), and additional loss payee on the policy identified in subsection 11.1.1(v). Additional insurance coverage shall apply as primary insurance and non-contributory with respect to any other insurance afforded to Owner and the other named insureds. All insurance providers must maintain an A.M. Best rating of "A-" with a financial category of eight (8) or better and be lawfully authorized to do business in the jurisdiction in which the Facility is located. All policies shall contain a provision expressly waiving any and all rights of subrogation against Owner and its respective directors, officers, representatives, agents and employees, and waive any other right of the insurers to any offset or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any Liability of Owner or its directors, officers, representatives, agents and employees.

11.1.3 *Memorandum of Insurance*. Memoranda of insurance acceptable to Owner shall be provided to Owner prior to commencement of the Work and thereafter upon renewal or replacement of each required policy of insurance. These insurance policies required by this Section 11.1 shall not be canceled or allowed to expire until at least 30 days' prior written notice has been given to Owner. An additional memorandum evidencing continuation of liability coverage, including coverage for completed operations, shall be submitted with the Certificate of Substantial Completion pursuant to Section 4.2 and thereafter upon renewal or replacement of such coverage until expiration of the Correction Period. Contractor shall promptly furnish all information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both.

11.1.4 *Subcontractors*. Contractor shall require all Subcontractors and sub-subcontractors of any tier to provide (i) Commercial General Liability Insurance (with not less than $1,000,000 coverage for personal injury and property damage); (ii) Worker's Compensation/Employer's Liability Insurance (not less than $500,000 coverage), and (iii) Business Automobile Liability Insurance (not less than $1,000,000 coverage) substantially as set forth in Section 11.1.1(iv). Contractor shall require certificates of insurance evidencing such coverages prior to allowing such Subcontractors and sub-subcontractors to commence of Work.

11.2 Owner's Liability Insurance

Owner shall purchase and maintain (a) commercial general liability insurance with bodily injury and property damage combined single limits of at least One Million Dollars ($1,000,000)

per occurrence and Two Million Dollars ($2,000,000) annual aggregate, (b) excess liability insurance with a single limit of at least Five Million Dollars ($5,000,000) per occurrence in excess of the limits of the insurance provided in subpart (a) above, and (c) any further coverage that Owner may be required to have by applicable Law.

11.3 Property Insurance

11.3.1 *Coverage Required.* Unless the Parties otherwise agreed in writing, Contractor shall purchase and maintain property insurance for entire Facility at the Site on a replacement cost basis without optional deductibles. Such policy shall be written on a builder's risk "all-risk" or equivalent policy form insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements. Such policy shall cover reasonable compensation for Contractor's services and expenses required as a result of such insured loss. Such property insurance shall be maintained, unless otherwise agreed, from the Commencement Date until final payment. This insurance shall include interests of Owner, Contractor, Subcontractors, Sub-subcontractors and Suppliers in the Facility and shall name the Owner as an additional insured and/or loss payee.

11.3.2 *Waiver of Subrogation.* Owner and Contractor waive all rights against (a) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (b) Owner's separate consultants and contractors and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance. Owner or Contractor, as appropriate, shall require their subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

11.4 Payment of Deductibles

If any of the insurance described above shall have any deductibles, the Party obligated to procure such insurance shall be solely responsible for payment of all such deductible amounts associated with such insurance.

11.5 Evidence of Insurance

Failure by a Party to obtain the insurance coverage or certificates of insurance required by this Article 11, shall not in any way relieve or limit such Party's obligations and liabilities under this Contract, nor shall the failure of any insurance provider for any reason to pay claims accruing with respect to such Party's insurance, affect, negate or release such Party from any of

the provisions of this Contract, including such Party's indemnity obligations. The insurance coverage to be provided by each Party pursuant to this Article 11 are not intended to, and shall not in any manner, limit or modify such Party's obligations under this Contract, except to the extent any proceeds of such insurance are actually paid in satisfaction of such Party's obligations. If a Party shall fail to procure or maintain its insurances, then the other Party shall have the right (but shall not be obligated) to provide and maintain such insurance at the defaulting Party's expense and to deduct the cost thereof from any amount or amounts due to the other Party or in the event there are no such amounts due and payable, the defaulting Party shall reimburse the other Party for such costs on demand.

ARTICLE 12
DISPUTE RESOLUTION

12.1 Direct Discussions

If during the term of this Contract a dispute arises between Owner and Contractor, or one Party perceives the other as acting unfairly or unreasonably, or a question of interpretation arises hereunder, then the Parties shall cause Owner's Representative and Contractor's Representative to promptly confer and exert their good faith efforts to reach a reasonable and equitable resolution of the issue. Either representative may refer the matter to the Parties' responsible officers if such representatives are unable to resolve the issue within a reasonable time (as determined by either representative). Neither Party shall seek resolution by mediation of any dispute arising in connection with this Contract until both Parties' responsible officers, who shall be identified by each Party from time-to-time, have had at least fourteen (14) days (seven (7) days if an invoice dispute) to resolve the dispute following referral of the dispute to such responsible officers. If the Parties fail to settle such dispute within such period (including a failure to identify their respective responsible officers and make necessary referrals within such period), the provisions of Section 12.2 shall apply unless the Parties agree otherwise.

12.2 Mediation

If a dispute under this Contract is not resolved by the Parties pursuant to Section 12.1, upon the request of either Party, the Parties shall try in good faith to settle the dispute by nonbinding mediation administered by an experienced construction mediator mutually selected by the Parties, or if no agreement can be reached, by the American Arbitration Association before resorting to arbitration. The mediation shall be held in a location mutually agreed by the Parties or selected by the mediator. Each Party shall bear the cost and expense of preparing and presenting its own case (including, but not limited to, its own attorneys' fees and costs of witnesses). Payment of the mediator and other costs and expenses of the mediation shall be divided equally among the Parties.

12.3 Arbitration

12.3.1 Notwithstanding any provision of this Article 12 to the contrary, if mediation fails to resolve the dispute, in whole or in part, the Parties agree that any remaining dispute will, subject to Section 12.3.3, be submitted to binding arbitration administered by the American Arbitration Association, or as otherwise agreed by the Parties. Either Party may file a demand for

arbitration as provided in the rules. While any disputes under this Contract are pending, including the commencement and pendency of any of the dispute resolution procedures set forth in this Article 12, the Parties shall abide by all their obligations under this Contract without prejudice to a final determination in accordance with the foregoing provisions of this Article 12.

12.3.2 An arbitration under this Section 12.3 may be joined with an arbitration involving common issues of law or fact between the Owner and Contractor or any person or entity with whom Owner or Contractor has mutually agreed or has a contractual obligation to arbitrate disputes if such agreement does not prohibit consolidation or joinder.

12.3.3 Owner and Contractor acknowledge their mutual desire to not be in a position of having duplicative or potentially inconsistent proceedings involving common issues of law or fact. Therefore, if either Party demands the presence of another party substantially involved in a common question of fact or law and whose presence is required if complete relief is to be accorded in the arbitration or to prevent common issues of law or fact being decided in a separate proceedings, and such party cannot or will not be joined in the arbitration but would be present in a legal or equitable proceeding with proper jurisdiction and venue, the demanding Party shall have the right to require the arbitration to removed to any court with proper jurisdiction and venue.

12.4 Attorneys Fees

If a suit, action, arbitration or other proceeding of any nature whatsoever is instituted in connection with any controversy arising out of this Contract, or to interpret or enforce any rights under this Contract, the Parties agree that each Party shall bear its own attorneys' fees in such action and shall have no right to recover attorneys' fees from the other Party, and therefore, to the fullest extent of the law, each Party hereby waives and releases the other Party from any statutory or common law right to recover attorneys' fees; provided however, the foregoing waiver and release shall not apply to the rights under any law or rule of civil procedure providing for the recovery of attorneys' fees for frivolous conduct.

ARTICLE 13
INDEMNIFICATION

13.1 General Mutual Indemnity for Bodily Injury or Property Damage

To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Owner's officers, directors, members, consultants, agents and employees (the "**Owner Indemnified Parties**") from all claims for bodily injury and property damage (other than to the Work itself and other property insured under builders' risk insurance), including reasonable attorneys' fees, costs and expenses, that may arise from the performance of the Work, but only to the extent caused by the negligent acts or omissions of the Contractor, its Subcontractors or anyone employed directly or indirectly by any of them or by anyone for whose acts any of them may be liable. The Contractor shall not be required to indemnify or hold harmless the Owner Indemnified Parties for any negligent acts or omissions of the Owner Indemnified Parties.

To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, its officers, directors or members, employees, agents and Subcontractors (the Contractor Indemnified Parties) from all claims for bodily injury or property damage (other than property insured under builder's risk insurance) including reasonable attorneys' fees, costs and expenses, that may arise from the Owner's performance of its responsibilities under this Contract, but only to the extent caused by the negligent acts or omissions of the Owner, its employees and consultants or other contractors, or anyone for whose acts the Owner may be liable. The Contractor shall not be required to indemnify or hold harmless the Contractor Indemnified Parties for any negligent acts or omissions of the Contractor Indemnitees.

13.2 Indemnity from Liens

Contractor shall defend, indemnify and hold each of Owner Indemnified Parties harmless from and against (i) all mechanics' liens arising from the performance of the Work by Contractor or otherwise caused by any Subcontractor or any employee, agent or Affiliate of Contractor or any of its Subcontractors or anyone else entitled to file a lien under Law; and (ii) any loss, damage or liability (including, but not limited to, reasonable attorneys' fees and other costs) in connection with any and all mechanics' liens filed in connection with Contractor's Work hereunder. This Section 13.2 shall not apply to liens of Contractor which result from non-payment by Owner.

13.3 Contractor's Infringement Indemnity

Contractor shall indemnify and keep indemnified and hold harmless Owner Indemnified Party(ies) from and against any and all third-party suits, actions, claims of any type of character, type or description, based upon any claim of infringement of any patent or other license or intellectual property right (whether by way of trademark or otherwise) resulting directly or indirectly from furnishing of the Work pursuant to this Contract asserted by any third party against any Owner Indemnified Party and any Liabilities, including reasonable attorneys' fees, incurred by such Owner Indemnified Party in connection therewith. Each Party agrees to notify the other as soon as reasonably possible of any material matters with respect to which the foregoing indemnity is likely to apply and of which the notifying Party has actual knowledge. If notified in writing of any action or claim for which Contractor may be liable to provide indemnity, Contractor shall, without limitation, defend (subject to reasonable consultation with Owner) such action or claim at Contractor's expense and pay the cost and damages and attorneys' fees awarded against Owner in such action or claim; provided, however, that Contractor shall have the right to control the defense and settlement of all such actions or claims, which settlement shall be subject to the consent of Owner, if applicable, not to be unreasonably withheld. This Section 13.3 shall not be applicable to any suit, claim or proceeding based on infringement or violation of a patent or copyright (i) relating solely to a particular process or product of a particular manufacturer specified by Owner and not offered or recommended by Contractor; or (ii) arising from modifications to the Work by Owner after Final Completion of the Facility. If a suit, claim or proceeding is based upon the events set forth in the preceding sentence, Owner shall defend, indemnify and hold harmless Contractor to the same extent as Contractor is obligated to indemnify Owner.

13.4 Owner's Environmental, Law and Permit Indemnity

Owner shall defend, indemnify and hold harmless Contractor and its Subcontractors and their respective joint venture partners, directors, officers, agents, employees, shareholders and affiliates (each, an "**Contractor Indemnified Party**") from any and all Liability or Proceedings arising out of (a) any and all environmental related liability or cost arising from or related to the Site, including any actual or alleged injury to persons or property related thereto or any remedial activity (except to the extent the same was caused by the negligence or default of a Contractor Indemnified Party in connection with their performance of the Work); or (b) on account of any violation of any Law or Permit to be complied with by Owner hereunder.

13.5 Contractor's Environmental, Law and Permit Indemnity

Contractor shall defend, indemnify and hold harmless Owner and their respective joint venture partners, directors, officers, agents, employees, shareholders and affiliates (each, an "**Owner Indemnified Party**") from any and all Liability or Proceedings arising out of (a) any and all environmental related liability or cost arising from or related to the environmental hazards brought to the Site by Contractor or any of its subcontractors or suppliers, including any actual or alleged injury to persons or property related thereto or any remedial activity (except to the extent the same was caused by the negligence or default of an Owner Indemnified Party); or (b) on account of any violation of any Law or Permit to be complied with by Contractor hereunder.

13.6 Notice and Settlement of Claims

A Party seeking the benefit of an indemnity under this Article 13 shall give the other Party written notice of any claim giving rise to the indemnity promptly after such Party learns of the same. The indemnifying Party may, at its own cost, conduct negotiations for the settlement of such claim and any litigation that may arise therefrom. The Party claiming the benefit of the indemnity shall not make any admission that might be prejudicial to the indemnifying Party unless the indemnifying Party fails to take over the conduct of the negotiations or litigation within a reasonable time after having been so requested. The indemnifying Party shall not settle any indemnified claim without the indemnified Party's prior written approval (not to be unreasonably withheld or delayed). The Party claiming the benefit of the indemnity shall, at the request of the other Party, provide reasonable assistance for the purpose of contesting any such claim or action, and shall be paid all reasonable costs incurred in doing so and shall have the right to have its own counsel, at its expense, participate in the defense and negotiation of the claim or action.

ARTICLE 14
ASSIGNMENT

14.1 Assignment by Owner

Owner may not assign any or all of its obligations, rights, title and/or interest in and to or arising out of or in connection with this Contract without the prior written approval of Contractor, which approval shall not be unreasonably withheld or delayed. No assignment of Owner's obligations, rights, title and/or interest in and to or arising out of or in connection with

this Contract shall relieve Owner of any obligation hereunder. Contractor hereby consents to the assignment of this Contract (conditionally or otherwise) to any Financing Parties, and shall promptly execute any confirmation of such consent reasonably requested by any Financing Party.

14.2 Assignment by Contractor

Contractor may not assign any or all of its obligations, rights, title and/or interest in and to or arising out of or in connection with the Contract without the prior written approval of Owner, which approval shall not be arbitrarily or unreasonably withheld or delayed. Notwithstanding the foregoing, Contractor may assign its obligations, rights, title and/or interest in and to or arising out of or in connection with the Contract to an Affiliate, without Owner's consent provided that such Affiliate is eligible and qualified to provide services on a federally financed project (e.g., not listed on GSA's Excluded Parties List System or any equivalent list). No assignment of Contractor's obligations, rights, title and/or interest in and to or arising out of or in connection with the Contract shall relieve Contractor of any obligation hereunder.

14.3 Succession

This Contract shall inure to the benefit of and be binding upon the successors and permitted assigns (as provided for by Section s 14.1 and 14.2) of the Parties.

ARTICLE 15
SUBCONTRACTORS

15.1 Subcontracts

Subject to Section 15.2, Contractor may enter into Subcontracts for the performance of the Work and shall be solely responsible for the satisfactory performance of the Work and the acts, defaults and omissions of any Subcontractor notwithstanding any review, approval or other action taken by Owner with regard to the selection of a Subcontractor hereunder. Contractor shall be responsible for the actions of the Subcontractors in their performance of the Work as if such actions were those of Contractor. The issuance of any Subcontract shall not relieve Contractor of any of its obligations under this Contract. All Subcontracts shall be generally consistent with the terms or provisions of this Contract. No contractual relationship shall exist between Owner and any Subcontractor with respect to the Work to be performed hereunder, and no Subcontractor is intended to be or shall be deemed a third-party beneficiary of this Contract. Except as expressly set forth in Section 15.2, nothing contained herein shall (a) create any contractual relationship between any Subcontractor and Owner or (b) obligate Owner to pay or arrange for the payment of any Subcontractor.

15.2 Subcontract Provisions

Contractor shall have written Subcontracts with Subcontractors. Contractor shall make reasonable efforts to require that each such Subcontract shall provide that the rights and obligations of Contractor under each such Subcontract are assignable to Owner, its successors and assigns upon Owner's written request accompanied by proof of source of payment to such Subcontractor's satisfaction, following any termination of this Contract. All subcontracts with

Subcontractors shall provide that all warranties and guaranties that Subcontractor provides to Contractor shall be assignable by Contractor to Owner without the issuing Subcontractor's consent.

15.3 Approved Vendors

Contractor shall not subcontract the supply of any equipment for a price of in excess of Five Hundred Thousand Dollars ($500,000) except to vendors approved for such equipment by Owner (the "**Approved Vendors**"), which approval shall not be unreasonably withheld. Vendors identified on Exhibit E shall be Approved Vendors for the equipment specified therein. If Contractor desires to have an additional vendor approved, Contractor shall propose such addition to Owner's Representative in writing identifying vendor and the type of equipment that could be purchased from such vendor. Within five (5) Days after receipt of Contractor's proposal, Owner's Representative shall have the right to advise Contractor of any objection to such vendor together with the reasons for objection. Contractor shall not subcontract with any vendor that Owner's Representative reasonably objects to. If Owner's Representative fails to respond within such five (5) Day period, Contractor shall have the right to subcontract with such vendor for the equipment identified and shall provide an updated Exhibit E to Owner.

ARTICLE 16
SUSPENSION

16.1 Owner's Right to Suspend

16.1.1 Owner may order Contractor to suspend its performance under this Contract, or any part thereof, for such a time and in such a manner as Owner may consider necessary or desirable. Contractor, during such a suspension, shall properly protect and secure the Work, or such part thereof, affected by such suspension. If such suspension is not the result of a Contractor default, Contractor shall be entitled to payment for costs incurred by Contractor under this Contract up to the effective date of such suspension.

16.1.2 If Owner suspensions (other than suspensions due to Contractor default) exceed ninety (90) days in the aggregate, Contractor may give notice to Owner's Representative requesting permission to proceed. If permission is not granted within twenty (20) days of the delivery of such notice, Contractor may terminate its obligations under this Contract by so notifying Owner in writing.

16.2 Contractor's Right to Suspend

Contractor may suspend performance of the Work hereunder, in whole or in part, upon ten (10) business days' prior written notice to Owner if (i) Owner fails to fulfill its obligation to make payments as provided in this Contract, (ii) Owner breaches or is in default under any financing obligations with any Financing Parties, or (iii) Owner otherwise materially breaches its obligations under this Contract such that Contractor cannot reasonably continue its performance. Contractor's notice shall specify Owner's default and what Owner must do within the 10 business day period to cure such default. No suspension shall occur if Owner cures such default in the 10 business day period.

16.3 Resumption of Work

Upon receipt of notice to resume the Work in accordance with this Contract, Contractor shall examine the Facility and the Work affected by the suspension. Contractor shall make good any deterioration or defect in or loss of such Facility or Work that may have occurred during suspension. Provided that suspension is not necessary by reason of a default on the part of Contractor, in the event of suspension pursuant to this Article 16, the Contract Price shall be increased by the amount equal to the additional costs reasonably incurred by Contractor as a result of the suspension (including costs for the purpose of safeguarding, storage, personnel, Subcontractors or rented equipment costs, demobilization and re-mobilization costs and increased costs or charges incurred for rescheduling) and the scheduled dates specified in this Contract, the Schedule, and all other dates and milestones herein by which Contractor's responsibilities are measured shall be adjusted to reflect any delays resulting from such suspension (including a period equal to the suspension period, a period for demobilization and re-mobilization plus any additional period required). If Contractor shall, solely in consequence of such suspension, be required to perform any Correction Period obligations at a time which exceeds the original schedule for Correction Period obligations that would have been applied if there were no suspension, the additional cost of complying with the Correction Period obligations shall be added to the Contract Price.

16.4 Compliance with ARRA

Notwithstanding the foregoing, the provisions of this Article 16 regarding suspension shall be enforceable only to the extent that the Owner may be allowed to suspend the Work or this Contract for convenience or any other reason in accordance with and without contravening the requirements of Section 1603 of the ARRA.

ARTICLE 17
TERMINATION

17.1 Termination by Owner for Cause

17.1.1 Owner may terminate the Work and this Contract after the occurrence of one or more of the following events of default and if, following a written notice from Owner to cure such event of default, said event of default continues to exist for ten (10) business days after (a) the occurrence of an Insolvency Event involving Contractor; or (b) Contractor defaults in its performance under a material provision of this Contract; provided, however, that Owner may not terminate this Contract if, after notice of such default and prior to expiration of the ten (10) business day period set forth above, Contractor has commenced and is diligently pursuing efforts to cure such breach.

17.1.2 In the event of termination as provided in Section 17.1.1, Owner shall compensate Contractor for all Work properly achieved as of termination, but Owner shall not compensate Contractor for any other costs associated with the termination of the Work. Upon termination and such payment, Contractor shall deliver to Owner possession of the Work in its then condition, including all Documents, Materials and construction supplies dedicated solely to construction of the Facility.

17.1.3 In the event of termination as provided in Section 17.1.1, Owner shall have the right, at its sole option, to assume and become liable for any reasonable written obligations and commitments that Contractor may have in good faith undertaken with third parties in connection with the Work, which obligations and commitments are by Law or by their terms assumable by Owner and are not covered by the payments made to Contractor under Section 17.1.2. If Owner elects to assume any obligation of Contractor as described in this Section 17.1.3, then as a condition precedent to Owner's compliance with any subsection of this Article 17, Contractor shall execute all papers and take all other reasonable steps requested by Owner that may be required to vest in Owner all rights, set-offs, benefits and titles necessary to such assumption by Owner of such obligations. Owner agrees to indemnify and hold Contractor harmless against any Liability under any obligations assumed by Owner pursuant hereto.

17.2 Termination by Contractor for Cause

17.2.1 Contractor may terminate the Work and this Contract after the occurrence of one or more of the following events of default and if, following a written notice from Contractor to Owner specifying the alleged events of default and requesting Owner to cure such events of default, said event of default continues to exist for ten (10) business days in the event of a payment default, and thirty (30) days in the event of any of the other defaults described below:

(a) the occurrence of an Insolvency Event involving Owner; or

(b) Owner defaults in its performance under a material provision of this Contract, including the obligation to make any payment hereunder; provided, however, that Contractor may not terminate this Contract if, for all cases except for the obligation to make or complete any payment, after notice of such default and prior to expiration of the thirty (30) day period set forth above, Owner has commenced and is diligently pursuing efforts to cure such breach.

17.2.2 In the event of termination as provided in Section 17.2.1, Owner shall pay to Contractor (a) that portion of the Contract Price associated with all Work properly achieved up to the date of Owner's receipt of notice of termination, (b) any costs reasonably incurred by Contractor in terminating the Work, including cancellation charges owed to third parties, (c) and additional compensation in the amount of five percent (5%) for the portion of the remaining unpaid Contract Price, but in no event shall the total amount exceed the Contract Price.

17.2.3 Contractor shall provide a copy of any notice of default issued pursuant to this Section 17.2 to all Financing Parties, who each shall have an independent right to cure any default of the Owner within a reasonable period, which period shall not be less than ten (10) business Days in the event of a payment default, and not less than thirty (30) days in the event of any of the other defaults.

17.3 Due to Force Majeure

If (a) Owner wholly suspends the Work on the Facility for six (6) consecutive months due to the occurrence of a Force Majeure suffered by Owner; or (b) Contractor is prevented from performing the Work for a period of six (6) consecutive months as a result of the occurrence of a Force Majeure suffered by Contractor, then the affected Party may terminate this Contract at no cost or penalty, other than the payment of all accrued payment obligations due and payable

pursuant to this Contract (excluding loss of anticipated profits for the Work not yet performed by Contractor) upon not less than fifteen (15) days prior written notice to the other Party; provided, however, that nothing in this Section 17.3 shall relieve or excuse either Party from its obligations under Sections 17.5 and 17.6.

17.4 Due to Owner's Convenience

If Owner determines it is in its best interest to terminate this Contract for its convenience, then Owner may terminate this Contract by written notice to Contractor. If such notice is given prior to Contractor's written acceptance of the Notice to Proceed, such termination shall be at no cost or penalty. If such notice is given after Contractor's written acceptance of the Notice to Proceed, Owner shall pay Contractor the sum of (a) all accrued payment obligations due and payable pursuant to this Contract for Work satisfactorily completed and materials satisfactorily supplied, and (b) any third-party costs reasonably and necessarily incurred by Contractor that are attributable to and incurred in terminating the Work, including commercially reasonable cancellation charges. Such payment shall be made by Owner to Contractor not less than fifteen (15) days after Contractor has provided Owner written notice of the amounts due. Nothing in this Section 17.4 shall relieve or excuse either Party from its obligations under Sections 17.6 and 17.7.

17.5 Exclusive Remedy

Owner's payment to Contractor of all amounts owing pursuant to Section 17.1, 17.3 or 17.4, as applicable, shall be Contractor's exclusive remedy against Owner in the event of any termination. Contractor shall not be entitled to loss of anticipated profit on this Contract, lost profits, unabsorbed overhead or other damages or expenses

17.6 Actions Required Following Termination

Upon early termination of the Work, each Party shall be immediately released from any and all obligations to the other Party (except for the obligation of each Party to pay any amount then accrued or due hereunder, or otherwise due under this Contract), Contractor immediately shall discontinue the Work and remove its personnel and construction equipment from the Site, and except for termination due to Owner's default, Owner shall be entitled to take exclusive possession of the Materials and all or any part of the Materials delivered or en route to the Site, to the extent that Owner has paid Contractor all undisputed amounts hereunder then due and payable from Owner to Contractor. Contractor shall immediately take such steps as are reasonably necessary to preserve and protect Work completed and in progress.

17.7 Termination and Transfer of Subcontracts and Other Rights

Upon the early termination of the Work pursuant to this Article 17, including pursuant to Section 17.4, if requested by Owner, Contractor shall make reasonable efforts to cancel existing Agreements with Subcontractors performing Work at the Site. If early termination of the Work occurs due to the default by Contractor, Contractor shall also, upon request by Owner (a) deliver and assign to Owner, pursuant to a document produced by Contractor and reasonably acceptable to Owner, any and all Subcontracts, purchase orders, bonds and options made by Contractor for Work to be performed at the Site (but in no event shall Owner be liable for any action or default

of Contractor occurring prior to such delivery and assignment (except to the extent such action or default was caused by Owner) and Contractor shall defend and hold harmless Owner against any such liability); and (b) deliver to Owner originals of all Subcontracts and all papers and documents relating to Contractor Permits, orders placed, bills and invoices, lien releases related to the Work. All deliveries hereunder shall be made free and clear of any liens, security interests or encumbrances, except as may arise hereunder, be created by Owner or may arise in favor of Contractor due to non-payment by Owner. Except as provided herein, no action taken by Owner or Contractor after the termination of the Work and/or this Contract shall prejudice any other rights or remedies of Owner or Contractor provided by Law, this Contract or otherwise upon such termination.

17.8 Surviving Obligations

Termination or expiration of this Contract shall not relieve either Party of any obligations hereunder which expressly or by implication survive termination hereof. All representations, warranties, indemnities and confidentiality obligations of the Parties shall survive the termination or expiration of this Contract. Except as otherwise provided in any provision of this Contract expressly limiting the liability of either Party, shall not relieve either Owner or Contractor of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination or arising out of such termination, and shall not relieve Contractor of its obligations as to portions of the Work or other services already performed or of obligations assumed by Contractor prior to the date of termination. This Section 17.8 shall survive the termination or expiration of this Contract.

17.9 Compliance with ARRA

Notwithstanding the foregoing, the provisions of this Article 17 regarding termination shall be enforceable only to the extent that the Owner may be allowed to terminate the Work or this Contract for convenience or any other reason in accordance with and without contravening the requirements of Section 1603 of the ARRA.

ARTICLE 18
LIMITATIONS OF LIABLITY

18.1 General Limitation of Liability

Contractor's maximum aggregate Liability under this Contract (including for Liquidated Damages) from any and all causes shall in no case exceed the sum of: the lower of one hundred percent (100%) of the Contract Price (as the same may be adjusted in accordance with this Contract) or one hundred percent (100%) of the amount of the actual payments for the Work received by Contractor hereunder.

18.2 Mutual Waiver of Consequential Damages

Except to the extent of the Liquidated Damages, Performance Bonus, Schedule Bonus or the termination payments described in Article 17, in no event shall either Party be liable to the other for any indirect, special, incidental, consequential or exemplary damages (which includes loss of profit, revenues or savings), or for costs of procurement of substitute goods whether

arising in contract, equity, tort, or other basis for Liability, even if it has been advised of the possibility of such damages.

18.3 Limitations

The foregoing limitations on Liability in this Article 18 shall:

(a) not limit Owner's right to receive proceeds of the types and amounts of Contractor's insurance required to be maintained pursuant to Article 11 of this Contract;

(b) not apply to limit, nor shall they include, the costs of Contractor's or Owner's indemnification obligations under Article 13; or

(c) exclude any Liability of Contractor or Owner stemming from the gross negligence, fraud or willful misconduct of Contractor, any Subcontractor, or their respective employees or Owner or its employees, respectively.

ARTICLE 19
NOTICES

All notices and other communications required or permitted to be given under the Contract (including any approvals, consents, instructions, orders, and certificates) shall be in writing and delivered by hand (including by messenger or courier) or by airmail post or special courier or by telecopier or facsimile (receipt confirmed), at the addresses or numbers set forth below or at such other addresses or numbers as the Party receiving notice shall subsequently designate by way of replacement by giving ten (10) Days' written notice to the other Party pursuant to this Section :

If to Owner:	US Nevada LLC 1505 Tyrell Lane Boise, Idaho 83706 Attention: Daniel Kunz Fax: (208) 424-1030
with a copy for any notice of claim or dispute to:	Givens Pursley LLP 601 W. Bannock Street Boise, Idaho 83702 Attention: Franklin G. Lee Fax: (208) 388-1300
If to Contractor:	Benham Constructors, LLC 9400 N. Broadway, Suite 300 Attn: Mike Gwyn Oklahoma City, Oklahoma 73114

with a copy to: Benham Constructors, LLC
9400 N. Broadway, Suite 300
Attn: Legal Department
Oklahoma City, Oklahoma 73114

Any notice sent by telecopier or facsimile transmission shall be confirmed within two (2) Days after dispatch by notice sent by certified mail or special courier. Any notice or confirmation of notice sent by certified mail or special courier shall be deemed (in the absence of evidence of earlier receipt) to have been delivered ten (10) Days after dispatch and in proving the fact of dispatch, it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and conveyed to the postal authorities or courier service for transmission by certified mail or special courier. Any notice delivered by hand, facsimile, telecopier or telegram shall be deemed to have been delivered on the date of its dispatch.

ARTICLE 20
MISCELLANEOUS

20.1 Governing Law

This Contract shall in all respects be governed by and construed under the laws of the State of Nevada, without regard to the principles of conflict of laws. The selection of Nevada law shall conclusively be presumed to be a significant, material and reasonable relationship with the State of Nevada and shall be enforced whether or not there are other relationships with the State of Nevada. Any dispute arising under or related to this Contract shall be resolved by a court of competent jurisdiction in Nevada and each Party hereby irrevocably and unconditionally submits to such exclusive jurisdiction and venue.

20.2 Construction

This Contract and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Contract and such other documents and instruments shall be construed as though the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting Party shall not be applicable to this Contract or such other documents or instruments.

20.3 Nature of Agreement

Contractor and its Subcontractors shall be independent contractors with respect to the Work, irrespective of whether such Subcontractors are selected or approved by Owner, and neither Contractor nor its Subcontractors, nor the employees of either, shall be deemed to be the servants, employees, representatives or agents of Owner. This Contract does not create any agency, partnership, joint venture or other joint relationship between Owner and Contractor. Nothing contained in this Contract shall be construed (a) to authorize either Party hereto to act as agent for the other Party or to permit a Party hereto to undertake any contract or other obligation for the other Party or (b) to create any agency, partnership, joint venture or other joint relationship between the Parties.

20.4 Severability

In the event that any of the provisions or portions, or applications thereof, of this Contract become invalid, illegal or unenforceable in any respect under the Law of any jurisdiction, Owner and Contractor shall negotiate an equitable adjustment in the provisions of this Contract with a view toward effecting the purpose of this Contract, and the validity and enforceability of the remaining provisions or portions, or applications thereof, shall not be affected thereby.

20.5 Amendments and Waivers

This Contract may not be changed or amended orally, and no waiver hereunder may be oral. Any change or amendment or any waiver of any term or provision of, or consent granted under, this Contract shall only be effective if given in writing and signed by the waiving or consenting Party (or both parties in the case of a change or amendment). Subject to Section 20.5, no relaxation, forbearance, delay, indulgence or failure by either Party to enforce any of the terms, covenants, conditions or other provisions of this Contract at any time shall in any way prejudice, affect, limit, modify or waive that Party's right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision hereof, any course of dealing or custom of the trade notwithstanding. No delay or omission on the part of a Party shall operate as a waiver thereof, nor shall any waiver by either Party of any breach of the Contract operate as a waiver of any subsequent or continuing breach of the Contract.

20.6 Interpretation

Where the context requires, words importing the singular shall include the plural and vice versa, and words importing persons shall include entities. A reference in this Contract to any article, section, exhibit, clause or paragraph is, except where it is expressly stated to the contrary, a reference to such article, section, exhibit, clause or paragraph in this Contract. Headings are for convenience of reference only. Each reference to this Contract shall include a reference to each agreed variation of or supplement to this Contract as may be amended, varied or supplemented from time-to-time. Where the context requires, any reference to a person, entity or Party shall include such Party's successors and permitted assigns. References to the word "include" or "including" are to be construed without limitation.

20.7 Counterparts; Transmitted Copies

This Contract may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. To expedite the process of entering into this Contract, the Parties acknowledge that transmitted copies of this Contract shall be equivalent to original documents until such time (if any) as original documents are completely executed and delivered. For purposes of this Section, "transmitted copies" mean copies that are reproduced or transmitted via facsimile or another process of complete and accurate reproduction and transmission.

20.8 Further Assurances

Owner and Contractor shall use reasonable endeavors to implement the provisions of this Contract, and for such purpose each, at the request and expense of the other, shall, without

further consideration, promptly execute and deliver or cause to be executed and delivered to the other such, consents, documents or other instruments in addition to those required by this Contract as the other may reasonably require to implement any provision of this Contract.

20.9 Exclusion of Third Party Rights

Except as may be expressly provided otherwise in this Contract, nothing herein is intended nor shall it be construed as conferring any benefits or rights on any third party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Contract to be executed on the date first above written.

Owner:

USG Nevada LLC

By: ______________________________

Daniel Kunz, President and CEO

Contractor:

By: ______________________________

Name: ______________________________

Title: ______________________________

EXHIBIT A

SCOPE OF WORK DOCUMENTS

A-1 Guaranteed Conditions

A-2 Site-Specific Design Conditions and Design Criteria Exceptions

A-3 Design Criteria

A-4 P&IDs

A-5 Electrical 1-lines

A-6 Basis of Estimate

EXHIBIT A-1

GUARANTEED CONDITIONS

Revision Index

Revision	Date	By	Description
0	August 27, 2010		Issued as an Exhibit in San Emidio Contract

1. Guaranteed Conditions

Table 1 is the Guaranteed Conditions for the Guaranteed Output , as also described in the heat and mass balance diagram for the Guaranteed Output condition. (Figure 1).

Table 1: Guaranteed Conditions

Condition	Brine Mass Flow per Unit	Brine Inlet Temp	Wet Bulb Temp	Guaranteed Output
	lbs/hr	(°F)	(°F)	(kW)
"Guaranteed Output"	***	***	39.0	***

<<Remainder of Page Intentionally Left Blank>>

*Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

Exhibit A
Guaranteed Design for Guaranteed Output (Clean)
San Emidio, Nevada

1.1. Location Where Guaranteed Output is Measured

The Guaranteed Output (in kW) shall be demonstrated in the Capacity Test. The net output from the Unit shall be measured at a revenue-quality power meter provided and installed as part of the Work and located on the 12.5 kV system after all electrical loads for the Unit have been met, and prior to any electrical loads that are not part of the Unit (e.g. geothermal production pumps).

1.2. Adjustment for Additional Parasitic Loads

In the event that design of the Facility requires that one or more of the electrical loads required for the operation of the Unit during the performance tests are met beyond the meter described in Paragraph 1.1 (e.g. air compressors) such electrical loads shall be deducted from the measured output of the Unit, prior to the application of any correction curves or other adjustments to the measured output of the Unit.

Lighting, heat tracing, and other such intermittent loads inside the Facility shall not be deducted from the performance test output, unless specifically called out as such in the list of loads on the heat and mass balance diagram (Figure 1). If such loads are met prior to the meter described in Paragraph 1.1, then such loads shall be added to the measured output of the Unit, prior to the application of any correction curves or other adjustments to the measured output of the Unit.

1.3. Adjustments for Conditions During the Performance Test

The measured output from the Unit shall be adjusted with the Corrections Curves and other factors per the procedures of the Performance tests.

EXHIBIT A-2

SITE-SPECIFIC DESIGN CONDITIONS
San Emidio, Nevada

Revision Index

Revision	Date	By	Description
0	August 27, 2010		Issued as an Exhibit in San Emidio Contract

Table of Contents

*Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

1. Guaranteed Conditions

The Guaranteed Conditions for performance testing are provided in Exhibit A-1.

The Guaranteed Conditions define the Guaranteed Output of the Unit after having been constructed according to the general design conditions of Section 3 below, and prior to material fouling of the heat exchangers.

2. General Design Conditions

Each Unit will be designed to deliver the design output assuming fouling of the heat exchange surfaces, and other requirements, as provided in the Exhibit A-3, the Design Criteria. Table 1 lists the design output of the Unit at the design conditions, including the effect of the required fouling factor allowances. Table 1 is derived from the heat and mass balance diagram for the Design Conditions. (Figure 1).

Table 1: Design Conditions

Condition	Brine Mass Flow per Unit	Brine Inlet Temp	Wet Bulb Temp	Design Output
	lbs/hr	(°F)	(°F)	(kW)
"Design Output"	***	***	39.0	***

<<Remainder of Page Intentionally Left Blank>>

Exhibit A
Design Basis - Fouled
San Emidio, Nevada

***

3. Design Range

The following conditions describe the range over which each Unit must be designed to operate safely and reliably.

The elevation of the Site is approximately 4075 ft above sea level. Therefore, the design atmospheric pressure is 12.67 psia.

Table 2: Design Range for Safe Operation

Condition	Brine Flow per Unit	Brine Inlet Temp	Brine Exit Temp	Brine Pressure	Dry Bulb Temp	Wet Bulb Temp
	lbs/hr (gpm)	(°F)	(°F)	(psig)	(°F)	(°F)
Normal Operating Range	*** to *** from design condition of *** lbs/hr (*** gpm)	*** to ***	*** to ***	*** to ***	-20 to +100	0 to +70
Maximum or Minimum Design Value	Max = *** lbs/hr (*** gpm at inlet condition) Min = *** klbs/hr	***	***	***	-30 (min) 110 (max)	-30 (min) 80 (max)

4. Facility Location

The San Emidio Unit #1 geothermal power plant is located in Washoe County, Nevada, as shown in Figure 2.

- The legal description of the site, as of 8/15/10 is: T. 29N., R. 23E., Section 16, N ½ SE ¼, M.D.M., Washoe County, Nevada.
- The geographic latitude and longitude in WGS84 are: N 40.3803 degrees, W 119.3998 degrees
- The Physical address is

  USG Nevada LLC
  SR 447 MM60
  Rodeo Creek Rd.
  Empire, NV 89405

Figure 2: San Emidio Location



Winnemucca
Dirt Road
Granite Creek
Ranch Property
Gerlach Property
Gerlach
Empire
San
Emidio
Project
Mile Marker 60
Pyramid Lake
Indian Reservation
Pyramid
Lake
State Route 447
Interstate 80
Nixon
Wadsworth
Fernley
To Sacramento
Reno
NEVADA

5. Facility Historic Weather Information

Weather and seismic data related to building code design conditions shall be determined by the Contractor and documented in writing to the Owner.

Weather data is taken from a compilation of regional sites. The wind rose provided below is from an on-site weather station.

Table 3: Typical Average Temperature Data

month	drybulb (°F)	Relative humidity (%)	wetbulb (°F)
Jan	31.4	64.5	27.7
Feb	36.9	57.4	31.5
Mar	42.4	43.9	34.2
Apr	50.3	39.7	39.7
May	60.0	32.6	45.5
Jun	69.3	25.4	50.1
Jul	78.6	21.1	54.7
Aug	73.6	20.6	51.3
Sep	64.7	27.9	47.7
Oct	51.4	38.2	40.3
Nov	40.5	58.7	34.8
Dec	31.9	62.4	27.9
Average	**52.6**		**40.4**

Table 4: Averages of the Daily High and Low Temperatures

	Avg Low	Avg High	#days > 90 °F
Annual	35.7	67.4	64
Jul-Aug	54.0	92.1	45
Jan&Dec	20.0	44.0	0

Figure 2: Wind Rose – San Emidio Weather Station Period of Record (Mar 08 – May 10)

WIND ROSE PLOT:
San Emidio - Phase 1
Period of Record - Mar 08 through May 10

DISPLAY:
Wind Speed
Direction (blowing from)


NORTH
SOUTH
WEST
EAST
10%
8%
6%
4%
2%
WIND SPEED
(Knots)
>= 22
17 - 21
11 - 17
7 - 11
4 - 7
1 - 4
Calms: 1.41%

COMMENTS:	DATA PERIOD:	COMPANY NAME:	
	2009-2010 Jan 1 - Dec 31 00:00 - 23:00	MODELER:	
	CALM WINDS: 1.41%	TOTAL COUNT: 8540 hrs.	
	AVG. WIND SPEED: 5.82 Knots	DATE: 6/9/2010	PROJECT NO.:

WRPLOT View - Lakes Environmental Software

6. Design Criteria Exclusions and Exceptions

Exhibit A-3 (the Design Criteria) was created to be a generic document providing specifications for all types of binary cycle geothermal power plants, including water cooled plants, air-cooled plant, plants using a working fluid of either R-134a or pentane, etc. This document is intended to list sections within the design criteria that are not applicable for the specific technologies chosen for the Facility. Those exclusions are provided in Table 2 below:

Table 3: Exclusions from Exhibit A-3 (Design Criteria)

Paragraph or Section Number of Exhibit A-3	Title of Paragraph/Section or brief description of exclusion within listed Paragraph/Section	Comments
6.4	Air-Cooled Condensers	Exclude all of 6.4
6.11.4	Fire Protection system	Exclude all of 6.11.4
6.12	Raw Water System	Exclude the portion of 6.12 regarding the raw water pump and pressure tank.
6.13	Service Water System	Exclude 6.13.c and 6.13.e.
6.13.1	Potable Water System	Exclude all of 6.13.1
6.14	Sanitary Sewage Disposal	Exclude all of 6.14
6.15	Indoor Plumbing	Exclude all of 6.15
9.8.2	Fire Water Pump and Mechanical Equipment Houses	Exclude all of 9.8.2 regarding a fire water pump house
9.8.3	Office Buildings	Exclude all of 9.8.3
9.8.4	Shop	Exclude all of 9.8.4

Table 4: Exceptions to Site Specific Design Conditions (A-2) and Design Criteria (A-3)

Paragraph or Section Number	Issue	Resolution
Exhibit A-2		
Table 2, second row	Maximum brine design pressure of 275 psig. 150 pound flanges on power island have a maximum working pressure of 225 psi.	Brine piping has been designed with ANSI 300 flanges. Evaluation of impact on power island supply must be made before specification can be accepted.
Exhibit A-3		

Paragraph or Section Number	Issue	Resolution
6.1.2	Maintenance accessibility	Approved general arrangement drawings shall be deemed satisfaction of this requirement.
6.1.3	Pump layout requirement	Waiver of requirement to include space in layout for an additional pump.
6.2.3 (a)	Requirements for design pressure The discharge pressure is related to the suction pressure. Max suction pressure could be *** psi in summer *** x ***o DWP *** min, and this ignores the *** speed. Alternatively this is ***of *** = *** Plant currently not designed to handle these high pressures.	Engineering analysis and the HAZOP must be performed to determine B31.1 requirements and safety protections.
6.2.4 and 6.2.5	Requirement for Victaulic Press-fit for instrument air and lubricating oil systems	Requirement on hold pending engineering analysis of costs and benefits and disbenefits over 30 year project life
6.2.6 last paragraph	Brine pipe sizing requirements	Brine piping and valves is 18" for all total flow into or out of the power plant, and 12" for all single well flows. Brine control valves inside the power plant are 14". All brine sizes may be re-evaluated.
6.2.14	Inspection requirements for welds in brine and refrigerant.	No waiver for brine pipe requirement of 5% radiographic inspection, or 5% x-ray requirements of field welds of refrigerant pipe. Requirement is increased to 10% because 10% x-ray has already been included in the budget. Requirement can be revisited, including full circumferential versus bottom only. Hold on refrigerant shop weld inspection requirements. Evaluate B31.1 applicability and requirements.

Paragraph or Section Number	Issue	Resolution
6.4.5 (a) and 6.6.1.1	Baldor cooling motor requirement is not part of base price	Hold on requirement. Discussions with Baldor to determine willingness to support motor and with Builder to determine if any cost impact.
6.5	Condenser tube fouling factors and tube materials is based on certain material and tube design assumptions	Fouling factors are only applicable for tubes that are: • either copper or copper-bearing alloys • have enhanced heat transfer surfaces on the inside of the tube • have high heat transfer enhancements on the outside of the tube.
6.7.1	Shop testing	Hold. Reasonable cost basis to be determined.
6.7.6	Spares for pumps	Waive. Scope is defined by P&IDs
6.10	Location of air compressors	Hold. specific requirement, except that air compressors shall not draw air conditioned air nor discharge hot cooling air or dehydration water vapor back into compressor suction area.
7.1, second paragraph, and 7.5, first paragraph	Requirement for 240V 3 phase electric power	208 V 3 phase electric power is accepted as an alternative
7.4	UPS	The scope basis of thirty minutes is accepted. The control room is not connected to the diesel generator, so Contractor shall prepare a Change Order for emergency power for the control room.
7.5	Convenience outlets	8 foot spacing waived for chemical building. Corrosion protection of outlets to be considered in design. Spacing in MCC per vendor standards.

Paragraph or Section Number	Issue	Resolution
7.10	60kV step up transformer specification requirements	Requirement of 99.5% efficiency shall be met. Cost basis is a high quality utility grade transformer. Only the incremental direct cost, if any, to meet the efficiency requirement shall be subject to Change Order. All other requirements of 7.10 shall be met, including any possible size changes to meet operating conditions.
7.12	Motor size for 480/4160 changeover	Builder may supply any requested exception in writing.
7.12	Motor heater size requirement	Hold. Builder to provide Builder's standard for approval by Owner. Criteria may include criticality of service, location, and run time percentages.
7.12	Motor bearing temperature and vibration measurements	Hold. If not possible to meet requirements, then options to meet intent of requirement shall be provided for approval.
7.12	Motor cooling coil requirements	Hold. May not be applicable, especially as no cooling water is available. For further discussion.
7.15.2	Revenue quality meter to measure guaranteed output	It is believed that the existing 1 line can be re-organized to meet requirement at no incremental cost. There is no requirement for the design basis of a revenue quality meter on the gross output from the Unit
8.2 and 8.3	Control system design not fully defined	Hold. The non-italicized portion is expected by Owner to be in large part the basis of supply, and the italicized portion will be re-written to accurately define the final system actually selected. A wide degree of latitude in design to meet the functional requirements is acknowledged by the Parties.
8.5.1	Noise reduction trim requirements may not be sufficient	Hold. Builder shall make all reasonable efforts to make work environment safe through noise reduction and noise absorption. Owner approval of final design required, not to be unreasonably withheld.
8.6.2	Transmitter requirements in high vibration service.	Hold. Expertise to be sought and issue resolved.

Paragraph or Section Number	Issue	Resolution
8.6.4	Flow transmitter type	Flow transmitter selection will use high quality UT meter as cost basis.
9.3.5	Hydroblast containment	Hold. Not in cost basis.
9.3.7	Basin design issues	• Flat floor option is included in Design Criteria. • Hold basin depth and wall height above ground. Cost basis is 3' with only 6" of wall above normal ground level.
9.3.8	Pump pit design	• Hold pump pit design pending completion of basin cleaning system design.
9.3.9	Chemical building requirements, including building heating cooling, and spill containment. Emergency heating.	Spill containment is at least 110% of largest tank only. However, each tank will be provided with a small additional leak containment. Heat trace will be available off of diesel generator. Design of building is a hold. Cost basis is as provided in BOE (Exhibit A-6) Design evaluation of Clearspan building and/or hydronic floor heating and swamp cooler.
13.2	Need clarity on requirements for documentation	Builders shall submit a more detailed and specific documentation plan to Owner for approval.

<<Last Page>>

EXHIBIT A-3

DESIGN CRITERIA

The 80 pages of text and 18 pages of schematic designs that comprise Exhibit A-3 have been omitted pursuant to a confidential treatment request. This confidential portion has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-6

BASIS OF ESTIMATE

Revision Index

Revision	Date	By	Description
2	August 27, 2010		Issued as an Exhibit in San Emidio Contract

The purpose of this document is scope clarification. The Contractor has used its own information and techniques to develop the Project Cost in order to fulfill the entire Work of the Facility.

Site Survey – Benham will provide a topographic survey of the specific area where the new equipment is being installed and along the specific alignment of the offsite utility lines.

Geotechnical Survey – Benham will provide a new geotechnical study for the site. The current layout has used the preliminary geotechnical study to site the generator and the cooling towers. Per this first study the soils under the generator and the cooling tower are adequate and do not require a structural fill to be placed between the current soils and the slabs. If the new study results in different soil classifications then Benham reserves the right to re-evaluate the proposed design of the foundation systems for the equipment and towers.

Site Grading – Benham will regrade the site to meet the needs of the equipment and process. Based on the preliminary grades Benham has estimated 3,320 CY of unclassified excavation for inside the power plant site fence. Benham has not included any disposal of debris/trash that may be located on the site.

Gravel - Benham will provide gravel in the areas immediately around the equipment and also for the drives. Benham has estimated 90,000 sf of area to receive gravel. Final site gravel sections will be determined by the revise geotechnical report. For the purpose of this proposal we have assume the following section:

Subgrade: Top 4" of soil to be removed and stocked piled on site. Subgrade to be compacted to 95% standard density

Sub-base: 8 inches of pit run compacted to 95% standard density

Base: 6 inches of crushed road mix compacted to 95% standard density

Fence: Benham proposes an 8 foot high chain link fence around the entire site. Estimated length is 1,640 lf. Benham will remove the existing fence and dispose offsite at an approved disposal site.

Erosion Control – Benham will provide sufficient erosion control to meet the requirements of the government having jurisdiction over the county construction activities.

Chemical Building – Benham will provide a 1,125 sf pre-engineered building with a concrete slab to house the cooling water chemical treatment equipment. The building will be designed to meet IBC 2006 Code and any County and State amendments. The Chemical building will include:

Two manually operated overhead doors for installation treatment equipment.

Mandoors to meet code requirements

*Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

Electrical heating to maintain temperatures above 40°F and ventilation per IBC 2006
Electrical panels and step down transformers for all equipment within the building
Motor starters for pumps
A minimum of 30 footcandle of general lighting and photocell controlled electrical lighting at the doors.
An underfloor wastewater collection system to collect spills in the room from the chemical treatment operations.
Standalone safety shower/eye wash station near the chemical storage area
A secondary containment area will be provided around the chemical storage tanks
Electrical grounding system
R19 insulation for the ceiling and the walls. Insulation will be exposed.
General purpose 20 amp, 120 volt receptacles

Chemical Treatment – Benham will work with WaterTech to develop a tailored water treatment process specific for the well water used as makeup water for the cooling towers. The following system is a proposed system subject to change. Benham will collect water samples of the specific well water and run an analysis to determine the chemical makeup of the water. From that analysis Benham will revise the proposed water treatment to meet the specific needs of the cooling tower. The proposed chemical treatment equipment includes:

2	BiSulfite Chemicaol Metering Pump
2	AntiScalant Pump
2	Acid Trim Pump
2	SAFE Systems for BisSulfite & Antiscalant (set-up fee only WATERTECH retains ownership)
3	Chemical Injection Quills
1	Megatron Cooling Tower Controller with the following features: Tower Conductivity Tower pH Tower ORP Selectable Feedtimers Modbus Comminications
2	Flow Sensors for make up water and tower blowdown lines
1	Blowdown Valve 2"
2	Cooling Tower Treatment Pumps
2	Chlorine Pumps
2	Bromax Pumps
2	Acid Feed Pumps
4	Chemical Injection Quills
3	Kynar Chemical Tubing; 500 ft rolls
2	Acid Dultion Trays
1	300 Gallon Acid Tank – This is an existing tank provided by US Geothermal
1	200 Gallon AntiScalant Tank – This is an existing tank provided by US Geothermal
1	200 gallon Bromax Tank – This is an existing tank provided by US Geothermal
1	200 gallon chlorine tank - – This is an existing tank provided by US Geothermal

Potable Water - No potable water is proposed for the project site.

1.5 MW Diesel Generator – Benham will provide a 1.5 MW diesel generator. A concrete pad is proposed to support the generator. Benham is not responsible for the air permitting for this generator. *(Air permitting in Washoe County Nevada is under the jurisdiction of the Washoe County District Health Department. Sources with emissions between 10 lb/day and 125 lb/day are required to undergo case-by-case BACT review. The proposed generator will exceed 125 lb emissions within 4 hours of operation. If the plan is to operate more than 4 hours in a day then you would be required to apply LAER (Lowest Achievable Emission Rate) because emissions would be greater than 125 lb/day. Benham has not included any BACT or LAER emissions controls for the proposed electrical generator since we do not know the hours of operation required.)* Generator will include a 2,500 gallon double walled tank for diesel fuel.

MCC Building – TAS will provide a MCC building to house all the electrical panels and switch gear associated with the electric generating equipment. This includes the generator skid and the cooling water/tower operations. The building will include the necessary lighting and ventilation in order to maintain and protect the equipment. The building will be installed on top of a concrete slab designed to meet the requirements of the building loads.

Geothermal Turbine Generator – TAS will provide a complete geothermal turbine generator. See TAS proposal for details.

Cooling Towers – Cooling towers will be provided to support the geothermal turbine generator needs. See TAS proposal and Appendix A of this report for details. A basin 6' wider than the tower and 3' deep (floor to top of curb) will be provided to collect all water discharged from the tower, and a pump pit that complies with pump manufacturer and design standards will be provided. A small water heating device will be provided in the water collection basin for use in the winter when temperatures are lower than 34°F. The inside dimension of the basin are 48' by 264' long.

In addition to the basin Benham will provide a cooling water pit for the circulation pump. It is important to note the transition between the basin and the pit will be via a 12 foot flume. The flume has been selected to ensure the water action does not affect the operation of the pump. One concern is if the water dropped straight into the pit it would disturb the water resulting in air entrainment and thus affect the operation of the pump.

Cooling Water Piping – Cooling water piping between the cooling towers and the geothermal turbine generator will be freeze-protected during winter months and temperatures lower than 34°F. The piping will be properly supported. Specific design criteria are:

Flow Rate: 33,902 gpm or per TAS design
Pipe Size: Per P&IDs.
Installed above ground on supports
Drains will be installed in the cooling water header system to ensure proper draining of lines back into the basin during shutdown in winter months.

Makeup Water – Will be provided through a 12" HDPE SDR21 line installed between the existing well and the cooling tower basin. Specific design criteria are:

Flow Rate: 750 gpm, 40 psi minimum
Pipe Size: 12"
Maximum Pressure: 100 psi
Buried pipe: Minimum cover of 24"

Pump size: The current pump is assumed to be 750 gpm at 150' TDH at the exit of the well property.

The trench has assumed to be entirely unclassified excavation done with a back-hoe or similar.

Pipe will be able to be bedded with suitable native materials from the along the pipeline route area.

Install automatic vacuum air release valve at high point buried in a 48 inch fiberglass manhole with a lid

Install drain at low point

Includes all equipment and labor for complete installation, dust control, tie-ins and testing.

Brine Piping – Benham will provide brine piping from the geothermal turbine generator skid to the appropriate existing lines. The tie-in locations are shown on drawing P-100. Specific design criteria are:

12" and 18" Production Line for new piping

18" Injection Line for new piping

All piping is insulated with metal jacketing, (3 inch production and 1 inch injection)

All piping installed above ground and support every 30 feet, or as required by stress analysis.

Expansion loops will be defined based on pipe stress analysis. Benham anticipates one horizontal expansion loop. USG expects no expansion loops. The vertical loops shown going over the turbine discharge piping on the draft drawings are specifically disallowed.

Benham proposes a road crossing where the piping must cross the road.

Demolition and tie-in to of existing steel geothermal pipe

Includes all material, supports, shoes, guides, testing, flushing, and tie-ins

Pipe material will meet SA-106/SA-53B/API5L B.

Control Room – Benham will provide instrument wiring, PLC and control software to operate the electric generating process. The PLC will be housed in the control room in the existing building. Benham will provide all the necessary wiring between the instruments and the PLC. An operator interface will be provided in the MCC room.

Electrical Distribution – Benham will be providing feeders to all of the process equipment including the cooling tower, cooling water pump, skid mounted equipment, the geothermal turbine generator, the zero demand startup diesel generator, utility transformer and the Chemical Treatment Building.

12.47 kV - Benham will relocate an existing 12.47 kV overhead line around the new equipment per the approximate route indicated. This line will be located on the 60' Cl 2 treated wood pole and will be underbuilt with the 60kV transmission line. There is an existing electrical transformer on site that has an underground line between the 12.47kV overhead line pole and the transformer. Benham will relocate the underground line to the overhead distribution line. This transformer feeds 65C-16, 75B-16 and 75-16. Benham proposes to maintain the current distribution system.

60kV - Benham will provide a NONA transformer step up transformer sized for the service with all required protection and instrumentation.

Benham will install a new 60kV overhead transmission line from the step up transformer high side breaker in the switchyard to the existing 60kV power line from the substation located adjacent to the existing power plant. This will be an overhead line. Installation will be on 60' Cl 2 treated wood poles when installed with the 12.47kV line and on 55' Cl. 2 Treated Pole (Single Circuit) poles when installed with no other electrical distribution systems. The 60kV line will tie into the existing 60kV line at an existing pole.

Conduit stub outs will be provided from the MCC Building for continuation and feeder installation for the HP Liquid Pump and the 12,470 volt well feeder.

Exterior Lighting – High pressure sodium luminaries on 30' poles will be provided around the cooling tower and the power plant site as required to meet applicable codes. These fixtures will be controlled by a switch on the exterior of the Chemical Treatment building. The switch will be in a location adjacent to an entry door such that the photocell controlled exterior lights on the building will provide illumination at the switch. During detailed design the option to use other lighting schemes will be evaluated.

Blowdown Line – a gravity drain line will be provided between the cooling water pit and the existing retention pond east of the project site. Benham assumes the pond has adequate capacity to handle the estimated volume of water from this operation. It is also assume the pond does not freeze over in the winter. Specific design criteria are:

Pipe will be 10" SDR 35 PVC piping. Gravity line
Installation of four (4) cleanouts for maintenance purposes
Installation of 6" SDR 35 PVC pipe from Chemical Treatment Bldg.

Miscellaneous Concrete Slabs – Benham has included the design and construction of all required foundation systems for the project including but not limited to:

Chemical building
MCC Slab
Slab for diesel generator and tank
Slab for TAS equipment
Step up transformer and other switchgear
Cooling Water Basin and tower support

Air Compressor (50 scfm), air dryer, air receiver – All equipment associated with providing instrument air is included in the proposal. This equipment will be housed in one of the MCC buildings, and will be separated from electrical equipment.

Site conditions - Below are the site conditions for this project per the RFP. The site is located north of Reno, Nevada and is about 15 miles south of Empire, Nevada

Condition	Design Value
Site location:	San Emidio, Nevada
Elevation:	4075 ft
Design temperature:	-30 to 110 °F
Storm water design:	2" in 24hrs 100 year storm with minimum time concentration Tc=5 minutes
Maximum wind velocity:	90mph, exposure C, importance factor 1.0 per IBC
Snow load:	30lb/ft² per IBC
Frost depth:	24"
Seismic zone:	C with importance factor of 1.0 per IBC
Earthwork design:	Assume 2500 psf soil bearing capacity

The Wind Rose for the site is included in Exhibit A-2.

Zero Demand Startup Generator – The following specifications will be met with respect to the generator:

Industrial Builders Generator BOM, 1500KW

CATERPILLAR D3512C PACKAGE GENERATOR SET RATED 1,500 Ekw, 12,470 VOLT, 3 PHASE; STANDBY, 60 HZ, 1800 RPM, EPA TIER 2 & CARB EMISSIONS CERTIFIED (NON ROAD) & EPA TIER 2 EMISSIONS CERTIFIED FOR STATIONARY USE

AIR INLET SYSTEM

Air Cleaner; single element canister type with service indicator.

CONTROL PANELS

Control Panel EMCP3.3 controls including: Emergency stop pushbutton 24-volt DC operation Environmental sealed front face Text alarm/event descriptions Warning/shutdown with common LED indication of shutdowns with indicating lights for: Low oil pressure High coolant temperature Overspeed Emergency stop Failure to start (overcrank) Low coolant level Generator mounted - rear facing Controls: Speed adjust Auto/start/stop control Engine cool-down timer Engine cycle crank Alarm acknowledge Lamp test True RMS AC metering, 3-phase, +/-2% accuracy Digital indication for: RPM DC volts Operating hours Oil pressure (psi, kPa or bar) Coolant temperature Volts (L-L & L-N), frequency (Hz) Amps (per phase & average) 4 programmable digital inputs 4 programmable digital outputs

COOLING SYSTEM

EPA Tier II Certified Standard PGS provides:

-ATAAC - 3500C package radiators shipped not installed. Ambient capability – 110 F Jacket water heater with pump 208 volt single phase

EXHAUST SYSTEM

Dry exhaust manifold. Flanged faced outlet(s).

FUEL SYSTEM

Secondary fuel filters Fuel cooler Flexible fuel lines - shipped loose Fuel priming pump

GENERATORS AND GENERATOR ATTACHMENTS

3 Phase Brushless, Salient Pole Permanent Magnet Excited 6 lead Permanent Magnet generators include Caterpillar's digital voltage Regulator (CDVR). CDVR includes KVAR/PF modes, RFI suppression, min/max exciter limiter and exciter diode monitor. For high voltage applications, the voltage regulator is shipped loose. Class F insulation, Class F temperature rise at 40C ambient 130C standby Reactive droop Bus bar connections, right hand mounted, bottom entry Winding temperature detectors Anti-condensation space heaters
HV Generators 240 VAC, 2000 W.

GOVERNING SYSTEM
ADEM A3.

LITERATURE
English

LUBE SYSTEM
Lubricating oil Gear type lube oil pump Integral lube oil cooler Oil filter, filler and dipstick Oil drain lines and valve Fumes disposal

MOUNTING SYSTEM
Rails - engine/generator/radiator mounting. Anti-vibration mounts (shipped loose). Rubber anti-vibration mounts (shipped loose).

STARTING/CHARGING SYSTEM
24-volt electric starting motor Battery and battery rack w/cables. Battery disconnect switch

GENERAL
PAINT Caterpillar Yellow with high gloss black rails & radiator RH Service Flywheel and Flywheel housing-SAE No. 00 SAE Standard Rotation EMCP3.3 Control Panel. Includes wall mount control panel, shipped loose, for customer mounting and 50' interconnect harness.

Packages are not shipped with coolant. WARRANTY 5 Year OR 2,500 Hour Platinum Extended

Service Coverage

This unit Dose Not have a generator circuit breaker

Generator Breaker and Utility Paralleling Controls mounted in a free standing panel 36" W X 96" D X 96" High including all components necessary to operate as a stand alone standby Generator set and to operate in a utility paralleling operation. Utility grade protective relaying is provided.

Standard Delivery is 20 -24 weeks

The following specifications will be met with respect to the generator enclosure and fuel tank:

Enclosure/ Tank Specification

Enclosure Description:
Weather protective enclosure assembly mounted to skid base

Dimensions:
Enclosure with sub base skid dimensions:
347"L x 148"W x 137"H
Sub base tank adds 26" to height

Estimated Weight:
Approximately 62,000 lbs. (enclosure, fuel tank & genset).

Enclosure Construction:
14 Gauge galvanized skin walls with stiffeners, 3" thick
14 Gauge galvanized skin roof with stiffeners, 3" thick

Doors and Hardware:
Two single Man doors 36"W x 78"H with emergency egress hardware
Five service doors 42"W x 78"H with recessed handles

Exhaust:
Exterior exhaust muffler

Base Tank:
UL142 base tank, actual gallons 3849, usable 3477. 24 hour capacity.
Tank Dimensions: 321"L x 148"W x 26H"
2" fill port
Supply port
Return port
2" primary vent (piped to 12ft above grade)
Primary emergency vent
Secondary emergency vent
2" - 30% low level float
2" - 90% high level float
2" leak detection float
2" level gauge
Two 2" spares
Fuel tank tested to 3 PSI.

APPENDIX A

COOLING TOWER INQUIRY & BID FORM

Mechanical Draft Water Cooling Tower

Customer: TAS, Inc. Houston, TX	**Manufacturer:** EvapTech, Inc. 8331Nieman Road Lenexa, KS 66214
Inquiry No.:	**Proposal No.:** 09-1229
Date: **Rev.:**	**Date:** 10/25/2009 **Rev.:**

All data set forth herein is in accordance with definitions and standards published by the Cooling Tower Institute.

GENERAL:

Selection	Alternate
Tower Model	EC636-442M
Tower Type	Fiberglass Counterflow Mechanical Draft

DESIGN & OPERATING CONDITIONS:

STRUCTURAL DETAILS:

Number of Cells	6
Fans per Cell	1
Total Number of Fans	6
Nominal Cell Dimension, LxW	42 ft x 36 ft
Overall Tower Dimension, LxW	252'- 8 x 36'- 8
Height-Basin Curb to Fan Deck	25'- 6 5/8
Fan Stack Height	10 ft
Overall Tower Height	35'- 6 5/8
Inside Basin Dimensions, LxW	260' ft x 44' ft

COOLING TOWER INQUIRY & BID FORM
Mechanical Draft Water Cooling Tower

STRUCTURAL DETAILS: (cont'd)

Column Extensions:	
Perimeter Below Basin Curb	4'
Internal, Below Curb, (Max.)	4'
Anchorage	4'
Hot Water Inlet:	
Number	4
Nominal Diameter	20 in.
Description	125# ANSI
Height Inlet Above Basin Curb	19'- 3 3/8
Access to Top of Tower	One Stairway One ladder
Shipping Weight	409,000 lb
Operating Weight	680,000 lb

MATERIALS OF CONSTRUCTION:

Framework Members	Fire Retardant Pultruded Fiber Reinforced Polyeste
Casing	12 oz. Glass Reinforced Polyester
Filling	Polyvinyl Chloride Film Fill Packs
Fill Supports	Fire Retardant Pultruded Fiber Reinforced Polyeste
Drift Eliminators	Polyvinyl Chloride Cellular Packs
Eliminator Spacers	N / A
Fan Stacks	Glass Reinforced Polyester
Louvers	Not Applicable
Partitions	12 oz. Glass Reinforced Polyester
Fan Deck	Fire Retardant Pultruded Fiber Reinforced Polyeste
Water Distribution - Type	Low Pressure Down Spray
Water Distribution - Materials	Reinforced Thermosetting Resin / PVC
Lumber Pre-Treatment	
Type of Treatment	N/A
Items Treated	N/A
Splashers or Spray Nozzles	ABS
Stairway and Handrail	Fire Retardent Pultruded Fiber Reinforced Poly este
Structural Connectors	Series 304 Stainless Steel
Ring Joint Connectors	N/A
Bolts, Nuts, Washers	Series 304 Stainless Steel
Anchor Connectors	Series 304 Stainless Steel
Nails	N/A
Mechanical Equipment Support	Hot Dip Galvanized, Steel Torque Tube Assembly
Anchor Bolts - Material	Series 304 Stainless Steel
Furnished by	EvapTech, Inc.
Cold Water Basin - Material	Concrete
Furnished by	Purchaser
Basin Accessories, by EvapTech	None

COOLING TOWER INQUIRY & BID FORM
Mechanical Draft Water Cooling Tower

MECHANICAL EQUIPMENT:

Fans	
Number	6
Type or Model	APT-30K-7
Manufacturer	Hudson Products Company
Diameter	30 ft
Number of Blades	7
Fan Speed	125 rpm
Tip Speed	11,781 fpm
Power per Fan, (Driver Output)	100 BHP
Blade Material	Fiberglass Reinforced Vinyl Ester Laminate
Hub Material	HDG plates w/ coated aluminum blade clamps
Total Static Pressure	0.461 in. wg.
Velocity Pressure	0.094 in. wg.
Air Delivery per Fan	888,097 cfm
Fan Static Efficiency	67.4 %
Fan Total Efficiency	81.1 %
Speed Reducer	
Number	6
Type	Splash Lubricated, Right Angle
Model	1110
Manufacturer	Amarillo Gear Company
Reduction ratio	14:1
AGMA Mechanical Power Rating	240 HP
Service Factor at rated output of driver	2.4
Number of Reductions	2
Drive Shaft	
Number	6
Type	Full Floating, Non-Lubricated
Model	Composite Series
Manufacturer	Later
Rated Power	150 HP
Drive Shaft Material	Composite Shaft & Flange
Coupling Material	316 Stainless steel with composite flex elements
Driver	
Number	6
Kind	Electric
Enclosure	TEFC
Manufacturer	Later
Full Load Speed, RPM	1800
Elec. Char. -Phase/Cycles/Volts	3/60/460
Rated Capacity	100 HP
Vibration Switch	
Manufacturer	Metrix
Model	5550-121-011

GENERAL DECISION: NV20100006 07/30/2010 NV6

Date: July 30, 2010
General Decision Number: NV20100006 07/30/2010

Superseded General Decision Number: NV20080006

State: Nevada

Construction Type: Building

County: Washoe County in Nevada.

BUILDING CONSTRUCTION PROJECTS (does not include single family homes or apartments up to and including 4 stories).

Modification Number	Publication Date
0	03/12/2010
1	03/19/2010
2	07/23/2010
3	07/30/2010

BRNV0013-001 08/01/2008

	Rates	Fringes
BRICKLAYER	$ 22.94	9.14

BRNV0013-003 07/01/2008

	Rates	Fringes
MARBLE MASON	$ 24.74	9.08
TILE FINISHER	$ 16.84	7.18
TILE SETTER	$ 23.24	9.08

CARP0971-001 07/01/2009

	Rates	Fringes
CARPENTER (Including Drywall Hanging, Form Worker, and Metal Stud Installation)	$ 27.54	10.76

ZONE PAY:

ZONE 1: All work within 50 road miles of either Carson City Courthouse or Washoe County Courthouse shall be considered a Free Zone.

ZONE 2: All work within 50 to 150 road miles of the Washoe County Courthouse shall receive $3.00 additional per hour.

ZONE 3: All work within 150 to 300 road miles of the Washoe County Courthouse shall receive $4.00 additional per hour.

ZONE 4: Any work performed in excess of 300 road miles of the Washoe County Courthouse shall receive $5.00 additional per hour.

ELEC0401-001 12/01/2009

	Rates	Fringes
ELECTRICIAN	$ 35.40	13.02+3%

* ENGI0003-001 07/01/2010

	Rates	Fringes
OPERATOR: Power Equipment		
(03)Excavator and Grader (Finishing and Non-Finishing)	$ 32.71	16.74
(03)Forklift (under 20 ft) and Skid Loader/Bobcat	$ 29.80	16.74
(04)Forklift (20 ft and over)	$ 30.54	16.74
(06)Base Roller (Ride Along) and Paver (Incl. Asphalt)	$ 31.01	16.74
(08)Bulldozer, Loader (up to and including two and one-half [2-1/2] cu. yds.) and Scraper	$ 31.85	16.74
(09)Mechanic	$ 32.17	16.74
(10)Loader (over two and one-half [2-/12] cu. yds. up to and including four [4] cu. yds) and Grade Setter	$ 32.52	16.74
(11)Loader (over four [4] cu. yds. up to and including twelve [12] cu. yds.)	$ 32.95	16.74
(11A)Loader (over twelve [12] cu.yds	$ 34.59	16.74

AREA PAY (Free Area and Remote Area Rates)

AREA 1 PAY SCALE: All that area falling within fifty (50) road miles of either the Carson City Courthouse or the Washoe County Courthouse shall be considered a free area for the purpose of this agreement;

AREA 2 PAY SCALE: All work falling between fifty (50) and one hundred and fifty (150) road miles of the Washoe County Courthouse shall be computed at an additional $2.00 per hour;

AREA 3 PAY SCALE: All work falling between one hundred and fify (150) and three hundred (300) miles of the Washoe County Courthouse shall be computed at an additional $4.00 per hour;

AREA 4 PAY SCALE: Any work performed in excess of three hundred (300) road miles of the Washoe County Courthouse shall be computed at an additional $4.00 per hour.

IRON0118-002 07/01/2009

	Rates	Fringes
IRONWORKER (Ornamental, Reinforcing, and Structural).....	$ 33.00	23.71

LABO0169-009 10/01/2009

	Rates	Fringes
LABORER		
(1) Common or General, Cone Setter, Compactor (Asphalt & Dirt) handheld for patchwork..............	$ 22.40	8.42
(1A) Flagger...............	$ 19.53	8.42
(3) Asphalt Shoveler, Concrete Saw, Concrete Vibrator, Form Stripping, Jackhammer, Mason Tender - Cement/Concrete, Plaster Tender, Rigging/Signaling for Crane, Trencher-hand guided.....................	$ 22.65	8.42
(4) Asphalt Dumpman, Asphalt Raker, Pipelayer....	$ 22.90	8.42
(5) Asbestos Removal (Floor, Wall, Ceiling)......	$ 23.20	8.42

PAIN0567-009 07/01/2009

	Rates	Fringes
SOFT FLOOR LAYER, Including Vinyl and Carpet................	$ 26.41	9.85

PAIN0567-013 07/01/2009

	Rates	Fringes
PAINTER		
Drywall Finishing..........	$ 26.54	8.95
Paperhanger, Spray..........	$ 25.74	7.85
Prep, Brush, Roller.........	$ 24.89	7.85

PLAS0797-003 10/01/2007

	Rates	Fringes
CEMENT MASON/CONCRETE FINISHER...	$ 20.82	11.43

PLAS0797-006 07/01/2007

	Rates	Fringes
PLASTERER........................	$ 21.16	10.11

PLUM0350-006 08/01/2009

	Rates	Fringes
PLUMBER/PIPEFITTER	$ 29.58	14.77

SFNV0699-001 01/01/2010

	Rates	Fringes
SPRINKLER FITTER (Fire Sprinklers)	$ 38.60	17.60

SHEE0026-001 08/01/2008

	Rates	Fringes
SHEETMETAL WORKER (Including HVAC Duct Installation and Metal Roof)	$ 29.14	13.46

SUNV2007-004 08/01/2007

	Rates	Fringes
FENCE ERECTOR	$ 15.27	3.03
LABORER: Landscape	$ 9.85	0.00
LABORER: Mason Tender - Brick	$ 15.96	0.00
OPERATOR: Backhoe	$ 16.67	0.00
OPERATOR: Trencher	$ 27.96	0.00
ROOFER, Excluding Metal Roofs	$ 14.23	3.03
TRUCK DRIVER: Dump Truck	$ 16.90	0.00
TRUCK DRIVER: Water Truck	$ 17.22	2.45

TEAM0533-003 07/01/2008

	Rates	Fringes
TRUCK DRIVER Flatbed	$ 20.15	11.64

WELDERS - Receive rate prescribed for craft performing operation to which welding is incidental.

Unlisted classifications needed for work not included within the scope of the classifications listed may be added after award only as provided in the labor standards contract clauses (29 CFR 5.5(a)(1)(ii)).

--

In the listing above, the "SU" designation means that rates listed under the identifier do not reflect collectively bargained wage and fringe benefit rates. Other designations indicate unions whose rates have been determined to be prevailing.

WAGE DETERMINATION APPEALS PROCESS

1.) Has there been an initial decision in he matter? This can be:

* an existing published wage determination
* a survey underlying a wage determination
* a Wage and Hour Division letter setting forth a position on a wage determination matter
* a conformance (additional classification and rate) ruling

On survey related matters, initial contact, including requests for summaries of surveys, should be with the Wage and Hour Regional Office for the area in which the survey was conducted because those Regional Offices have responsibility for the Davis-Bacon survey program. If the response from this initial contact is not satisfactory, then the process described in 2.) and 3.) should be followed.

With regard to any other matter not yet ripe for the formal process described here, initial contact should be with the Branch of Construction Wage Determinations. Write to:

Branch of Construction Wage Determinations
Wage and Hour Division
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

2.) If the answer to the question in 1.) is yes, then an interested party (those affected by the action) can request review and reconsideration from the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR Part 7). Write to:

Wage and Hour Administrator
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

The request should be accompanied by a full statement of the interested party's position and by any information (wage payment data, project description, area practice material, etc.) that the requestor considers relevant to the issue.

3.) If the decision of the Administrator is not favorable, an interested party may appeal directly to the Administrative Review Board (formerly the Wage Appeals Board). Write to:

Administrative Review Board
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

4.) All decisions by the Administrative Review Board are final.

END OF GENERAL DECISION

dal Hunter

dhunter@blackeagleconsulting.com

PRELIMINARY GEOTECHNICAL INVESTIGATION

U.S. GEOTHERMAL SAN EMIDIO POWER PLANT

WASHOE COUNTY, NEVADA

NOVEMBER 2009

Prepared for:

U.S. Geothermal Inc.

TABLE OF CONTENTS

TABLE OF CONTENTS (continued)

TABLES

PLATES

APPENDICES

PRELIMINARY GEOTECHNICAL INVESTIGATION

U.S. GEOTHERMAL SAN EMIDIO POWER PLANT

WASHOE COUNTY, NEVADA

INTRODUCTION

Presented herein are the results of the Black Eagle Consulting, Inc. (BEC) geotechnical investigation, laboratory testing, and associated geotechnical design recommendations for the proposed geothermal power plant to be located in the San Emidio Valley in Washoe County, Nevada. These recommendations are based on surface and subsurface conditions encountered in our explorations, and on details of the proposed project as described in this report. The objectives of this study were to:

1. Determine general soil, bedrock, and ground water conditions pertaining to design and construction of the proposed power plant.
2. Provide recommendations for design and construction of the project, as related to these geotechnical conditions.

The area covered by this report is shown on Plate 1 - Plot Plan. Our investigation included field exploration, laboratory testing, and engineering analysis to determine the physical and mechanical properties of the various on-site materials. Results of our field exploration and testing programs are included in this report and form the basis for all analysis, conclusions, and recommendations.

The services described above were conducted in accordance with the Black Eagle Consulting, Inc. Professional Geotechnical Agreement dated August 27, 2009, which was signed by Mr. Doug Glaspey of U.S. Geothermal Inc.

PROJECT DESCRIPTION

The proposed geothermal power plant site consists of a rectangular area of approximately 1 acre located within a 120-acre parcel in Washoe County, Nevada. The site is entirely contained in Section 16, Township 29 North, Range 23 East, M.D.M. The 120-acre parcel is bordered on all sides by undeveloped desert land except for a small existing geothermal power plant near its southwest corner. A portion of the overall site was developed and formerly used as a garlic and onion dehydrating plant that is no longer operating. Other locations within the 120-acre parcel have been developed with geothermal wells and associated pipelines to supply hot water to the former garlic and onion dehydrating facility and the geothermal power plant. Access to the site is obtained by a paved and unpaved access road which heads west from State Route (SR) 447, approximately 8 miles south of the unincorporated town of Empire.

Structure/Development Information

The proposed geothermal power plant will consist of a power generating unit that may be as large as approximately 150 feet long by 80 feet wide. The single power generation unit would consist of a turbine-generator and associated equipment. The equipment manufacturer, and accordingly the site layout, have not been selected. A cooling water tower about 200 feet long by 60 feet wide will be constructed near the power generating units. The cooling tower will require an approximate 5-foot-deep subsurface water storage basin that will need to be designed to resist lateral earth pressures. Because of prevailing winds, the long axis of the tower must be oriented with an azimuth between 70 and 80 degrees (east-northeast). Above-ground pipelines will supply geothermally-heated water to the plant and carry off cooled brine for re-injection. The project will also include the construction of a control building, electrical substation, and several electrical equipment buildings. The plant pad between and around the facilities will largely consist of unpaved gravel parking areas. The power plant may include minor asphalt concrete paved driveways and/or parking areas.

The generating system will likely include pre-heaters, vaporizers, and condensers oriented perpendicular to the turbine-generator. These vessels are normally supported on separate spread footings, usually one at each end of each vessel. No footing size and/or loading information were available at the time of this report. However, footings are typically 10 feet by 20 feet with an average bearing pressure of 900 to 1,600 pounds per square foot (psf). The turbine and generator will bear on a large concrete mat foundation. The mat size is typically 10 feet by 40 feet, with an average thickness of 3.5 to 6.0 feet. The average static bearing pressure for the turbine-generator footing will typically be around 500 psf. Final sizing is dependent upon the dynamic analysis which will be issued as an addendum to this report once the equipment and site layout are

finalized and a grading plan is available. We understand that cooling tower loads may be 10 to 20 kips per column. A pump pit approximately 16 feet deep will be required for the cooling water tower.

Grading Concepts

No grading plan or even conceptual grades have yet been developed. The site slopes to the west at approximately 3 percent or less. With the current preliminary site layout, we suggest that the pad elevation be set at or near the maximum topographical elevation along the eastern boundary of the site, approximately 4,075 feet above mean sea level (msl), to reduce the over-excavation of silty clays to some extent. This will require as much as 12 feet of fill in the northwest portion of the site and little, if any, cut. Any additional over-excavation of elastic silt beneath the structures for settlement mitigation (refer **Site Preparation**) should be incorporated into site cut and fill volume estimation.

SITE CONDITIONS

Existing Structures

A portion of the site immediately northeast of the proposed 1-acre power plant site is occupied by 2 large metal framed and sided warehouse-like buildings with concrete slab-on-grade floors. The main building has an attached wood framed and sided office area. A large, metal, framed and covered, open-sided former truck unloading area, with a concrete slab-on-grade floor, is present immediately west of the main building, north of the proposed power plant footprint. A fenced former equipment storage area is present immediately west of the secondary warehouse/drying building within the proposed power plant footprint. Several geothermal production/injection wells and associated above-ground pipe support pylons and pipes are present on the site. The proposed power plant footprint falls partially within the fenced former equipment storage and former pipeline support pylons are present near its western edge.

Topography

The proposed power plant location slopes at approximately 3 percent westward toward the adjacent dry lakebed. Except for the gravel access road, which crosses the site, the site surface is moderately covered by sage brush and other desert weeds and grasses.

EXPLORATION

Test Pits

The U.S. Geothermal San Emidio power plant site was explored on September 17 and 18, 2009 by excavating 9 test pits using a John Deere 490 E trackhoe. Locations of the test pits are shown on Plate 1. The maximum depth of exploration was 18 feet below the existing ground surface. In two cases, the excavator could not penetrate the cemented materials more than a few feet. Bulk samples for index testing were collected from the trench wall sides at specific depths in each soil horizon. Repeated attempts to collect Shelby Tube (undisturbed) samples of compressible lakebed soils failed with the sample cracking and falling out of the tube.

Material Classification

A geologist examined and identified all soils in the field in accordance with American Society for Testing and Materials (ASTM) D 2488. During test pit excavation, representative bulk samples were placed in sealed plastic bags and returned to our Reno, Nevada, laboratory for testing. Additional soil classification was subsequently performed in accordance with ASTM 2487 (Unified Soil Classification System [USCS]) upon completion of laboratory testing as described in the **Laboratory Testing** section. Logs of the test pits are presented as Plate 2 - Test Pit Logs, and a USCS chart has been included as Plate 3 - Graphic Soils Classification Chart.

Percolation Testing

Percolation tests were performed in test pit TP-01 and TP-02 at depths of 3 feet and 5 feet below the existing ground surface, respectively. The results of the percolation testing are summarized in Table 9 - Percolation Test Results, and field percolation test data are attached as Appendix A - Percolation Test Data.

Shear-Wave Velocity Survey

A microtremor survey was performed to evaluate the average shear-wave velocity within the upper 100 feet of subsurface materials and to provide data for dynamic foundation analyses. Methodology of this analysis is shown on Plate 4 - Shear-Wave Velocity Modeling Results. The approximate location of the geophysical survey line is shown on Plate 1. The microtremor geophone lines were shortened to 25 percent of the normal geophone spacing to more closely measure the shear-wave velocity profile in the upper 25 feet. The geophysical data indicates low to

moderate shear-wave velocities (on average greater than 1,000 feet per second) to greater than 100 feet below ground surface. Results below 75 feet depth are generally not very meaningful or reliable, but shear-wave velocities are expected to be the same or increase relative to the values measured at shallower depths.

LABORATORY TESTING

All soils testing performed in the BEC soils laboratory is conducted in accordance with the standards and methodologies described in Volume 4.08 of the ASTM Standards.

Index Tests

Samples of each significant soil type were analyzed to determine their in situ moisture content (ASTM D 2216), grain size distribution (ASTM D 422), and plasticity index (ASTM D 4318). The results of these tests are shown on Plate 5 - Index Test Results. Test results were used to classify the soils according to ASTM D 2487 and to verify field logs, which were then updated as appropriate. Classification in this manner provides an indication of the soil's mechanical properties and can be correlated with published charts (Bowles, 1996; Naval Facilities Engineering Command [NAVFAC], 1986a and b) to evaluate bearing capacity, lateral earth pressures, and settlement potential.

Direct Shear Test

Direct shear tests (ASTM D 3080) were performed on representative samples of native granular soils. The tests were run on remolded, inundated samples under various normal loads in order to develop a Mohr's strength envelope. The samples were screened to remove particles larger than the No. 4 sieve prior to testing. Results of these tests are shown on Plate 6 - Direct Shear Test Results and were used in calculation of bearing capacities, friction factors, and lateral earth pressures.

Chemical Tests

Chemical testing was performed on representative samples of site foundation soils to evaluate the site materials' potential to corrode steel and Portland cement concrete in contact with the ground. The samples were tested for pH, resistivity, redox potential, soluble sulfates and sulfides. The results of the chemical tests are shown in Appendix B - Chemical Test Results. Chemical testing was performed by Sierra Environmental Monitoring (SEM) of Reno, Nevada.

GEOLOGIC AND GENERAL SOIL CONDITIONS

The proposed geothermal power plant site lies on the western flank of the northeast trending Lake Range where alluvial fan deposits transition to lakebed sediments. During the Wisconsin ice age (11,000 to 100,000 years before present) much of northern Nevada, including the project area, was covered by pluvial Lake Lahontan. Global warming, which ended the Wisconsin ice age, resulted in the disappearance of mountain glaciers and a dramatic reduction in precipitation and river flow which resulted in shoreline retreat. Eventual disappearance of Lake Lahontan left behind remnant lakes and dry sinks such as the Black Rock Desert, Honey Lake, Pyramid Lake, Winnemucca Lake, Carson Sink, Humboldt Lake, and Walker Lake. Ancient shorelines indicate that at its highest elevation, Lake Lahontan was several hundred feet deep in the proposed power plant area.

The regional geologic map describes the site surface deposits as Quaternary lake deposits consisting of chiefly Pleistocene silt, clay, sand, and gravel (Bonham and Papke, 1969). Subsurface exploration revealed moderately to thickly bedded, generally coarse alluvial fan deposits which are somewhat interbedded with valley fill that includes silts and clays of the prehistoric Lake Lahontan. Buried paleochannel deposits were unearthed in test pits TP-09 and TP-02 at depths of 5 and 8 feet, respectively. The lakebed deposits (test pits TP-03, TP-04, and TP-05) may be localized in an area where the lake intruded into a small ravine.

The nine exploration test pits demonstrate extreme variability on this site. Although the site is only about 1 acre, there are no less than 5 soil zones with vastly different engineering properties. The approximate limits of each of the 5 soil zones are shown on Plate 1, based on relatively limited exploration for this complex site. Additional exploration will be necessary during final design to further delineate the limits of the different soil materials.

Most of the site surface, however, consists of 1-1/2 to 3 feet of silty sands with 30 to 50 percent low to medium plasticity fines, clayey sand with gravel with 25 to 30 percent medium plasticity fines, and clayey sand with 25 to 30 percent medium plasticity fines. At test pit TP-08, surficial soils consist of 2 feet of silty gravel with sand fill and, at test pit TP-09, 2 feet of native silty gravel with sand. Below these top 2± feet, the native soils become far more variable, as summarized below in Table 1 - Summary of General Soil Conditions Below 2 to 3 Feet and as approximated on Plate 1.

TABLE 1 - SUMMARY OF GENERAL SOIL CONDITIONS BELOW 2 TO 3 FEET						
Test Pit (TP) Number	**Plate 1 Soil Zone**	**Soil Description**	**Percent Silt or Clay**	**Plasticity Index**	**Compressibility**	**Suitability for Structural Fill**
TP-01	1	Silt with Sand	72	3	Moderate*	No
TP-02	2	Silty Sand	38	10	Low	Yes (barely)
TP-03	3	Elastic Silt (Lakebed Deposits)	92	58	Extreme	No
TP-04	3	Elastic Silt	90±	58±	Extreme	No
TP-05	3	Elastic Silt	90±	58±	Extreme	No
TP-06	4	Silty Sand with Gravel and Gypsum	34	12	Low**	Yes
TP-07	5	Cemented Silt	91	2	Low	No
TP-08	5	Cemented Silty Clay Sands	20	Low	Low	No
TP-09	4	Sand and Gravel	10-15	Non-Plastic	Low	Yes

*Included gypsum zones.
**Included disseminated gypsum and gypsum beds.

In test pits TP-01, TP-05, and TP-06 extremely weathered metavolcanic bedrock was encountered starting at depths between 11 and 14 feet. The weathered rock has the mechanical properties of a sandy fat clay and extends to the depth of exploration. The shear-wave velocity data seems to show the weathered bedrock at an average depth of about 15 feet, which is reasonably good correlation with the test pit observations. A major velocity jump at approximately 36 feet suggests the presence of relatively fresh bedrock around that depth.

Ground water was not encountered during exploration and is expected to lie at a depth well below that which would affect construction.

GEOLOGIC HAZARDS

Seismicity

Much of the Western United States is a region of moderate to intense seismicity related to movement of crustal masses (plate tectonics). By far, the most active regions, outside of Alaska, are in the vicinity of the San Andreas Fault system of western California. Other seismically active areas include the Wasatch Front in Salt Lake City, Utah, which forms the eastern boundary of the Basin and Range physiographic province, and the eastern front of the Sierra Nevada Mountains, which is the western margin of the province. The San Emidio Valley area lies near the eastern base of the Sierra Nevada, within the western extreme of the Basin and Range.

The San Emidio Valley lies within an area with a high potential for strong earthquake shaking. Seismicity within the area is considered about average for the western Basin and Range Province (Ryall and Douglas, 1976). It is generally accepted that a maximum credible earthquake in this region would be in the range of magnitude 7 to 7.5 along the frontal fault system of the Eastern Sierra Nevada, some 73 miles south-southwest of the project in Reno, Nevada. Other Holocene active faults nearer to the site include the Olinghouse fault, approximately 53 miles to the south, and the Fort Sage fault, approximately 40 miles to the southwest.

Faults

An earthquake hazards map is not available for the project area. The Nevada Earthquake Safety Council (NESC, 1998) has developed and adopted the criteria for evaluation of Quaternary age earthquake faults. *Holocene Active Faults* are defined as those with evidence of movement within the past 10,000 years (Holocene time). Those faults with evidence of displacement during the last 130,000 years are termed *Late Quaternary Active Faults*. A *Quaternary Active Fault* is one that has moved within the last 1.6 million years. An *Inactive Fault* is a fault *without recognized activity within Quaternary time* (last 1.6 million years). Holocene Active Faults normally require that occupied structures be set back a minimum of 50 feet (100-foot-wide zone) from the ground surface fault trace. An *Occupied Structure* is considered .... *a building, as defined by the International Building Code, which is expected to have a human occupancy rate of more than 2,000 hours per year.*

The published geologic map (Bonham and Papke, 1969) and mapping by the United States Geologic Survey (USGS) (Sawyer and Adams, 1999) shows the nearest Quaternary Active fault is the San Emidio fault which forms the boundary between the Lake Range and San Emidio Valley, passing within approximately 600 feet east of the proposed power plant site. The San Emidio fault

is described as a range-front bounding normal fault which strikes North 15 degrees East and dips approximately 60 degrees west; a common geometry of Basin and Range extensional faults. The fault has demonstrated Quaternary movement and may have shifted as recently as the late Pleistocene (Sawyer and Adams, 1999). The USGS has assigned the San Emidio fault a maximum probable earthquake magnitude of 6.9 on the Richter Scale but no approximate recurrence interval has been estimated (USGS, 2009).

Recurrence intervals for Nevada earthquakes along faults that have been studied are estimated to be in the range of 6,000 to 18,000 years in western Nevada (Bell, 1984). The very active eastern boundary faults of the Sierra Nevada Mountains may have a shorter recurrence interval of 1,000 to 2,000 years. Many of the smaller faults may be the result of one-time events in response to movement along a better developed and more active fault system a considerable distance away.

The set back from Quaternary Active Faults is left to the judgment of the geologist/engineer, however no *Critical Facility* is permitted to be placed over the trace of a Late Quaternary Active Fault. A *Critical Facility* is defined as *a building or structure that is considered critical to the function of the community or the project under consideration. Examples include, but are not limited to, hospitals, fire stations, emergency management operations centers and schools.* Because the proposed San Emidio Geothermal Power Plant site is not located over an active fault, no further mitigation for earthquake activity is considered necessary.

Ground Motion and Liquefaction

Mapping by the USGS (2008) indicates that there is a 2 percent probability that a *bedrock* ground acceleration of 0.35g will be exceeded in any 50-year interval. This is based on a major earthquake along the eastern Sierra Nevada frontal fault system. Major movement along the San Emidio fault would likely generate higher ground acceleration at the site since it is only 600 feet to the east. The probability of activity of the San Emidio fault is thought by the USGS to be much lower than that of the eastern sierra frontal fault. Only localized amplification of ground motion would be expected during an earthquake. Significant amplification of ground motion, however, could result from earthquake shock waves traveling through deep lake deposits.

Liquefaction potential is minimal at the San Emidio site because of the presence of cohesive and cemented materials as well as possible shallow bedrock.

Flood Plains

The Federal Emergency Management Agency (FEMA) has identified the site as lying in unshaded Zone X, or outside the limits of a 500-year flood plain (FEMA, 1994).

Other Geologic Hazards

A high potential for dust generation is present if grading is performed in dry weather. In addition to this, expansive soils are present in the western half portion of the site at shallow depths. No other geologic hazards were identified.

DISCUSSION AND RECOMMENDATIONS

General Information

The San Emidio site revealed difficult geotechnical conditions for the construction and operation of a geothermal power plant. Extremely compressible soils (elastic silts) were found over a poorly defined north-south zone, through the middle of the site (test pits TP-03, TP-04, and TP-05). This area (Zone 3) is roughly shown on Plate 1. It is our recommendation that the heaviest structures, particularly the turbine-generator and directly associated equipment, be located in the northeast corner of the site. Lighter equipment, such as the control building, can be placed anywhere on site as long as the foundations and floor slabs are separated from the compressible soils by structural fill, as detailed under **Site Preparation**. The orientation of the cooling tower is constrained by the direction of the prevailing wind. Given its near east-west alignment, the best foundation solution for the cooling tower would be to move it to the north and preferably at least slightly east of the current north-east parcel corner. If it cannot be moved, because of its length and orientation, it will span materials of vastly different consolidation characteristics and, therefore, be at risk of excessive differential settlement. Depending on foundation loads, the cooling tower may need to be founded partially on a considerable thickness of structural fill or partially on deep foundations.

The recommended separation between structural elements and compressive soils can be a combination of over-excavation of elastic silts (Zone 3) and replacement with structural fill and additional filling to the pad elevation. Setting the finished grade elevation near the maximum topographical elevation along the eastern boundary of the site (about 4,075 feet above msl) will reduce the over-excavation depth to some extent. Depending on drainage slope and direction, a pad elevation of 4,075 feet would place, roughly, 5 to 10 feet of fill over soil Zone 3. Highly compressible soils will remain at depth beneath the fill, generally in the center of the site.

Settlement monitoring will be necessary to verify the completion of any significant settlement beneath fill areas, as described in the **Fill Settlement** section.

The native soils generally have slow percolation rates. Adequate percolation was found at test pit TP-02. A standard sewage disposal system can be designed for that area of the site.

Once final design information (structure locations, loading, and design elevations) is available, we recommend that additional exploration be completed to address the final, site-specific grading and structure design requirements and to make better use of this difficult property. This work would include advancing structure-specific borings, associated laboratory testing, and geotechnical engineering analyses. It is of critical concern to verify that the granular and cemented soils are not underlain by elastic silts in test pits TP-07 and TP-08 where the test pit excavation could not explore below about 5 feet. If site is moved to the east or north, the final geotechnical report will also require additional exploration.

The recommendations provided herein, and particularly under **Site Preparation, Grading and Filling, Foundation Design,** and **Quality Control**, are intended to minimize risks of structural distress related to consolidation or expansion of native soils and/or structural fills. These recommendations, along with proper design and construction of the structure and associated improvements, work together as a system to improve overall performance. If any aspect of this system is ignored or poorly implemented, the performance of the project will suffer. Sufficient quality control should be performed to verify that the recommendations presented in this report are followed.

Structural areas referred to in this report include all areas of buildings, concrete slabs, asphalt pavements, as well as pads for any minor structures. All compaction requirements presented in this report are relative to ASTM D 1557. For the purposes of this project:

- Fine-grained soils are defined as those with more than 40 percent by weight passing the number 200 sieve, and a plastic index lower than 15.

- Clay soils are defined as those with more than 30 percent passing the number 200 sieve, and a plastic index greater than 15.

- Granular soils are those not defined by the above criteria.

Any evaluation of the site for the presence of surface or subsurface hazardous substances is beyond the scope of this investigation. When suspected hazardous substances are encountered

during routine geotechnical investigations, they are noted in the exploration logs and immediately reported to the client. No such substances were revealed during our exploration.

The test pits were excavated by backhoe at the approximate locations shown on the site plan. Locations were determined in the field by approximate means. All test pits were backfilled upon completion of the field portion of our study. The backfill was compacted to the extent possible with equipment on hand. However, the backfill was not compacted to the requirements presented herein under **Grading and Filling**. If structures, concrete flatwork, pavement, utilities or other improvements are to be located in the vicinity of any of the test pits, the backfill should be removed and recompacted in accordance with the requirements contained in the soils report. Failure to properly compact backfill could result in excessive settlement of improvements located over test pits.

Seismic Design Criteria

The 2006 *International Building Code* (ICC, 2006), adopted by Washoe County, requires a detailed soils evaluation to a depth of 100 feet to develop appropriate soils criteria. The site shear wave survey shows an average shear-wave velocity in excess of 1,600 feet per second. Based on the shear-wave velocity data, the site soils profile, and our understanding of the site geology, a Site Class C is appropriate for the eastern, granular portion of the site. A Site Class C soil profile is for very dense soils and soft rock with a shear velocity between 1,200 and 2,500 feet per second, or with an N (Standard Penetration Test [SPT]) value greater than 50 or an undrained shear strength greater than 2,000 psf. The remainder of the site is underlain by medium dense clayey sand or stiff elastic silt to the maximum depth of exploration. It is unlikely that the measured shear-wave velocity represents the western two-thirds of the site since our measurement line was placed in the eastern third, where the site materials are dense granular or cemented soils and possibly bedrock at relatively shallow depths. Therefore, we recommend using a Site Class D for the non-granular areas of the site. As per the *International Building Code*, a Site Class D may be used as a default value when the soil properties are not known in sufficient detail to determine the soil profile type. A Site Class D soil profile is for stiff soils with a shear velocity between 600 and 1,200 feet per second, or with an N (SPT) value between 15 and 50 or an undrained shear strength between 1,000 and 2,000 psf.

Seismic design criteria for the site are shown in Table 2 - Seismic Design Criteria Using 2006 *International Building Code* for Site Class C and Site Class D materials. Site Class C can likely be used for building and equipment in the eastern third of the site and north/northeast of the current northeast parcel corner.

TABLE 2 - SEISMIC DESIGN CRITERIA USING 2006 *INTERNATIONAL BUILDING CODE* (USGS, 2007)	
Approximate Latitude	40.38
Approximate Longitude	119.40
Spectral Response at Short Periods, S_s, percent of gravity	84
Spectral Response at 1-Second Period, S_1, percent of gravity	31
Site Class	C (D*)
Occupancy Category	II
Site Coefficient F_a, decimal	1.06 (1.16*)
Site Coefficient F_v, decimal	1.49 (1.78*)
Site Adjusted Spectral Response at Short Periods, S_{MS}, percent of gravity	89 (98*)
Site Adjusted Spectral Response at Long Periods, S_{M1}, percent of gravity	46 (55*)
Seismic Design Category	D
* Portion of the site underlain by elastic silts	

Site Preparation

All vegetation should be stripped and grubbed from structural areas and removed from the site. A stripping depth of 0.2 to 0.3 feet is anticipated.

If encountered within the structural area, any abandoned buried structures should be removed to the maximum depth possible. The resulting excavation should be backfilled with compacted structural fill.

Elastic silt was found to exist in roughly the center (north-south) third of the site (see Zone 3, Plate 1) from 2 feet below the ground surface down to depths of 14 feet. The elastic silts are pre-historic Lake Lahontan deposits and may just represent an area where an arm of the lake intruded into a small ravine. The elastic silt soils were classified as slightly moist to moist, stiff, and as exhibiting high plasticity. Laboratory testing performed on these materials indicates the soils exhibit plasticity indices on the order of 60, indicative of significant shrink-swell and severe consolidation (settlement) potential (NAVFAC, 1986b; Nelson and Miller, 1992). Silt and fine granular soils along the western side of the parcel (Zones 1 and 2) and cemented silts and sands/gravels along the eastern third of the site (Zones 4 and 5) mostly range from poor (silts) to good (cemented silts and sands/gravels) foundation materials.

Silt (Zone 1) and elastic silt soils (Zone 3) will need to be separated from overlying structural improvements by a sufficient thickness of structural fill to reduce potential settlement to a tolerable level and to provide adequate bearing capacity. The required thickness is a function of soil type, foundation width, applied bearing pressure, and the settlement tolerance of the particular structure. In all cases, the allowable bearing pressure is limited by settlement rather than actual

bearing capacity (shear) failure. The required separations are summarized in Table 3a - Required Thickness of Structural Fill Between Elastic Silt Soils and Project Improvements and Table 3b - Required Thickness of Structural Fill Between Silts or Silts with Sand and Project Improvements based on foundation sizing and loads from previous (Ormat, Inc.) geothermal energy generating projects. Smaller or larger equipment will affect the result significantly. It must be emphasized that these soils extend to the maximum depth of exploration in most of the center test pits, and they cannot be completely removed from structural areas such that some differential movement should be anticipated.

TABLE 3a - REQUIRED THICKNESS OF STRUCTURAL FILL BETWEEN ELASTIC SILT SOILS AND PROJECT IMPROVEMENTS

Improvement	Minimum Separation[1]
Turbine-Generator Mat Footings	15 feet
Turbine-Generator Equipment	10 feet
Cooling Tower Mat Foundation (Base)	5 feet
Control and Equipment Buildings	4 feet
Pipe Supports	5 feet[2]
Exterior Concrete Slabs[3]	2.5 feet
Asphalt Pavements[3]	2 feet

[1] May include some fill from site grading; depending on finish grade elevation.
[2] Spread footings only; does not apply to drilled piers.
[3] Includes aggregate base section.

TABLE 3b - REQUIRED THICKNESS OF STRUCTURAL FILL BETWEEN SILTS OR SILTS WITH SAND AND PROJECT IMPROVEMENTS

Improvement	Minimum Separation[1]
Turbine-Generator Mat Footings	3-5 feet
Turbine-Generator Equipment	3 feet
Cooling Tower Mat Foundation (Base)	2 feet
Control and Equipment Buildings	2 feet
Pipe Supports	3 feet[2]
Exterior Concrete Slabs[3]	1.5 feet
Asphalt Pavements[3]	1.5 feet

[1] May include some fill from site grading; depending on finish grade elevation.
[2] Spread footings only; does not apply to drilled piers.
[3] Includes aggregate base section.

Site grading will require a combination of over-excavation of elastic silts below foundations and floor slabs and additional site filling. Setting the pad elevation at the maximum topographical elevation along the eastern margin of the site, approximately 4,075 feet above msl, will somewhat reduce the over-excavation depth. Even with this pad elevation, the near surface Zone 3, elastic

silts, which are generally present in the center portion of the site, will need to be over-excavated up to 9 feet below original grade depending on the location and type of the structure. If the turbine-generator can be placed in the northeast corner (soil Zone 4), the over-excavation depth might be eliminated. If possible, the cooling tower should be placed north and slightly east of the northeast site corner.

Any over-excavation should be backfilled with structural fill to footing grade, or subgrade for pavements and slabs. The width of over-excavation should extend laterally from the edge of footings, and concrete slabs at least 5 feet during mass grading or at least one-half the depth of the over-excavation for grading or footing preparation during final plant construction.

With the current site layout, the required separation between the structures and the elastic silts (Zone 3) could only be achieved by over-excavation of elastic silts to the full separation depth for a low pad elevation, or by a combination of over-excavation and site filling for a higher pad elevation. The over-excavation to greater depths is expected to be limited to the center of the site as described earlier.

The western third of the site (soil Zones 1 and 2) includes low strength, moderately compressible silts and fine granular soils that require more typical levels of separation. Since this is the low point of the parcel, site grading might provide adequate separation for some structures.

The eastern third of the site is generally underlain by cemented fine-grained (Zone 5) or granular (Zone 4) soils; therefore, little or no over-excavation is expected in this area depending on the final grading plan. Once a grading plan and equipment layout are available, additional exploration should be performed to assure that Zones 4 and 5 are large enough to accommodate the proposed structures.

If wet weather construction is anticipated or in areas where Zone 3 lake deposits are exposed at even shallow depth, soils will generally be well above optimum moisture and difficult to compact. In normal granular soils and various silts or clayey sands, moisture conditioning may be possible by scarifying the top 12 inches of subgrade and allowing it to air dry to near-optimum moisture, prior to compaction. Where this procedure is ineffective, such as in highly plastic lakebed elastic silts (Zone 3), or where construction schedules preclude delays, mechanical stabilization will be necessary. Mechanical stabilization may be achieved by over-excavation and/or placement of an initial 12- to 18-inch-thick lift of 12-inch-minus, 3-inch-plus, well graded, angular rock fill. The more angular and well graded the rock is, the more effective it will be. This fill should be densified with large equipment, such as a self-propelled sheeps-foot or a large loader, until no further deflection is noted. Additional lifts of rock may be necessary to achieve adequate stability

and rock greater than 12 inches in diameter could be needed in extremely soft areas. The use of a geotextile, such as Mirafi® 180N is recommended to prevent mud from pumping up between the rocks, thereby increasing rock-to-rock contact and decreasing the required thickness of stabilizing fill.

As an alternate to rock, a geotextile/gravel system may be used for stabilization. Aggregate base, recycled asphalt, crushed concrete, crushed drain rock, or pit run gravels should be placed above the geotextile. In the worst cases, several layers of geotextile could be required to achieve adequate stability. Regardless of which alternate is selected, a test section is recommended to determine the required thickness of stabilization.

Trenching and Excavation

Temporary trenches with near-vertical sidewalls should be stable to a depth of approximately 4 feet. Temporary trenches are defined as those that will be open for less than 24 hours. Excavations to greater depths will require shoring or laying back of sidewalls to maintain adequate stability. Regulations amended in Part 1926, Volume 54, Number 209 of the Federal Register (Table B-1, October 31, 1989) require that temporary sidewall slopes be no greater than those presented in Table 4 - Maximum Allowable Temporary Slopes.

TABLE 4 - MAXIMUM ALLOWABLE TEMPORARY SLOPES

Soil or Rock Type	Maximum Allowable Slopes[1] for Deep Excavations less than 20 Feet Deep[2]
Stable Rock	Vertical (90 degrees)
Type A[3]	3H:4V (53 degrees)
Type B	1H:1V (45 degrees)
Type C	3H:2V (34 degrees)

Notes:

1. *Numbers shown in parentheses next to maximum allowable slopes are angles expressed in degrees from the horizontal. Angles have been rounded off.*
2. *Sloping or benching for excavations greater than 20 feet deep shall be designed by a registered professional engineer.*
3. *A short-term (open 24 hours or less) maximum allowable slope of 1H:2V (63 degrees) is allowed in excavation in Type A soils that are 12 feet or less in depth. Short-term maximum allowable slopes for excavations greater than 12 feet in depth shall be 3H:4V (53 degrees).*

The State of Nevada, Department of Industrial Relations, Division of Occupational Safety and Health (OSHA), has adopted and strictly enforces these regulations, including the classification system and the maximum slopes. In general, Type A soils are cohesive, non-fissured soils, with an unconfined compressive strength of 1.5 tons per square foot (tsf) or greater. Type B are cohesive soils with an unconfined compressive strength between 0.5 and 1.5 tsf. Type C soils have an

unconfined compressive strength below 0.5 tsf. Numerous additional factors and exclusions are included in the formal definitions. The client, owner, design engineer, and contractor shall refer to Appendix A and B of Subpart P of the previously referenced Federal Register for complete definitions and requirements on sloping and benching of trench sidewalls. Appendices C through F of Subpart P apply to requirements and methodologies for shoring.

On the basis of our exploration, the site soils are predominately Type C near the surface and in the northeastern areas of the site. Cohesive or cemented soils are generally present in the western, southeastern, and center areas of the site that may be considered as Type B. Any area in question should be considered Type C, unless specifically examined by the geological engineer during construction. All trenching should be performed and stabilized in accordance with local, state, and OSHA standards.

The maximum particle size in trench backfill should be 4 inches. Bedding and initial backfill 12 inches over the pipe will require import and should be densified to at least 90 percent relative compaction. Native granular soil will provide adequate final backfill as long as oversized particles are excluded, and should be placed in maximum 8-inch-thick loose lifts that are compacted to a minimum of 90 percent relative compaction in all structural areas.

If drain rock is used as trench backfill, it shall be considered a rock backfill (greater than 30 percent retained on the 3/4-inch sieve) and should be placed in maximum 12-inch-thick loose lifts, with each lift densified by at least five complete passes with approved compaction equipment and until no deflection is observed. A separator geotextile such as Mirafi® 140N should be placed between the drain rock and any native soil backfill.

Grading and Filling

As described earlier site preparation will require over-excavation of native silts (Zone 1), fine granular soils (Zone 2), and elastic silts (Zone 3). These soils should be placed as fill only in nonstructural areas. These materials could be placed in fill slopes at the western boundary of the site, but will often be highly plastic, considerably wet of optimum, and may be difficult to work with.

Native granular soils will be suitable for structural fill provided particles larger than 4 inches are removed. In general, the upper 1 to 2 feet of most of the site consists of granular soil that could be used. With the current site location, this project will require a large quantity of imported fill material. We recommend the specifications of Table 5 - Guideline Specification for Imported Structural Fill.

TABLE 5 - GUIDELINE SPECIFICATION FOR IMPORTED STRUCTURAL FILL		
Sieve Size	**Percent by Weight Passing**	
4 Inch	100	
3/4 Inch	70 – 100	
No. 40	15 – 70	
No. 200	5 – 30	
Percent Passing No. 200 Sieve	**Maximum Liquid Limit**	**Maximum Plastic Index**
5 – 10	50	20
11 – 20	40	15
21 – 30	35	10

These recommendations are intended as guidelines to specify a readily available, prequalified material. Adjustments to the recommended limits can be provided to allow the use of other granular, non-expansive material. Any such adjustments must be made and approved by the geological engineer, in writing, prior to importing fill to the site.

All structural fill should be placed in maximum 8-inch-thick (loose) lifts, each densified to, at least, 95 percent relative compaction. Nonstructural fills should be densified to at least 85 percent relative compaction to minimize consolidation or erosion.

If the import fills have greater than 30 percent retained on the 3/4-inch sieve, standard density testing is not valid. A proof rolling program of at least five single passes of a minimum 10-ton roller in mass grading or at least five complete passes with hand compactors in footing trenches is recommended. Compaction must continue to the satisfaction of the geotechnical engineer. Acceptance of this rock fill is based upon observation of maximum particle size, lift thickness, moisture content, applied compactive effort, and proof rolling. In all cases, the finished surface should be smooth, firm, and show no signs of deflection. Grading should not be performed with or on frozen soils.

Fill Settlement

Mass grading of the pad could involve up to 15 feet of fill placement in the western edge of the plant site (including the over-excavation of elastic silts (Zone 3) and replacement with structural fill), which would result in significant differential settlements during and for a short time after the construction period. This settlement would be a combination of internal consolidation of fill materials under their own weight and consolidation of underlying elastic silts present in the site center. The first source of settlement described above will typically be nearly complete shortly after grading is finished, so it will not significantly impact structural improvements. Good quality,

undisturbed samples of the elastic silt could not be obtained for consolidation testing. As a consequence, the consolidation parameters, compression index, re-bound index, and initial void ratio, for the elastic soils were estimated using generally accepted empirical formulas in the literature based on soil index properties (Bowles, 1996). The Zone 3 elastic silts are typically of very high voids and nearly saturated, so that consolidation of these materials will be substantial and slow. Estimated settlements after the completion of filling are summarized on Table 6 - Estimated Settlement Following Completion of Mass Grading.

TABLE 6 - ESTIMATED SETTLEMENT FOLLOWING COMPLETION OF MASS GRADING IN AREAS OF ELASTIC SILTS

Thickness of Fill Placed (feet)	Range of Predicted Settlement of Native Elastic Silt Soils (inches)[1,2]
5	2 - 7
10	4 - 14
15	5 - 19

[1] Predicted settlements are based on estimated consolidation parameters of silty clay using empirical formulas and index test results. A more realistic estimation will be possible once the definite extent of the native silty clay deposits is known and a consolidation test result on undisturbed silty clay sample is available.
[2] Settlement range reflects the variance in assumed over consolidation ratio.

Settlements in Table 6 assume relatively rapid placement of fills over Zone 3 elastic silts such that significant settlement would not occur in the process of raising the fill to full height. With that assumption, we conservatively estimate that 90 percent of the settlements in Table 6 should be completed within 6 months after completion of the filling. This estimate is based on the laboratory index test results, conventional consolidation theory, the assumption of homogeneous compressibility and permeability properties for compressible layers, and full saturation of the deposits. In actuality, fill loads will be placed gradually over several weeks or months, elastic silts may include fissures or preferential pathways to speed pore water dissipation, elastic silts may be only partially saturated, and both elastic silts and granular soils may include lightly-cemented zones which may retard overall settlement. Each of these typical field conditions would tend to increase the rate of consolidation and shorten the time needed for settlements to approach completion. Fill settlement in the eastern third (Zones 4 and 5) and the western third (Zones 1 and 2) of the site would be negligible and minimal, respectively.

Given the likely need to complete the work within the limited construction season, it will be necessary to install settlement monitoring points to verify the decrease in settlement rate to acceptable levels. Differential settlement between the elastic silts and other site soils will be substantial. The type and number of locations for settlement monitoring would depend on the final site layout and pad height. Monitoring would be performed by surface monuments established once the fill has been topped out. Settlement monuments would need to be surveyed weekly. Once

the remaining settlements are estimated to be lower than tolerable levels, construction of the plant could commence.

Equipment construction could start on the eastern and western areas of the site immediately after the pad is completed. Settlement monitoring would be used to evaluate the possibility of early construction in deep fills, and, in the worst case, construction would need to be phased in the central site area. Once an equipment layout and grading plan are available, a better determination can be made as to how to best control settlement issues without impeding the construction schedule.

Slope Stability and Erosion Control

There are no major cuts expected for this project. Fill slopes up to 12 feet height will be required along the western boundary of the site for a finished pad elevation of 4,075 feet above msl. The *International Building Code* (ICC, 2006), adopted by the Washoe County, allows cut and fill slopes up to 2H:1V (horizontal to vertical) in the type of soils present at this site. The exploration and testing program conducted during this investigation confirms 2H:1V slopes will be stable.

Erosion potential is dependent on numerous factors involving grain size distribution, cohesion, moisture content, slope angle, and the velocity of the water or wind on the ground surface. Slopes between 3H:1V and 5H:1V can be stabilized by hydroseeding. Slopes steeper than 3H:1V require more intensive stabilization. Slopes flatter than 2H:1V can be stabilized be re-establishing vegetation, including use of irrigation, until the plants are established.

Dust potential at this site will be moderate during dry periods. Temporary (during construction) and permanent (after construction) erosion control will be required for all disturbed areas. The contractor shall prevent dust from being generated during construction in compliance with all applicable city, county, state, and federal regulations. The contractor shall submit an acceptable dust control plan prior to starting site preparation or earthwork. Project specifications should include an indemnification by the contractor of the owner and engineer for any dust generation during the construction period. The owner will be responsible for mitigation of dust after accepting the project.

In order to minimize erosion and downstream impacts to sedimentation from this site, best management practices with respect to storm water discharge should be implemented at this site.

Subsidence and Shrinkage

Where the full depth of elastic silt soils is to remain in place, subsidence of about 0.5 feet should be anticipated from construction traffic. In other areas of the site, subsidence should not exceed about 0.2 feet. Areas requiring over-excavation to mitigate settlement or shrink-swell potential will require additional volume of material for backfill.

Foundation Design

Much of the current site includes highly compressible elastic silts that will require that standard shallow, mat, and isolated footings for major structures be placed on a considerable thickness of structural fill. The required fill thickness is shown in Tables 3a and 3b and discussed under **Site Preparation** and **Mass Grading**. Locating the turbine-generator and associated equipment in the northeast area of the current site could minimize or eliminate the needed over-excavation. If the cooling tower could be moved north and slightly east of the northeast site corner, suitable foundation conditions are likely present. New areas will need additional exploration since this site has shown itself to be extremely variable over very short distances.

If the equipment cannot be moved to areas of good foundation soils, then considerable over-excavation will be required. In some cases, it may be cost-effective to support standard shallow, isolated, and mat foundations on helical piers advanced deeper to good bearing materials. Drilled shafts or driven pile foundations would also work well but require a specialized contractor. Helical piers are easily installed with a backhoe by at least two contractors in Reno, Nevada. Because the soils are highly corrosive, galvanized steel piers would be necessary.

TABLE 7a - PRELIMINARY BEARING CAPACITIES – ZONE 3 SOILS[1]

Improvement	Allowable Bearing Capacity (psf)
Turbine-Generator Mat Footings[2]	1,000 to 1,600
Turbine-Generator Equipment	1,000 to 1,600
Cooling Tower Mat Foundation (Base)	1,500
Control and Equipment Buildings	1,500
Pipe Supports	1,500

[1]Bearing on structural fill per Tables 3a and 3b.
[2]For width of 7.5 and 15 feet, respectively.

TABLE 7b - PRELIMINARY BEARING CAPACITIES – ZONES 1 AND 2 SOILS[1]	
Improvement	Allowable Bearing Capacity (psf)
Turbine-Generator Mat Footings[2]	2,000
Turbine-Generator Equipment	2,000
Cooling Tower Mat Foundation (Base)	2,002
Control and Equipment Buildings	2,000
Pipe Supports	2,000

[1]Bearing on structural fill per Tables 3a and 3b.
[2]For width of 7.5 and 15 feet, respectively.

TABLE 7c - PRELIMINARY BEARING CAPACITIES – ZONES 4 AND 5 SOILS[1]	
Improvement	Allowable Bearing Capacity (psf)
Turbine-Generator Mat Footings	2,500+
Turbine-Generator Equipment	2,500+
Cooling Tower Mat Foundation (Base)	2,500+
Control and Equipment Buildings	2,500+
Pipe Supports	2,500-3,000

[1]Bearing on properly prepared granular soil.

These sustained net allowable bearing pressure values can be interpolated for footing widths between 7.5 and 15 feet. Allowable bearing pressures have not been computed for turbine-generator footings greater than 15 feet in width, and would need to be evaluated on a case-by-case basis. In all cases, the bearing pressure is limited by tolerable settlement rather than shear failure of the soil. The cooling tower will be supported on a concrete basin that will extend approximately 5 feet below adjacent finished grade. Bearing loads will be partially compensated by removal of soil and replacement with water within the basin.

For the allowable bearing pressures above, foundation width refers to the least horizontal dimension of the foundation, where there is no limitation to the length or the longer horizontal dimension. Square or rectangular footings should have a minimum width of 24 inches, and strip footings (defined as footings with approximately constant linear loads and at least 5 times longer than they are wide) should have a minimum width of 18 inches. All exterior footings should be placed a minimum of two feet below adjacent finish grade.

The net allowable bearing pressure is the pressure at the base of the footing in excess of the adjacent overburden pressure, and the sustained bearing pressure is the long-term applied load consisting of dead plus ordinary live loads. Ordinary live loads are that portion of the design live load which will be present during the majority of the life of the structure. Design live loads not included in the sustained ordinary live loads would include wind, temporary personnel or

maintenance equipment loads, short circuit loads or overload conditions, and seismic loads. Short term loads can be increased by 50 percent, based on the recommended structural fill thickness, for all footing dimensions.

These allowable bearing pressures are recommended to limit settlement following construction to less than the ½-inch-maximum settlement criteria typically requested by Ormat, Inc. Some movement will occur during the construction period as loads are first applied. Differential movement between footings with similar loads, dimensions, and base elevations should not exceed about 3/8 inch. Structures spanning the elastic silts and a substantially less compressible soil may require additional over-excavation/replacement or deep foundations to limit differential settlement. Higher allowable bearing pressures can be provided if a larger tolerable settlement criteria (e.g. up to 1 inch total settlement) is acceptable or if better conditions are encountered during the design-level exploration. Foundations constructed where the fill thickness exceeds the minimum separation requirements may also have higher bearing pressures.

If loose, soft, wet, or disturbed soils are encountered at the foundation subgrade, these soils should be removed to expose undisturbed soils, and the resulting over-excavation backfilled with compacted structural fill. The base of all excavations should be dry and free of loose soils at the time of concrete placement.

Dynamic Foundation Analyses

Dynamic analyses of vibrating machinery are relatively complicated and necessarily based on a number of assumptions and approximations. These include calculating the mass moments of inertia of the equipment themselves, as approximated by simple cylinders or blocks, as well as estimating the crucial engineering values for foundation materials, Poisson's ratio and shear modulus. Shear modulus is calculated from a field measurement of shear-wave velocity in the depth of two times the foundation width. It cannot be predicted whether the rotating machinery will respond to the dynamics of the average of the shear-wave velocities or to the shear-wave velocity of a particular soils unit. The analysis is also complicated by the effects of embedment. Stiffness contrast will likely reflect a percentage of the vibration returning to the surface, rather than geometric damping of vibrations that normally occurs within a homogeneous soils profile. These reflections could nearly double, or nearly negate, the magnitude of machinery vibration. This effect is not reliably predictable with the current state-of-the-art methods.

Dynamic analysis has two major components:

- Making sure the machinery and foundation system do not resonate with the operating frequency of the equipment; and
- Making sure that the amplitude of vibration is acceptable for the machinery type.

Vibration analysis has six primary degrees of freedom:

- vertical mode
- sliding along the length
- sliding along the width
- rocking along the length
- rocking along the width
- torsion

For centrifugal machinery with a horizontal axis parallel to the long direction of the foundation, there are no significant torsional forces, and horizontal or rocking vibrations along the length of the foundation are also expected to be minimal.

A basic rule of thumb is that the mass of the foundation should be at least 2 to 3 times the mass of the centrifugal machinery. The goal is to minimize the size of the footing while adequately damping vibrations and providing a foundation/machinery system frequency that is at least 20 percent above or below the operating frequency (as related to rpm) of the machinery. Dynamic analysis will be completed as an addendum to this report once equipment is selected and a site plan is completed.

Cooling Tower Basin

A sump approximately 5 feet deep will be required for the cooling tower. The following recommendations are for sump walls with vertical back faces, horizontal backfill, and no surcharge loads next to the top of the wall. Surcharge loads, including construction and traffic loads, should be added to the following values. While the recommendations here may be suitable for other conditions, the geotechnical engineer should be consulted for retaining walls with unusual conditions such as sloping faces.

It is expected that sump pit walls will be designed using at-rest pressures, but walls free to yield a displacement of at least 1/2 percent of the wall height (.005H), can be designed using active pressure. Lateral earth pressures for design are included on Table 8 - Cooling Basin Wall Design Parameters. Lateral earth pressures are reduced below the water table, but water pressure (62.4 per cubic foot [pcf]) should be added to the lateral earth pressure values.

TABLE 8 - COOLING BASIN WALL DESIGN PARAMETERS		
Allowable Coefficient of Friction	**Zone 3**	**Zones 1, 2, 4 and 5**
	0.43*	**0.43**
	Static (Seismic)	**Static (Seismic)**
At Rest Equivalent Fluid Pressure	15 (15) pcf	57 (57) pcf
Active Equivalent Fluid Pressure	10 (12) pcf	37 (40) pcf
Allowable Passive Equivalent Fluid Pressure	375 (375) pcf	425 (425) pcf
Unit Weight of Soil	75 pcf	125 pcf

*Based on structural fill.

Passive pressures can be used in design for basin walls where appropriate, but no passive pressure should be developed within two feet of final grade.

Sump pit wall backfill above the ground water level under structural areas should use structural fill. Backfill behind retaining walls should be compacted to 90 percent of the material's maximum dry density in accordance with ASTM D 1557, but should not be densified to more than about 92 percent relative density to minimize pressure against the wall. Care should be exercised when compacting backfill against retaining walls and foundations. To reduce temporary construction loads on the walls, heavy equipment should not be used for placing and compacting fill within a region as determined by a 0.5H:1V (Horizontal:Vertical) line drawn upward from the bottom of the wall, or within 3 feet of the wall, whichever is greater. We recommend that hand-operated compaction equipment be used to compact soils adjacent to walls.

Pipe Supports

Geothermal circulation water and cooling water supply and return pipelines are conventionally supported on individual or grouped pipe supports on shallow footings or drilled shafts. Guide supports typically have vertical loads of 50 kips or less, and lateral loads of 15 kips or less. Anchor supports may have vertical loads of 50 kips and lateral loads in excess of 100 kips. Shallow footings are economical where pipe supports are not close to other foundations or obstacles, and the pipe supports do not resist significant lateral loads. Preliminary bearing pressures for pipe supports are presented in Tables 7a, 7b, and 7c. Considerable over-excavation is required in the areas of elastic silts.

Drilled piers are often used because piers can be installed vertically in relatively tight horizontal constraints, can be constructed as a single element from the pipe to the ground, and can provide high axial and lateral capacity. In addition, no over-excavation is required. Assuming skin friction only (so that cleanout of the bottom of hole would not be critical), 50 kips allowable axial capacity could be provided by 10- to 15-foot-deep, 2.5-foot-diameter drilled shafts in all areas except the elastic silts. These shafts can resist approximately 15 kips of lateral load and 100 kip-feet moment with less than 0.5 inch lateral displacement at ground line. Once a pipeline layout is available, shaft capacity should be finalized. Because of the complex soil conditions on this site, several shaft configurations could be necessary. Placement of pipe supports in the elastic silts should be avoided if practical; otherwise, significantly longer and larger diameters drilled shafts would be necessary.

Pipe supports on previous plants have been located 3 to 4 feet on center from the edge of the cooling tower. The cooling tower basin will extend to 5 feet below ground surface, such that pipe support lateral capacity must be developed below the level of the basin slab. Anchor supports supporting lateral loads in the range of 100 kips lateral load will require individual geotechnical design and will typically require lengths of 20 to 40 feet.

Portland Cement Concrete Slab Design

All concrete slabs should be directly underlain by Type 2, Class B, aggregate base. The thickness of base material shall be 6 inches beneath floor slabs and private flatwork. The strength of the base material is critical for point loads, such as occur with storage racks or crane pad loads. Aggregate base courses should be densified to at least 95 percent relative compaction.

The structural section for any exterior concrete aprons and dolly pads should consist of a minimum of 6 inches of 4,000 per square inch (psi) concrete overlying 6 inches of aggregate base. Structural fill, as specified in Tables 3a or 3b will also be required for Zones 1, 2, and 3 soils. These exterior rigid pavements have been designed using the American Association of State Highway and Transportation Officials (AASHTO, 1993) method for concrete with a 28-day flexural strength of 570 psi (approximately 4,000 psi compressive strength).

Concrete mix proportions and construction techniques, including the addition of water and improper curing, can adversely affect the finished quality of concrete and result in cracking, curling, and the spalling of slabs. We recommend that all placement and curing be performed in accordance with procedures outlined by the American Concrete Institute (2008). Special considerations should be given to concrete placed and cured during hot or cold weather conditions.

Proper control joints and reinforcement should be provided to minimize any damage resulting from shrinkage. Concrete should not be placed on frozen in-place soils.

Any interior concrete floor slabs with moisture-sensitive flooring will require a moisture barrier system. Installation should conform to the specifications provided for a Class B vapor restraint (ASTM E 1745-97). A 10-mil StegoRap® vapor barrier or approved equal should be placed over a sand bedding layer. A 4-inch-thick layer of aggregate base should be placed over the vapor barrier and be compacted with a vibratory plate. The base layer should remain compacted and a uniform thickness maintained during the concrete pour, as its intended purpose is to facilitate even curing of the concrete and minimize curling of the slab. Extra attention should be given during construction to ensure that rebar reinforcement and equipment do not damage the integrity of the vapor barrier.

Pavement Design

It is our understanding that traffic on the site will be generally very light, except during initial construction and during shutdowns/repairs.

Unpaved roads should consist of 8 inches of aggregate base on compacted on-site granular soils or structural fill. Where silts or elastic silts are present, a minimum 12 inches of native granular soil or structural fill should be present under the aggregate base. These gravel roads should perform acceptably under the same level of service as the asphalt pavement, provided that annual routine maintenance (re-grading, recompaction, replacement of eroded materials) is performed.

Paved areas, if any, subject to automobile traffic or infrequent truck traffic can consist of 3 inches of asphalt concrete underlain by 6 inches of aggregate base, underlain by compacted native granular soil or structural fill as specified in Tables 3a and 3b. Roads that would be subject to daily heavy truck deliveries, if any, will require an individual analysis. All aggregate base beneath asphalt pavement should be densified to at least 95 percent relative compaction.

Pavement design is mostly a function of heavy truck traffic and subgrade strength. Inherent in the selection of design subgrade strength is the assumption that the subgrade will not become saturated. Subgrade strength drops dramatically when moisture increases even slightly more than the selected design value. This is essentially true for any material other than clean sands and gravels and is more critical in fine-grained and clay soils than in granular soils. Soils at this site are considered to be of moderate to high moisture sensitivity.

Due to the local climate and available construction aggregates, an entire 20 years of performance life is achieved only with proper maintenance. Such maintenance includes regular crack sealing, seal coats, and patching as necessary. Failure to provide the necessary maintenance will significantly reduce pavement design life and performance. Between 15 and 20 years after initial construction (average 17 years), major rehabilitation (structural overlay or reconstruction) is often needed. Diligent maintenance can generally delay major rehabilitation for a few years.

Corrosion Potential

Laboratory testing was performed to evaluate the corrosion potential of the soils with respect to metal pipe in contact with the ground. The results of the laboratory testing indicate that the site foundation soils exhibit severe corrosion potential (American Water Works Association, 1999). As a result, metal pipe in contact with the native materials will require corrosion protection.

Soluble sulfate content has been determined for the elastic silt and the results of the testing indicate that concrete in contact with these soils would potentially experience severe degradation due to reaction with soil sulfate. Therefore, Type II cement should be used for all concrete work. Concrete mix designs for any concrete in contact with elastic silt on this project should develop a minimum 28-day compressive strength 4,500 psi and be placed with a maximum water:cement ratio of 0.45. The use of fly ash or slag in the mix would significantly reduce reaction to sulfate. Concrete on structural fill or granular native soil can be designed with the strength requirements specified by the structural engineer.

On-Site Sewage Disposal

Percolation tests were run on test pits TP-01 and TP-02 in accordance with Washoe County District Health Department (WCDHD) regulations covering sewage, waste water, and sanitation (WCDHD, 2001). Test pits were logged in the field by our geologist and examined by a senior engineer from the WCDHD. Percolation rates and associated data are summarized in Table 9 - Percolation Test Results.

TABLE 9 - PERCOLATION TEST RESULTS

Test Pit (TP) No.	Depth of Percolation Test (feet)	Material Tested	Final Percolation Rate (minutes/inch)
TP-01	3	Silt with Sand	0.3
	5	Silt with Sand	252
TP-02	3	Silty Sand	40
	5	Silty Sand	6.4

The materials tested in test pit TP-02 are suitable for on-site sewage disposal in a standard trench leach field system to the exploration depth of 15 feet. Soils with good percolation are limited to the top 8 feet of the soils profile since the underlying clayey sand was shown to be effectively impermeable in test pit TP-01. The bottom of the leach trench can be no deeper than 4 feet (4-foot separation from impermeable soils required by WCDHD regulations). Based on a design percolation rate of 40 minutes per inch, we anticipate the following disposal trench lengths:

TABLE 10 - PRELIMINARY SEPTIC SYSTEM DESIGN	
Required Septic Tank Volume	**Number and Length of Disposal Trenches**
1,000-gallon	3 at 80 feet
1,500-gallon	4 at 90 feet
2,000-gallon	5 at 95 feet

The percolation tests and recommendations presented above can be used for leach field design, provided that the disposal system is placed in the area of our testing. The primary and back-up leach fields should be located very near test pit TP-02. On-site sewage disposal systems must be designed in accordance with WCDHD regulations and must incorporate the required setbacks from property lines, wells, drainages, and other important features. Adequate percolation may also be present in the northeast site corner but effluent would likely need to be pumped in this area.

ANTICIPATED CONSTRUCTION PROBLEMS

Grading will encounter extensive elastic silt lakebed deposits approximately in the center third of the site where over-excavation of these soils will be necessary to limit the settlement. Significant settlements will occur due to fill pad construction above the elastic silt soils which must be monitored until remaining settlements are within tolerable limits. Differential settlement between fill on elastic silt and fill on other site materials will be high.

Once the final finished grade elevation and the orientation of the plant structures within the site are determined, an additional phase of geotechnical investigation will be warranted.

QUALITY CONTROL

All plans and specifications should be reviewed for conformance with this geotechnical report and approved by the geotechnical engineer prior to submitting them to the building department for review.

The recommendations presented in this report are based on the assumption that sufficient field testing and construction review will be provided during all phases of construction. We should review the final plans and specifications to check for conformance with the intent of our recommendations. Prior to construction, a pre-job conference should be scheduled to include, but not be limited to, the owner, architect, civil engineer, the general contractor, earthwork and materials subcontractors, building official, and geotechnical engineer. The conference will allow parties to review the project plans, specifications, and recommendations presented in this report and discuss applicable material quality and mix design requirements. All quality control reports should be submitted to and reviewed by the geotechnical engineer.

Soils on this site are complex and will require full-time management/inspection during grading and over-excavation/backfill for structures. During construction, we should have the opportunity to provide sufficient on-site observation of preparation and grading, over-excavation, fill placement, foundation installation, and paving. These observations would allow us to verify that the geotechnical conditions are as anticipated and that the contractor's work is in conformance with the approved plans and specifications.

STANDARD LIMITATIONS CLAUSE

This report has been prepared in accordance with generally accepted geotechnical practices. The analyses and recommendations submitted are based on field exploration performed at the locations shown on Plate 1 of this report. This report does not reflect soils variations that may become evident during the construction period, at which time re-evaluation of the recommendations may be necessary. We recommend our firm be retained to perform construction observation in all phases of the project related to geotechnical factors to ensure compliance with our recommendations. The owner shall be responsible for distributing this geotechnical investigation to all designers and contractors whose work is related to geotechnical factors.

Equilibrium water level readings were made on the date shown on Plate 2 of this report. Fluctuations in the water table may occur due to rainfall, temperature, seasonal runoff or adjacent irrigation practices. Construction planning should be based on assumptions of possible variations in the water table.

This report has been produced to provide information allowing the architect or engineer to design the project. The owner is responsible for distributing this report to all designers and contractors whose work is affected by geotechnical aspects. In the event there are changes in the design, location, or ownership of the project from the time this report is issued, recommendations should

be reviewed and possibly modified by the geotechnical engineer. If the geotechnical engineer is not granted the opportunity to make this recommended review, he or she can assume no responsibility for misinterpretation or misapplication of his or her recommendations or their validity in the event changes have been made in the original design concept without his or her prior review. The geotechnical engineer makes no other warranties, either expressed or implied, as to the professional advice provided under the terms of this agreement and included in this report.

REFERENCES

American Association of State Highway and Transportation Officials (AASHTO), 1993, *Design Manual for Design of Rigid and Flexible Pavements.*

American Concrete Institute (ACI), 2008, *ACI Manual of Concrete Practice: Parts 1 through 5.*

American Society for Testing and Materials (ASTM), 2005, *Soil and Rock; Dimension Stone; Geosynthetics,* Volume 4.08.

American Water Works Association (AWWA), 1999, *American National Standard for Polyethylene Encasement for Ductile-Iron Pipe Systems,* American Water Works Association ANSI/AWWA C105/A21.5-99 (Revision of ANSI/AWWA C105/A21.9-93).

Bell, J. W., 1984, *Quaternary Fault Map of Nevada, Reno Sheet*: Nevada Bureau of Mines and Geology (NBMG), Map 79.

Bonham, H. F. and K. G. Papke, 1969, *Geology and Mineral Deposits of Washoe and Storey Counties, Nevada*: (Nevada Bureau of Mines and Geology) Bulletin 70, 1969.

Bowles, J. E., 1996, 5th ed., *Foundation Analysis and Design,* McGraw Hill.

Federal Emergency Management Agency (FEMA), 1994 (September 30, 1994), *Flood Insurance Rate Map 32031C2075E, Washoe County, Nevada.*

Federal Register, 1989, *Construction Standards for Excavations,* 29 CFR No. 209, Volume 54.

International Code Council (ICC), 2006, *International Building Code.*

Naval Facilities Engineering Command (NAVFAC), 1986a, *Foundations and Earth Structure;* Design Manual 7.2.

NAVFAC, 1986b, *Soil Mechanics,* Design Manual 7.1.

Nelson, John D. and Debora J. Miller, 1992, *Expansive Soils: Problems and Practice in Foundation and Pavement Engineering,* John Wiley and Sons, Inc., New York.

Nevada Earthquake Safety Council (NESC), November 1998, "Guidelines for Evaluating Potential Surface Fault Rupture/Land Subsidence Hazards in Nevada (*Revision 1*)," http://www.nbmg.unr.edu/nesc/guidelines.htm

Ryall, A. and B. M. Douglas, 1976, *Regional Seismicity,* Reno Folio: Nevada Bureau of Mines and Geology.

Sawyer, T.L., and K.D. Adams, compilers, 1999, Fault Number 1613, San Emidio fault zone, in Quaternary fault and fold database of the United States: U.S. Geological Survey website, http://earthquakes.usgs.gov/regional/qfaults.

Washoe County District Health Department (WCDHD); July 25, 2001; *District Board of Health Regulation Governing Sewage Wastewater and Sanitation.*

United States Geological Survey (USGS), 2008, *Earthquake Ground Motion Parameters,* Version 5.0.9, October 6, 2008.

USGS, 2007, *National Seismic Mapping Project,* http://eqdesign.cr.usgs.gov/htm/lookup/2002-interp.html.

USGS, 2009, *Online Quaternary Fault and Fold Database of United States, Google Earth Files* at http://earthquake.usgs.gov/regional/qfaults/, accessed October, 2009.

PLATES



TP-01
TP-02
TP-03
TP-04
TP-05
TP-06
TP-07
TP-08
TP-09
SEISMIC SHEAR-WAVE VELOCITY LINE
BASIN
4080
(IN FEET)
1 inch = 40ft.
LEGEND
TP-01 ■ APPROXIMATE TEST PIT LOCATION
— ? — APPROXIMATE SOILS BOUNDARY
ZONE 1 SILT
ZONE 2 FINE GRANULAR SOIL
ZONE 3 ELASTIC SILT (LAKEBEDS)
ZONE 4 SAND AND GRAVEL
ZONE 5 CEMENTED SILT AND CLAYEY SAND
NOTES
1. BASE MAP PROVIDED BY US GEOTHERMAL INC.
CALIFORNIA
NEVADA
GERLACH
EMPIRE
PROJECT SITE
PYRAMID LAKE
SITE LOCATION MAP
N.T.S.

Black Eagle Consulting, Inc.
Geotechnical & Construction Services
1345 Capital Boulevard, Suite A
Reno, Nevada 89502-7140
Telephone: 775/856-8890
Facsimile: 775/856-7799

US GEOTHERMAL INC.

PLOT PLAN

SAN EMIDIO GEOTHERMAL POWER PLANT
WASHOE COUNTY, NEVADA

Project No.
1298-01-1

Plate 1

TEST PIT LOG

TEST PIT NO.: TP-01

TYPE OF HOE: John Deere 490 E

LOGGED BY: SMM

DATE: 9/17/2009

DEPTH TO GROUND WATER (ft): NE

GROUND ELEVATION (ft): 4061 ±

SAMPLE NO.	SAMPLE TYPE	PENETROMETER (tsf)	MOISTURE (%)	PLASTICITY INDEX	DEPTH (ft)	USCS SYMBOL	LITHOLOGY	DESCRIPTION
A	GRAB		58.7	9	0–3	SM		**Silty Sand** Tan, brown, dry, loose to medium dense, with 48% low plasticity fines and 52% fine to medium sand. Minor fine to medium gravel. Common roots.
B	GRAB		78.9	3	3–11	ML		**Silt with Sand** Brown, dry, loose to medium dense, with 71% low plasticity fines, 28% fine to coarse sand, and 1% fine to medium gravel. Heavy gypsum crystallization from 2.5 - 3 feet.
					11–14	CH		**Sandy Fat Clay** Violet, blue-gray, moist, firm, with an estimated 75-80% medium plasticity fines and 20-25% fine to coarse sand. Minor fine to medium gravel. Very severely to completely weathered bedrock of apparant metavolcanic origin.

Depth scale (ft): 2, 4, 6, 8, 10, 12, 14

Percolation tests run at 3 and 5 feet bgs.

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
(775) 359-6600

U.S. Geothermal
San Emidio Geothermal Plant
Washoe County Nevada

PROJECT NO.: 1298-01-1

PLATE: 2

SHEET 1 OF 1

TEST PIT LOG

TEST PIT NO.: TP-02
TYPE OF HOE: John Deere 490 E
LOGGED BY: SMM
DATE: 9/17/2009
DEPTH TO GROUND WATER (ft): NE
GROUND ELEVATION (ft): 4063 ±

SAMPLE NO.	SAMPLE TYPE	PENETROMETER (tsf)	MOISTURE (%)	PLASTICITY INDEX	DEPTH (ft)	USCS SYMBOL	LITHOLOGY	DESCRIPTION
A	GRAB					SM		**Silty Sand** Tan, brown, dry, loose to medium dense, with an estimated 25-30% medium plasticity fines, 55-60% fine to coarse sand, and 10-15% fine to coarse angular to subrounded gravel. Common roots. Rare angular to subrounded cobbles to 11 inches size.
B	GRAB		25.4	10	2, 4, 6	SM		**Silty Sand** Brown, white, dry, medium dense, with 38% medium plasticity fines, 52% fine to coarse sand, and 10% fine to medium gravel. Common gypsum crystals below 2.5 feet.
					8	SC		**Clayey Sand** Tan, brown, dry to slightly moist, medium dense to dense, with an estimated 30-35% medium plasticity fines, 50-55% fine to coarse sand, and 10-15% fine to coarse angular to subrounded gravel. Approximately 10% of the total soil mass is composed of angular to subrounded cobbles to 5 inches size.
					10, 12, 14	SC		**Clayey Sand** Tan, brown, slightly moist, medium dense to dense, with an estimated 30-35% medium plasticity fines and 65-70% fine to coarse sand.

Percolation tests run at 3 and 5 feet bgs.

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
(775) 359-6600

U.S. Geothermal
San Emidio Geothermal Plant
Washoe County Nevada

PROJECT NO.: 1298-01-1
PLATE: 2
SHEET 1 OF 1

TEST PIT LOG

TEST PIT NO.: TP-03
TYPE OF HOE: John Deere 490 E
LOGGED BY: SMM

DATE: 9/17/2009
DEPTH TO GROUND WATER (ft): NE
GROUND ELEVATION (ft): 4065 ±

SAMPLE NO.	SAMPLE TYPE	PENETROMETER (tsf)	MOISTURE (%)	PLASTICITY INDEX	DEPTH (ft)	USCS SYMBOL	LITHOLOGY	DESCRIPTION
A	GRAB				0–2	SM		**Silty Sand** Tan, brown, dry, loose to medium dense, with an estimated 25-30% medium plasticity fines, 55-60% fine to coarse sand, and 10-15% fine to coarse angular to subrounded gravel. Common roots. Rare angular to subrounded cobbles to 11 inches size.
B	GRAB		84.4	58	2–14	MH		**Elastic Silt** White, light gray, slightly moist, stiff, with 92% high plasticity fines and 8% fine sand. Occasional thin sand stringers.

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
(775) 359-6600

U.S. Geothermal
San Emidio Geothermal Plant
Washoe County Nevada

PROJECT NO.: 1298-01-1
PLATE: 2

TEST PIT LOG

TEST PIT NO.: TP-04

TYPE OF HOE: John Deere 490 E

LOGGED BY: SMM

DATE: 9/17/2009

DEPTH TO GROUND WATER (ft): NE

GROUND ELEVATION (ft): 4065 ±

SAMPLE NO.	SAMPLE TYPE	PENETROMETER (tsf)	MOISTURE (%)	PLASTICITY INDEX	DEPTH (ft)	USCS SYMBOL	LITHOLOGY	DESCRIPTION
					0–2	SM		**Silty Sand** Tan, brown, dry, loose to medium dense, with an estimated 25-30% medium plasticity fines, 55-60% fine to coarse sand, and 10-15% fine to coarse angular to subrounded gravel. Common roots. Rare angular to subrounded cobbles to 11 inches size.
					2–8	MH		**Elastic Silt** White, light gray, slightly moist, stiff, with an estimated 90-95% medium to high plasticity fines and 5-10% fine sand. Occasional thin sand stringers.

Depth scale (ft): 2, 4, 6, 8, 10, 12, 14

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
(775) 359-6600

U.S. Geothermal
San Emidio Geothermal Plant
Washoe County Nevada

PROJECT NO.: 1298-01-1

PLATE: 2

TEST PIT LOG

TEST PIT NO.: TP-05
TYPE OF HOE: John Deere 490 E
LOGGED BY: SMM

DATE: 9/17/2009
DEPTH TO GROUND WATER (ft): NE
GROUND ELEVATION (ft): 4065 ±

SAMPLE NO.	SAMPLE TYPE	PENETROMETER (tsf)	MOISTURE (%)	PLASTICITY INDEX	DEPTH (ft)	USCS SYMBOL	LITHOLOGY	DESCRIPTION
					0–1.5	SC		**Clayey Sand with Gravel** Tan, brown, dry, loose to medium dense, with an estimated 25-30% medium plasticity fines, 50-55% fine to coarse sand, and 15-20% fine to coarse angular to subrounded gravel. Common roots. Rare angular to subrounded cobbles to 11 inches size.
					1.5–14	MH		**Elastic Silt** White, light gray, slightly moist, stiff, with an estimated 90-95% high plasticity fines and 5-10% fine sand. Occasional thin sand stringers.
					14–	CH		**Sandy Fat Clay** Violet. blue-gray, moist, firm, with an estimated 75-80% medium plasticity fines and 20-25% fine to coarse sand. Minor fine to medium gravel. Very severely to completely weathered bedrock of apparent metavolcanic origin.

Depth scale (ft): 2, 4, 6, 8, 10, 12, 14

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
(775) 359-6600

U.S. Geothermal
San Emidio Geothermal Plant
Washoe County Nevada

PROJECT NO.: 1298-01-1

PLATE: 2

TEST PIT LOG

TEST PIT NO.: TP-06

TYPE OF HOE: John Deere 490 E

LOGGED BY: SMM

DATE: 9/17/2009

DEPTH TO GROUND WATER (ft): NE

GROUND ELEVATION (ft): 4069 ±

SAMPLE NO.	SAMPLE TYPE	PENETROMETER (tsf)	MOISTURE (%)	PLASTICITY INDEX	DEPTH (ft)	USCS SYMBOL	LITHOLOGY	DESCRIPTION
						SM		**Silty Sand** Tan, brown, dry, loose to medium dense, with an estimated 25-30% medium plasticity fines and 70-755% fine to coarse sand. Minor fine to medium gravel. Common roots.
A	GRAB		58.8	12	2	SM		**Silty Sand with Gravel** Brown, white, dry, medium dense, with 34% medium plasticity fines, 46% fine to coarse sand and 20% fine to medium gravel. Common gypsum crystals.
B	GRAB				4			**Gypsum** White, light gray, orange and red mottling, dry, loose, with **Silty Sand** matrix composed of an estimated 20-25% non-plastic fines and 75-80% fine sand. Occurs as fused crystal masses and long needle-like crystals.
C	GRAB				6	SC		**Clayey Sand** Orange, red, brown, slightly moist, medium dense, with an estimated 40-45% medium plasticity fines and 55-60% fine to coarse sand.
					8 10	SC		**Clayey Sand** White, tan, brown, slightly moist, medium dense to dense, with an estimated 30-35% medium plasticity fines, 50-55% fine to coarse sand, and 10-15% fine to coarse angular to subrounded gravel.
					12	CH		**Sandy Fat Clay** Violet, blue-gray, moist, firm, with an estimated 75-80% medium plasticity fines and 20-25% fine to coarse sand. Minor fine to medium gravel. Very severely to completely weathered bedrock of apparant metavolcanic origin.
					14			

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
(775) 359-6600

U.S. Geothermal
San Emidio Geothermal Plant
Washoe County Nevada

PROJECT NO.: 1298-01-1

PLATE: 2

TEST PIT LOG

TEST PIT NO.: TP-07
TYPE OF HOE: John Deere 490 E
LOGGED BY: SMM

DATE: 9/17/2009
DEPTH TO GROUND WATER (ft): NE
GROUND ELEVATION (ft): 4072 ±

SAMPLE NO.	SAMPLE TYPE	PENETROMETER (tsf)	MOISTURE (%)	PLASTICITY INDEX	DEPTH (ft)	USCS SYMBOL	LITHOLOGY	DESCRIPTION
					0–2	SC		**Clayey Sand** Tan, brown, dry, loose to medium dense, with an estimated 25-30% medium plasticity fines and 70-75% fine to coarse sand. Minor fine to medium gravel. Common roots.
A	GRAB		11.3	2	2–5	ML		**Silt** White, light gray, dry, very dense, with 91% low plasticity fines and 9% fine sand. Heavily cemented and difficult to excavate.

Depth scale (ft): 2, 4, 6, 8, 10, 12, 14

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
(775) 359-6600

U.S. Geothermal
San Emidio Geothermal Plant
Washoe County Nevada

PROJECT NO.: 1298-01-1
PLATE: 2
SHEET 1 OF 1

TEST PIT LOG

TEST PIT NO.: TP-08

TYPE OF HOE: John Deere 490 E

LOGGED BY: SMM

DATE: 9/17/2009

DEPTH TO GROUND WATER (ft): NE

GROUND ELEVATION (ft): 4073 ±

SAMPLE NO.	SAMPLE TYPE	PENETROMETER (tsf)	MOISTURE (%)	PLASTICITY INDEX	DEPTH (ft)	USCS SYMBOL	LITHOLOGY	DESCRIPTION
					0–2	GM		**Silty Gravel with Sand (FILL)** Brown, dry, loose to medium dense, with an estimated 20-25% non-plastic fines, 25-30% fine to coarse sand, and 45-50% fine to coarse angular to subrounded gravel.
					2–3.5	SC		**Clayey Sand** Greenish gray, slightly moist, drnse, with an estimated 30-35% medium plasticity fines and 65-70% fine to coarse sand.
					3.5–5	SC-SM		**Silty, Clayey Sand** White, light gray, dry, very dense, with an estimated 15-20% non-plastic to medium plasticity fines and 80-85% fine to medium sand. Heavily cemented and difficult to excavate.

Depth scale: 2, 4, 6, 8, 10, 12, 14

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
(775) 359-6600

U.S. Geothermal
San Emidio Geothermal Plant
Washoe County Nevada

PROJECT NO.: 1298-01-1

PLATE: 2

SHEET 1 OF 1

TEST PIT LOG

TEST PIT NO.: TP-09
TYPE OF HOE: John Deere 490 E
LOGGED BY: SMM

DATE: 9/17/2009
DEPTH TO GROUND WATER (ft): NE
GROUND ELEVATION (ft): 4073 ±

SAMPLE NO.	SAMPLE TYPE	PENETROMETER (tsf)	MOISTURE (%)	PLASTICITY INDEX	DEPTH (ft)	USCS SYMBOL	LITHOLOGY	DESCRIPTION
A	GRAB					GM		**Silty Gravel with Sand** Brown, dry, loose to medium dense, with an estimated 15-20% non-plastic fines, 20-25% fine to coarse sand, and 55-60% fine to coarse angular to subrounded gravel. Approximately 15% of the total soil mass is composed of cobbles up to 1 foot diameter.
B	GRAB		3.6	NP	2	SW		**Well Graded Sand with Silt and Gravel** Brown, dry, loose to medium dense, with 11% non-plastic fines, 73% fine to coarse sand, and 16% fine to coarse angular to subrounded gravel. Approximately 5% of the total soil mass is composed of cobbles up to 1 foot diameter.
C	GRAB				4	SC		**Clayey Sand** Greenish gray, yellow brown, slightly moist, dense, with an estimated 30-35% medium plasticity fines and 65-70% fine to coarse sand.
					6	GM		**Silty Gravel with Sand** Brown, slightly moist, loose to medium dense, with an estimated 15-20% non-plastic fines, 20-25% fine to coarse sand, and 55-60% fine to coarse angular to subrounded gravel. Approximately 15% of the total soil mass is composed of cobbles up to 1 foot diameter.
					8			
					10			
					12			
					14			

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
(775) 359-6600

U.S. Geothermal
San Emidio Geothermal Plant
Washoe County Nevada

PROJECT NO.: 1298-01-1

PLATE: 2

SOIL CLASSIFICATION CHART

MAJOR DIVISIONS			SYMBOLS GRAPH	SYMBOLS LETTER	TYPICAL DESCRIPTIONS
COARSE GRAINED SOILS MORE THAN 50% OF MATERIAL IS LARGER THAN NO. 200 SIEVE SIZE	GRAVEL AND GRAVELLY SOILS MORE THAN 50% OF COARSE FRACTION RETAINED ON NO. 4 SIEVE	CLEAN GRAVELS (LITTLE OR NO FINES)		GW	WELL-GRADED GRAVELS, GRAVEL-SAND MIXTURES, LITTLE OR NO FINES
				GP	POORLY-GRADED GRAVELS, GRAVEL-SAND MIXTURES, LITTLE OR NO FINES
		GRAVELS WITH FINES (APPRECIABLE AMOUNT OF FINES)		GM	SILTY GRAVELS, GRAVEL-SAND-SILT MIXTURES
				GC	CLAYEY GRAVELS, GRAVEL-SAND-CLAY MIXTURES
	SAND AND SANDY SOILS MORE THAN 50% OF COARSE FRACTION PASSING ON NO. 4 SIEVE	CLEAN SANDS (LITTLE OR NO FINES)		SW	WELL-GRADED SANDS, GRAVELLY SANDS, LITTLE OR NO FINES
				SP	POORLY-GRADED SANDS, GRAVELLY SAND, LITTLE OR NO FINES
		SANDS WITH FINES (APPRECIABLE AMOUNT OF FINES)		SM	SILTY SANDS, SAND-SILT MIXTURES
				SC	CLAYEY SANDS, SAND-CLAY MIXTURES
FINE GRAINED SOILS MORE THAN 50% OF MATERIAL IS SMALLER THAN NO. 200 SIEVE SIZE	SILTS AND CLAYS	LIQUID LIMIT LESS THAN 50		ML	INORGANIC SILTS AND VERY FINE SANDS, ROCK FLOUR, SILTY OR CLAYEY FINE SANDS OR CLAYEY SILTS WITH SLIGHT PLASTICITY
				CL	INORGANIC CLAYS OF LOW TO MEDIUM PLASTICITY, GRAVELLY CLAYS, SANDY CLAYS, SILTY CLAYS, LEAN CLAYS
				OL	ORGANIC SILTS AND ORGANIC SILTY CLAYS OF LOW PLASTICITY
	SILTS AND CLAYS	LIQUID LIMIT GREATER THAN 50		MH	INORGANIC SILTS, MICACEOUS OR DIATOMACEOUS FINE SAND OR SILTY SOILS
				CH	INORGANIC CLAYS OF HIGH PLASTICITY
				OH	ORGANIC CLAYS OF MEDIUM TO HIGH PLASTICITY, ORGANIC SILTS
HIGHLY ORGANIC SOILS				PT	PEAT, HUMUS, SWAMP SOILS WITH HIGH ORGANIC CONTENTS
FILL MATERIAL				--	FILL MATERIAL, NON NATIVE

NOTE: DUAL SYMBOLS ARE USED TO INDICATE BORDERLINE SOIL CLASSIFICATIONS.

PLASTICITY CHART


PLASTICITY INDEX (PI)
LIQUID LIMIT (LL)
"U" LINE
"A" LINE
CH or OH
CL or OL
MH or OH
ML or OL
0
4
7
10
20
30
40
50
60
16
70
80
90
100
110

FOR CLASSIFICATION OF FINE-GRAINED SOILS AND FINE-GRAINED FRACTION OF COARSE-GRAINED SOILS

EXPLORATION SAMPLE TERMINOLOGY

Sample Type	Sample Symbol	Sample Code
Auger Cuttings		Auger
Bulk (Grab) Sample		Grab
Modified California Sampler		MC
Shelby Tube		SH or ST
Standard Penetration Test		SPT
Split Spoon		SS
No Sample		

GRAIN SIZE TERMINOLOGY

Component of Sample	Size Range
Boulders	Over 12 in. (300mm)
Cobbles	12 in. to 3 in. (300mm to 75mm)
Gravel	3 in. to #4 sieve (75mm to 2mm)
Sand	# 4 to #200 sieve (2mm to 0.074mm)
Silt or Clay	Passing #200 sieve (0.074mm)

RELATIVE DENSITY OF GRANULAR SOILS

N - Blows/ft	Relative Density
0 - 4	Very Loose
5 - 10	Loose
11 - 30	Medium Dense
31 - 50	Dense
greater than 50	Very Dense

CONSISTENCY OF COHESIVE SOILS

Unconfined Compressive Strength, psf	N - Blows/ft	Consistency
less than 500	0 - 1	Very Soft
500 - 1,000	2 - 4	Soft
1,000 - 2,000	5 - 8	Firm
2,000 - 4,000	9 - 15	Stiff
4,000 - 8,000	16 - 30	Very Stiff
8,000 - 16,000	31 - 60	Hard
greater than 16,000	greater than 60	Very Hard

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
Telephone: (775) 359-6600
Fax: (775) 359-7766

USCS Soil Classification Chart

Project: **San Emidio Geothermal Plant**

Location: **Washoe County Nevada**

Project Number: **1298-01-1** Plate: 3

Shear Wave Velocity Modeling Results
U.S. Geothermal San Emidio Project Site



1200
1300
1400
1500
1600
1700
1800
1900
2000
2100
2200
2300
2400
2500
2600
2700
2800
2900
3000
3100
3200
Vs100' = 1667 ft/s
0
-10
-20
-30
-40
-50
-60
-70
-80
-90
-100
-110
-120
-130
-140
-150
-160
-170
-180
Depth, ft
Shear-Wave Velocity, ft/s

Plate 4


U.S. SIEVE OPENING IN INCHES
U.S. SIEVE NUMBERS
HYDROMETER
6 4 3 2 1.5 1 3/4 1/2 3/8 3 4 6 8 10 14 16 20 30 40 50 60 100 140 200
PERCENT FINER BY WEIGHT
100 95 90 85 80 75 70 65 60 55 50 45 40 35 30 25 20 15 10 5 0
100 10 1 0.1 0.01 0.001
GRAIN SIZE IN MILLIMETERS

COBBLES	GRAVEL		SAND			SILT OR CLAY
	coarse	fine	coarse	medium	fine	

	Specimen Identification		USCS Classification	LL	PL	PI	Cc	Cu
●	TP-01	0.0'	SILTY SAND (SM)	54	45	9		
⊠	TP-01	3.5'	SILT with SAND (ML)	49	46	3		
▲	TP-02	1.5'	SILTY SAND (SM)	35	25	10		
★	TP-03	2.0'	ELASTIC SILT (MH)	105	47	58		
⊙	TP-06	1.0'	SILTY SAND with GRAVEL (SM)	57	45	12		

	Specimen Identification		D100	D60	D30	D10	MC %	%Gravel	%Sand	%Silt	%Clay
●	TP-01	0.0'	0.85	0.109			58.7	0.0	52.2	47.8	
⊠	TP-01	3.5'	9.5				78.9	0.6	27.9	71.5	
▲	TP-02	1.5'	12.5	0.429			25.4	10.3	51.5	38.2	
★	TP-03	2.0'	0.425				84.4	0.0	8.4	91.6	
⊙	TP-06	1.0'	19	0.581			58.8	19.4	46.4	34.2	

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
Telephone: (775) 359-6600
Fax: (775) 359-7766

GRAIN SIZE DISTRIBUTION

Project: **San Emidio Geothermal Plant**

Location: **Washoe County Nevada**

Project Number: **1298-01-1** Plate: 5a


U.S. SIEVE OPENING IN INCHES
U.S. SIEVE NUMBERS
HYDROMETER
6 4 3 2 1.5 1 3/4 1/2 3/8 3 4 6 8 10 14 16 20 30 40 50 60 100 140 200
PERCENT FINER BY WEIGHT
100
10
1
0.1
0.01
0.001
GRAIN SIZE IN MILLIMETERS

COBBLES	GRAVEL		SAND			SILT OR CLAY
	coarse	fine	coarse	medium	fine	

	Specimen Identification		USCS Classification	LL	PL	PI	Cc	Cu
●	TP-07	2.0'	SILT (ML)	34	32	2		
⊠	TP-09	2.0'	WELL-GRADED SAND with SILT and GRAVEL (SW-SM)	NP	NP	NP	1.62	13.79

	Specimen Identification		D100	D60	D30	D10	MC %	%Gravel	%Sand	%Silt	%Clay
●	TP-07	2.0'	0.425				11.3	0.0	9.0	91.0	
⊠	TP-09	2.0'	19	0.904	0.309		3.6	16.0	72.6	11.4	

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
Telephone: (775) 359-6600
Fax: (775) 359-7766

GRAIN SIZE DISTRIBUTION

Project: **San Emidio Geothermal Plant**

Location: **Washoe County Nevada**

Project Number: **1298-01-1** Plate: 5b



PLASTICITY INDEX
LIQUID LIMIT
CL
CH
ML
MH
CL-ML

Specimen Depth in Feet.

	Specimen Identification		LL	PL	PI	Fines	USCS Classification
●	TP-01	0.0'	54	45	9	48	SILTY SAND (SM)
⊠	TP-01	3.5'	49	46	3	72	SILT with SAND (ML)
▲	TP-02	1.5'	35	25	10	38	SILTY SAND (SM)
★	TP-03	2.0'	105	47	58	92	ELASTIC SILT (MH)
⊙	TP-06	1.0'	57	45	12	34	SILTY SAND with GRAVEL (SM)
◇	TP-07	2.0'	34	32	2	91	SILT (ML)
○	TP-09	2.0'	NP	NP	NP	11	WELL-GRADED SAND with SILT and GRAVEL (SW-SM)

Black Eagle Consulting, Inc.
1345 Capital Blvd., Suite A
Reno, Nevada 89502-7140
Telephone: (775) 359-6600
Fax: (775) 359-7766

ATTERBERG LIMITS RESULTS

Project: San Emidio Geothermal Plant
Location: Washoe County Nevada
Project Number: 1298-01-1 Plate: 5c



Results
C, psf 0
φ, deg 34.9
Tan(φ) 0.70
Fail. Stress, psf
Normal Stress, psf



Shear Stress, psf
Strain, %
1
2
3

Sample No.		1	2	3
Initial	Water Content, %	7.6	7.6	7.6
	Dry Density, pcf	101.9	101.6	101.5
	Saturation, %	31.3	31.1	31.0
	Void Ratio	0.6549	0.6587	0.6599
	Diameter, in.	2.420	2.420	2.420
	Height, in.	1.000	1.000	1.000
At Test	Water Content, %	17.0	20.0	21.1
	Dry Density, pcf	115.2	109.2	106.9
	Saturation, %	98.8	99.0	98.6
	Void Ratio	0.4636	0.5442	0.5773
	Diameter, in.	2.420	2.420	2.420
	Height, in.	0.884	0.931	0.950
Normal Stress, psf		6000.0	4000.0	2000.0
Fail. Stress, psf		4226.4	2817.6	1221.0
Strain, %		8.3	5.0	5.2
Ult. Stress, psf				
Strain, %				
Strain rate, in./min.		0.020	0.020	0.020

Sample Type: Remolded
Description: Well-Graded Sand with Silt and Gravel
LL= No Value PI= Non Plastic
Assumed Specific Gravity= 2.7
Remarks: Laboratory Number 1514

Plate 6

Client: US Geothermal

Project: San Emidio Geothermal Plant

Source of Sample: TP-09 **Depth:** 2.0'
Sample Number: B
Proj. No.: 1298-01-1 **Date Sampled:**

DIRECT SHEAR TEST REPORT

BLACK EAGLE CONSULTING, INC.

Tested By: G. Bomberger

APPENDIX A

PERCOLATION TEST DATA

Project Name: U.S. Geothermal San Emidio Project
Date of Test: 9/18/2009
Project Location: Washoe County
Project No.: 1298-01-1
Test Location: Percolation Test Pit
Test Pit Number: TP-01
Test depth (ft): 3
Test Performed by: SMM
Reviewed by: DH
Registration No.:

TEST DATA:

Time of Presoaking (hours) 12

Water Depth (in) 6

Time of Reading	Time Difference (minutes)	Depth to Water (inches)	Depth Difference (inches)	Percolation Rate (minutes/inch)	Comments
10:30:00	0.00	5.38	0.00		
10:31:00	1	9.25	3.87	0.26	Repeated test 3 times
					with similar results.

PERCOLATION TEST RESULTS

Project Name:	U.S. Geothermal San Emidio Project	Date of Test:	9/18/2009
Project Location:	Washoe County	Project No.:	1298-01-1
Test Location:	Percolation Test Pit		
Test Pit Number:	TP-01	Test depth (ft):	5
Test Performed by:	SMM	Reviewed by:	DH
		Registration No.:	0

TEST DATA:

Time of Presoaking (hours) 19.5

Water Depth (in) 6

Time of Reading	Time Difference (minutes)	Depth to Water (inches)	Depth Difference (inches)	Percolation Rate (minutes/inch)	Comments
8:50:00					Begin Test
8:51:00	01:00	2.83			
8:53:00	02:00	2.87	0.04	54.86	
8:55:00	02:00	2.89	0.02	96.00	
8:57:00	02:00	2.91	0.02	96.00	
8:59:00	02:00	2.93	0.02	96.00	
9:01:00	02:00	2.95	0.02	96.00	
9:03:00	02:00	2.96	0.01	192.00	
9:05:00	02:00	2.98	0.02	128.00	
9:07:00	02:00	2.99	0.02	128.00	
9:09:00	02:00	3.00	0.01	384.00	
9:11:00	02:00	3.01	0.01	384.00	
9:13:00	02:00	3.02	0.02	128.00	
9:15:00	02:00	3.04	0.02	128.00	
9:17:00	02:00	3.05	0.01	192.00	
9:19:00	02:00	3.06	0.02	128.00	
9:25:00	06:00	3.10	0.04	164.57	
9:30:00	05:00	3.14	0.04	120.00	
9:35:00	05:00	3.15	0.01	960.00	
9:40:00	05:00	3.18	0.04	137.14	
9:45:00	05:00	3.19	0.01	960.00	
10:06:00	21:00	3.27	0.08	252.00	

PERCOLATION TEST RESULTS

Project Name:	U.S. Geothermal San Emidio Project	Date of Test:	9/18/2009
Project Location:	Washoe County	Project No.:	1298-01-1
Test Location:	Percolation Test Pit		
Test Pit Number:	TP-02	Test depth (ft):	3
Test Performed by:	SMM	Reviewed by:	DH
		Registration No.:	0

TEST DATA:

Time of Presoaking (hours) 16

Water Depth (in) 6

Time of Reading	Time Difference (minutes)	Depth to Water (inches)	Depth Difference (inches)	Percolation Rate (minutes/inch)	Comments
11:23:00	0.00				Begin Test
11:24:00	01:00	2.88			
11:26:00	02:00	3.00	0.13	16.00	
11:28:00	02:00	3.44	0.44	4.57	
11:30:00	02:00	3.56	0.13	16.00	
11:32:00	02:00	3.63	0.06	32.00	
11:34:00	02:00	4.13	0.50	4.00	
11:40:00	06:00	4.75	0.63	9.60	
11:45:00	05:00	5.19	0.44	11.43	
11:50:00	05:00	5.50	0.31	16.00	
11:55:00	05:00	5.56	0.06	80.00	
12:00:00	05:00	6.06	0.50	10.00	
12:10:00	10:00	6.38	0.31	32.00	
12:20:00	10:00	6.63	0.25	40.00	
12:30:00	10:00	6.88	0.25	40.00	
12:40:00	10:00	7.13	0.25	40.00	
12:50:00	10:00	7.44	0.31	32.00	
13:00:00	10:00	7.69	0.25	40.00	

PERCOLATION TEST RESULTS

Project Name: U.S. Geothermal San Emidio Project — Date of Test: 9/18/2009
Project Location: Washoe County — Project No.: 1298-01-1
Test Location: Percolation Test Pit
Test Pit Number: TP-02 — Test depth (ft): 5
Test Performed by: SMM — Reviewed by: DH
Registration No.: 0

TEST DATA:

Time of Presoaking (hours) 16 — Water Depth (in) 9

Time of Reading	Time Difference (minutes)	Depth to Water (inches)	Depth Difference (inches)	Percolation Rate (minutes/inch)	Comments
10:25:00	0.00				Begin Test
10:27:00	02:00	7.38			
10:29:00	02:00	7.88	0.50	4.00	
10:30:00	01:00	8.25	0.38	2.67	
10:32:00	02:00	9.00	0.75	2.67	
10:34:00	02:00	9.63	0.63	3.20	
10:36:00	02:00	10.50	0.88	2.29	
10:38:00	02:00	11.00	0.50	4.00	
10:40:00	02:00	11.75	0.75	2.67	
10:42:00	02:00	12.19	0.44	4.57	
10:44:00	02:00	12.50	0.31	6.40	
10:46:00	02:00	12.81	0.31	6.40	
10:48:00	02:00	13.06	0.25	8.00	
10:50:00	02:00	13.44	0.38	5.33	
10:52:00	02:00	13.81	0.38	5.33	
10:54:00	02:00	14.13	0.31	6.40	
10:56:00	02:00	14.50	0.38	5.33	
10:58:00	02:00	14.81	0.31	6.40	

APPENDIX B

CHEMICAL TEST RESULTS

Project Name: San Emidio Geothermal Power Plant
Project No.: 1298-01-1

SUMMARY OF CORROSION INDEX PROPERTY TESTING						
Boring and Sample		Depth, feet	pH	Resistivity, ohms-cm	Chloride, mg/Kg	Sulfate, mg/Kg
TP-03	*B*	3	*8.05*	*71*	*12000*	*2200*
	Degree of Corrosivity:		*OK*	***very severe***	*very severe*	*very severe*

Old procedure -
only for comparison

AWWA, 1999

SUMMARY OF CORROSION INDEX PROPERTY TESTING										
Exploration ID, Sample, and Depth				pH	Resistivity, ohms-cm	Redox Potential, mV	Sulfides (mg/kg, positive, trace, or negative)	Moisture Conditions (wet, moist, dry)	Points for Ductile Iron Evaluation	Soluble Sulfate (mg/kg)
TP-03	*B*	3	Results:	*8.05*	*71*	*492*	*negative*	*dry*		*2200*
			Points:	*0*	*10*	*0*	*0*	*0*	[illegible]	*very severe*

NT= Not tested; NA=not appropriate

Laboratory Report
Report ID: 101331

Sierra Environmental Monitoring, Inc.

Black Eagle Consulting, Inc.
Attn: Pat Pilling
1345 Capital Blvd., Suite A
Reno, NV 89502-7140

Date:	10/22/2009
Client:	BEC-100
Taken by:	S. Bowman
PO #:	

Dear Pat Pilling,

It is the policy of Sierra Environmental Monitoring, Inc to strictly adhere to a comprehensive Quality Assurance Plan that insures the data presented in this report are both accurate and precise. Sierra Environmental Monitoring, Inc. maintains accreditation in the State of Nevada (NV-15) and the State of California (ELAP 2526).

The data presented in this report were obtained from the analysis of samples received under a chain of custody. Unless otherwise noted below, samples were received in good condition, properly preserved and within the hold time for the requested analyses. Any anomalies associated with the analysis of the samples have been flagged with appropriate explanation in the Analysis Report section of this Laboratory Report.

General Comments:

- There are no general comments for this report.

Individual Sample Comments:

- S200910-0005 - Sulfide: qualitative test by Iodine-Azide method.

Approved By: [signature]
Sierra Environmental Monitoring, Inc.

Date: 10/22/2009

This report is applicable only to the sample received by the laboratory. The liability of the laboratory is limited to the amount paid for this report. This report is for the exclusive use of the client to whom it is addressed and upon the condition that the client assumes all liability for the further distribution of the report or its contents.

John Kobza, Ph.D.
Laboratory Director

1135 Financial Blvd.
Reno, NV 89502-2348
Phone (775) 857-2400
FAX (775) 857-2404
sem@sem-analytical.com

John C. Seher
Special Consultant
Quality Assurance Manager

Laboratory Report
Report ID: 101331

Sierra Environmental Monitoring, Inc.

Black Eagle Consulting, Inc.
Attn: Pat Pilling
1345 Capital Blvd., Suite A
Reno, NV 89502-7140

Date: 10/22/2009
Client: BEC-100
Taken by: S. Bowman
PO #:

Analysis Report

Sample ID:	Customer Sample ID	Date Sampled	Time Sampled	Date Received
S200910-0005	TP-03 B 3-7' - Empire Geothermal 1298-01-1	9/16/2009		10/1/2009

Parameter	Method	Result	Units	Reporting Limit	Analyst	Date Analyzed	Data Flag
Chloride - Ion Chromatography	EPA 300.0	12000	mg/Kg	1000	Faulstich	10/2/2009	
pH - Saturated Paste	SW-846 9045A	8.05	pH Units		Seher	10/7/2009	
pH - Temperature	SW-846 9045A	21.5	°C		Seher	10/7/2009	
Redox Potential	SM 2580 B	492	MV		Seher	10/9/2009	
Resistivity	EPA 120.1	71	ohm cm		Van Ry	10/9/2009	
Sample Preparation - Aqueous Extrac	SEM - SOP	Completed			Faulstich	10/1/2009	
[illegible]e - Ion Chromatography	EPA 300.0	2200	mg/Kg	20	Faulstich	10/2/2009	
S[illegible]ide	EPA 376.1	Negative	Pos/Neg	1	Seher	10/5/2009	

Data Flag Legend:

John Kobze, Ph.D.
Laboratory Director

1135 Financial Blvd.
Reno, NV 89502-2348
Phone (775) 857-2400
FAX (775) 857-2404
sem@sem-analytical.com

John C. Seher
Special Consultant
Quality Assurance Manager

Laboratory Report
Report ID: 101331

Sierra Environmental Monitoring, Inc.

Black Eagle Consulting, Inc.
Attn: Pat Pilling
1345 Capital Blvd., Suite A
Reno, NV 89502-7140

Date: 10/22/2009
Client: BEC-100
Taken by: S. Bowman
PO #:

Quality Control Report

Parameter	*LCS, % Recovery*	*MS, % Recovery*	*MSD, % Recovery*	*RPD, %*	*Method Blank*	
Chloride - Ion Chromatography	103.0	91.0	94.0	3.24	<5	mg/Kg
pH - Saturated Paste				0.20		
pH - Temperature				0.47		
Redox Potential				1.64		
Resistivity	101.0			2.86		
Sulfate - Ion Chromatography	106.0	100.0	101.0	1.00	<2	mg/Kg

Legend: *LCS- Laboratory Control Standard* *MS- Matrix Spike* *MSD- Matrix Spike Duplicate*
RPD- Relative Percent Difference

John Kobza, Ph.D.
Laboratory Director

1135 Financial Blvd.
Reno, NV 89502-2348
Phone (775) 857-2400
FAX (775) 857-2404
sem@sem-analytical.com

John C. Seher
Special Consultant
Quality Assurance Manager

BASIS OF ESTIMATE DRAWINGS
SAN EMIDIO, NEVADA
US GEOTHERMAL

AUGUST 18, 2010

ORIGINAL DRAWINGS LIST					SUPERSEDED BY				
No.	SH	Rev	Name	Date	No.	SH	Rev	Name	Date
C-001			Demolition Plan	2-Aug-10					
C-100		2	Phase 1 Site Plan	2-Aug-10					
~~C-200~~			~~Grading Plan~~	2-Aug-10					
C-301			Offsite Water Line	2-Aug-10					
C-600			Road Crossing Detail	2-Aug-10					
0806014-300	1 of 2	A	General Arrangement	3-Jan-09					
0806014-300	1 of 2	B	General Arrangement	3-Jan-09					
M-100			Evaptech Cooling Tower	2-Aug-10					
~~M-101~~			~~Evaptech Cooling Tower~~	2-Aug-10					
~~[illegible]-218~~	1 of 5	A	~~Foundation Plan~~	20-Jul-10					
~~[illegible]-218~~	2 of 5	A	~~Foundation Plan~~	20-Jul-10					
~~[illegible]-218~~	4 of 5	A	~~Foundation Plan~~	20-Jul-10					
~~00328-218~~	5 of 5	A	~~Foundation Plan~~	20-Jul-10					
~~S-602-A~~			~~Cooling Tower Details~~	2-Aug-10					
~~S-602-B~~			~~Cooling Tower Basin~~	2-Aug-10					
S-605			Truck Spill Containment	2-Aug-10					
~~S-607~~			~~Elect. Generator Pad~~	2-Aug-10					
~~S-610~~			~~Spill Footings~~	2-Aug-10					
~~S-611~~			~~Foundations~~	2-Aug-10					
S-700			Pipe Support Details	2-Aug-10					
S-701			Pipe Support Details	2-Aug-10					
S-702			Pipe Support Details	2-Aug-10					
S-703			Pipe Support Details	2-Aug-10					
P-100		2	Piping Plan	2-Aug-10					
0805014-200	1 of 10	C	P&ID Drawings	2-Aug-10	00335-100	1 of 10	0	P&ID Drawings	18-Aug-10
0805014-200	2 of 10	C	P&ID Drawings	2-Aug-10	00335-100	2 of 10	0	P&ID Drawings	18-Aug-10
0805014-200	3 of 10	C	P&ID Drawings	2-Aug-10	00335-100	3 of 10	0	P&ID Drawings	18-Aug-10
0805014-200	4 of 10	C	P&ID Drawings	2-Aug-10	00335-100	4 of 10	0	P&ID Drawings	18-Aug-10
0805014-200	5 of 10	C	P&ID Drawings	2-Aug-10	00335-100	5 of 10	0	P&ID Drawings	18-Aug-10
0805014-200	6 of 10	C	P&ID Drawings	2-Aug-10	00335-100	6 of 10	0	P&ID Drawings	18-Aug-10
0805014-200	7 of 10	C	P&ID Drawings	2-Aug-10	00335-100	7 of 10	0	P&ID Drawings	18-Aug-10
0805014-200	8 of 10	C	P&ID Drawings	2-Aug-10	00335-100	8 of 10	0	P&ID Drawings	18-Aug-10
0805014-200	9 of 10	C	P&ID Drawings	2-Aug-10	00335-100	9 of 10	0	P&ID Drawings	18-Aug-10
0805014-200	10 of 10	C	P&ID Drawings	2-Aug-10	00335-100	10 of 10	0	P&ID Drawings	18-Aug-10
~~P-400~~			~~Cooling Water Piping~~ (150)	2-Aug-10					
~~P-401~~			~~Pump Piping~~ (150)	2-Aug-10					
E-200			Electrical Oneline	2-Aug-10					
~~E-300~~		2	~~Underground Controls~~	2-Aug-10					
E-200		3	Offsite 60kV Transmission Line	2-Aug-10					
0805014-402	1 of 4	B	Oneline	30-Jun-10	E-001		A	One Line Diagram	18-Aug-10
0805014-402	2 of 4	B	Oneline	30-Jun-10	0805014-402	2 of 7	A	Oneline	18-Aug-10
0805014-402	3 of 4	B	Oneline	30-Jun-10	0805014-402	3 of 7	A	Oneline	18-Aug-10
0805014-402	4 of 4	B	Oneline	30-Jun-10	0805014-402	4 of 7	A	Oneline	18-Aug-10
					0805014-402	5 of 7	A	Oneline	18-Aug-10
					0805014-402	6 of 7	A	Oneline	18-Aug-10
					0805014-402	7 of 7	A	Oneline	18-Aug-10
~~E-1~~			~~Overall One-Line~~	6-May-10					
~~E-2~~			~~Electrical Building Lighting~~	6-May-10					
~~E-3~~			~~Power Distribution~~	6-May-10					
~~E-4~~			~~Site Lighting~~	6-May-10					
					FH-1			Flow Sheet, Heated	18-Aug-10
					FH-2			Flow Sheet, Cool	18-Aug-10

REPLACE w/ REVISED

Keep this dwg w/notes sent by email

REPLACE w/ REVISED

Keep this dwg

00335

C ?

B

DON'T DELETE



U.S GEOTHERMAL, INC.
SAN EMIDIO, NV PLANT
PHASE 1 SITE PLAN
BASIS OF ESTIMATE
BENHAM
BASIN
Demo Fence
Demolition Plan
C-101



U.S GEOTHERMAL INC.
SAN EMIDIO, NV PLANT
PHASE 1 SITE PLAN

BASIS OF ESTIMATE

BENHAM

THE BENHAM COMPANIES, LLC

C-100 2


SAN EMIDIO DESERT

OFFSITE WATER LINE
SAN EMIDIO
BASIS OF ESTIMATE
AUG 1, 2010 C-301





CASING SIZE TABLE

30"Ø PIPE –	42"Øx0.500" WT CASING
[illegible] PIPE –	[illegible] CASING
[illegible] PIPE –	[illegible] CASING
[illegible] PIPE –	[illegible] CASING
[illegible] PIPE –	[illegible] CASING
[illegible] PIPE –	[illegible] CASING
[illegible] PIPE –	[illegible] CASING
8"Ø PIPE –	[illegible] CASING

ROAD CROSSING CASING AND [illegible] REQUIREMENTS, SUBJECT TO [illegible] ANALYSIS REVIEW

NOTES

1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]
6. [illegible]
7. [illegible]
8. [illegible]

ROAD CROSSING DETAIL
SAN EMIDIO
BASIS OF ESTIMATE
Aug ?, 2010 C-600



0805014-200

NOTES:

REFERENCE DRAWINGS

B	ISSUED FOR PROPOSAL	SAM
A	ISSUED FOR PROPOSAL	JAK

NTS

TURBINE AIR SYSTEMS

15 MW GEOTHERMAL POWER SYSTEM
GENERAL ARANGEMENT
US GEOTHERMAL
SAN EMIDIO

0805014-200


0805014-200
REFERENCE DRAWINGS
NOTES:
B ISSUED FOR PROPOSAL
A ISSUED FOR PROPOSAL
TURBINE AIR SYSTEMS
15 MW GEOTHERMAL POWER SYSTEM
GENERAL ARRANGEMENT
U.S GEOTHERMAL
SAN EMIDIO
0805014-200
2
2
B



252' 8" Out to Out of Tower
42 Bays @ 6'-0" = 252'- 0 Centerline to Centerline of Columns
21'
42' Centerline to Centerline of Fan
[Multicell Towers]
21'
(Face "C")
Top of Fan Cylinder
Top of Fan Deck
FRP/GLS Fan Cylinder
35'-6 5/8"
25'-6 5/8"
19' 3 3/8"
Top of Basin Curb
TRANSVERSE ELEVATION
(FACE "B")
35'-6" Out to Out of Tower
6 Bays @ 6'-0" = 36'-0
18'-0"
18'-0
(Face "D")
30' Dia Fan
30' Dia Fan
(Face "B")
20" Dia Inlet
FRP/GLS Fan Cylinder
(Face "A")
Access Ladder
Note: Optional
Stairway is Available
Bay ℄ Inlet
Bay ℄ Inlet
21'
42' Centerline to Centerline of Header
[Multicell Towers]
21'
Face of Flange
TOWER PLAN

evaptech

GENERAL NOTES

1. **THIS DRAWING IS PRELIMINARY AND SHOULD BE USED ONLY FOR GENERAL ORIENTATION PURPOSES ONLY.**

2. EvapTech piping stops at the face of PVC flange. Flange drilling conforms to class 125# ANSI B16.1 specifications. EvapTech supports are designed to support only the weight of pipe and water within the limits of the tower. Customer must provide support for all pipe work beyond the limits of the flange. Care must be taken when installing connecting hardware including standard cut washers for PVC flange. EvapTech to furnish necessary inlet flange gasket 3/8" thick, full face soft neoprene of shore durometer 50 ± 5.

3. Installer Note: Connecting pipe must be proper aligned at installation to avoid damaging or moving the PVC pipe when pulling up the flange bolts.

4. Reduced water flow over a cooling tower in cold climates can result in ice formation in the fill. If purchaser's application requires a bypass system, its design must be reviewed by EvapTech.

US Geothermal
San Emidio Plant
Empire, NV
EvapTech Ref: EQ09-1229

For additional information, contact:
Dave Simac, Business Development Manager
(713) 201-0615
dsimac@evaptech.com

Alternate

Schematic View of Model EC636-442M Cooling Tower

Cooling Tower
San Emidio
Basis of Estimate


12.5 KV
TREATMENT BLDG
8" Blow Down Line
Valve
12" WL
60'-0"
30'
8" Conc.
6" Integral Curb
8" Reinforced Concrete pav't
6" Gate Valve & Box
3'x3'x3' drop Inlet w/ Grate
6" PVC Pipe
Blowdown Line

Truck Spill Containment
San Emidio
Basis of Estimate
Aug 3, 2010
S-605


PLAN
DETAIL
DETAIL
DETAIL
DETAIL
DETAIL
PLAN
DETAIL
DETAIL
DETAIL
DETAIL

Pipe Support Details
Spec Exhibit
Basis of Estimate
Aug ?, 20?? S-700


DETAIL
DETAIL
DETAIL
DETAIL
DETAIL

Pipe Support Details
San Emidio
Basis of Estimate
Aug, 2, 2010

S-701


ELEVATION
SECTION
DETAIL
TOP VIEW
FRONT VIEW
TOP VIEW
FRONT VIEW
DETAIL
DETAIL
GENERAL NOTES

Pipe Support Details
San Emidio
Basis of Estimate
Aug 2, 2010
S-702



(1) SUPT. ELEV. PIPE SHOE TO FRONT



(2) SUPT. ELEV. PIPE SHOE TO BACK



(3) SUPT. ELEV. PIPE SHOE CENTER



(4) SUPT. SECTION. LOOKING IN FORWARD DIRECTION

GENERAL NOTES

[illegible]

Pipe Support Details
San Emidio
Basis of Estimate
Aug 4 2010

S-703



U.S GEOTHERMAL INC.
SAN EMIDIO, NV PLANT
PIPING PLAN

BASIS OF ESTIMATE

BENHAM

P-100 2



BASIN
BASIN

U.S GEOTHERMAL INC.
SAN EMIDIO, NV PLANT
ELECTRICAL ONSITE
BASIS OF ESTIMATE

BENHAM

E-100 2



U.S GEOTHERMAL INC.
SAN EMIDIO, NV PLANT
UNDERGROUND CONTROL

BASIS OF ESTIMATE

BENHAM

THE BENHAM COMPANIES, LLC

E-200


New 60 kV Transmission Line

U.S GEOTHERMAL INC.
SAN EMIDIO, NV PLANT
OFFSITE 60KV TRANSMISSION LINE

BASIS OF ESTIMATE

BENHAM
an SAIC company
THE BENHAM COMPANIES, LLC

E-500 2



Conceptual
Key Notes:
#1 See Sheet E-1
#2 See Sheet E-2
Electric Generator Skid
MCC BUILDING
GENERATOR
DEISEL TANK
TREATMENT BLDG
Heat Trace
Fuel Pump
Cooling Tower - Lighting
Site Lighting
San Emidio
1"=20'
Sheet E-4

EXHIBIT B-1

CONTRACT PRICE

B.1 Contract Price.

***

B.2 Estimate for Sales Taxes.

***

B.3 Schedule of Values

The "Schedule of Values" is an itemized list that establishes the value of each part of the Work for the purpose of preparing and evaluating Contractor's invoices for Payment. A preliminary Schedule of Values is attached hereto as Exhibit B-2. The Parties will develop a mutually agreed revised Schedule of Values prior to the second invoice being provided to the Owner.

With each invoice, Contractor shall provide documentation establishing proof-of-progress against the Schedule of Values. The proof-of-progress documents may include, but are not limited to the following: Copies of invoices from suppliers for payments against procurement activities or for initial payments upon notice to proceed, progress description against partial completion of engineering activities, photographs, value calculation against Schedule of Values for project management progress, reports on procurement progress and commitments, updated approved project schedule (after schedule has been approved by the owner), sales tax payment information as applicable, and proof of deliveries.

B.4 Payment Schedule

Contractor shall submit invoices, and Owner shall make payments, in accordance with Section 5.2, 5.3 or 5.4 of the Contract, as appropriate.

The exact or approximate values for the first five (5) payments are attached hereto as Exhibit B-3.

B.5 Options For Additional Scope

*Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

Exhibit B-4 sets forth certain options that are not part of the Work, but which Owner may add to the Work by Change Order. Dates shall be determined for each option that represent the latest dates by which the option may be added as a Change Order(s) without incurring any re-work costs for the Work, or any extension to the Guaranteed Substantial Completion Date. The Parties shall work together, using detailed project work schedules, within the first week after the Effective Date of the Contract, to finalize all deadline in Exhibit B-4, but in no event shall any date be earlier than September 10, 2010.

All Change Orders for options listed in Exhibit B-4 will include a *** markup for overhead and profit to the sum of all agreed direct costs, contingency, engineering and any relevant general conditions costs.

Option 1 , which is inclusion of the circulating water pipe in the Work, must be added as a Change Order for the provisions of Exhibit G to be applicable.

EXHIBIT B-2

PRELIMINARY SCHEDULE OF VALUES

Schedule of Value Item	Value
Power Island and Cooling Tower	
· Upon Notice to Proceed to Power Island and Cooling Tower Supplier	$
· Upon Submission of Preliminary Design Documentation	$
· Upon Submission of Engineering Drawings	$
· Upon Release of Orders to Long Lead Suppliers (Expander/Heat Exchangers, Generators, Process Pumps)	$
· Upon receipt of Critical materials at Sub Suppliers (Expander Forgings, Heat Exchange Tubing and Forgings, Pump Casings)	$
· Upon Commencement of factory Assembly	$
· Upon Delivery to the Site	$
· Upon Successful Competition of Performance Testing and Acceptance by the Client	$
BOP Engineering	[***]
· 15% Submittal	$
· 60% Submittal	$
· 100% Submittal	$
Project Management	
· Per month for the duration of the project schedule	$
Construction Phase	
· Field Mobilization	$
· Demolition	$
· Earthwork/Site Development	$
· Concrete Foundations Cooling Tower	$
· Concrete Foundations Power Island	$
· Concrete Other	$
· Power Island Equipment Setting and Interconnecting Piping	$
· Cooling Tower Erection	$
· Piping/Pipe Racks	$
· Electrical High Voltage	$
· Electrical Distribution and Control Systems	$
· OSBL Piping	$
· OSBL High Voltage	$
· OSBL Other Electrical	$
· Commissioning and Performance Testing	$

*Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

EXHIBIT B-3

FIRST FIVE PAYMENTS

This Exhibit includes the actual or approximate values of the first five payments after the Effective Date of the Contract.

Description	Invoice Amount	Remarks
Payment 1	$ ***	Invoice may be delivered to Owner any time after Contract execution. The only required proof-of-progress is a written acknowledgement by Contractor and power island supplier that an unconditional Notice to Proceed has been received.
End of Month 1	Tbd	Approximate invoice value *** . Proof-of-progress documentation is to be determined.
End of Month 2	Tbd	Approximate invoice value *** . Proof-of-progress documentation is to be determined.
End of Month 3	Tbd	Approximate invoice value *** . Proof-of-progress documentation is to be determined.
End of Month 4	tbd	Approximate invoice value *** . Proof-of-progress documentation is to be determined.

*Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

EXHIBIT B-4

OPTIONS FOR ADDITIONAL SCOPE PER PARAGRAPH B.5

Item	Option Description	Deadline per paragraph B.5 of Exhibit B
1	Add circulating water piping back to the Work, including selection of the materials of construction.	tbd
2	Refrigerant Condenser: Tube-side materials and tube enhancement and water-box protection, plus two shells versus one shell	tbd
3	Cooling Water Pumps: Substitute Two 50% installed in place instead of 1x100% installed	tbd
4	Cooling Water Pump: Shelf Spare 1 X 100%	tbd
5	Basin cleaning system options: Cooling tower basin design, or basin sweeper system, or other options	tbd
6	Reverse Osmosis System Evaluation, and detailed firm cost: benefit for cooling tower treatment chemicals, cost of operation, parasitic load	tbd
7	Add a 7th cell to the cooling tower, including changes in civil work.	tbd
8	Automated NCG purge unit for the water cooled condenser	tbd
9	Enhanced machinery condition monitoring for driveline	tbd
10	Resolution of Design Criteria exceptions listed in Exhibit A-2	tbd
11	Additional isolation valves in turbine discharge and pump suction.	tbd

EXHIBIT C

SCHEDULE

The preliminary Schedule is attached hereto. Contractor shall develop a detailed Schedule for Owner review and approval not later than thirty (30) days from the Commencement Date, which schedule shall detail and information as reasonably requested by Owner. Owner shall not unreasonably withhold is approval. Upon Owner's approval, Contractor shall prepare, for Owner's approval, a Change Order substituting the attached preliminary Schedule such approved Schedule.

*Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

FILE NAME: USGP Exhibit C (Schedule) - Rev. 0 8/27/10 Issued as an Exhibit in San Emidio Contract

US GEOTHERMAL, SAN EMIDIO, NV

RUN DATE: 08-23-10 08:57

Timeline: 2010 JUN, JUL, AUG, SEP, OCT, NOV, DEC; 2011 JAN, FEB, MAR, APR, MAY, JUN, JUL, AUG, SEP, OCT, NOV, DEC; 2012 JAN, FEB

Activity ID	Description	Start	Finish
PHASE I			
P1-0000	PROJECT SUMMARY		
P1-0030	EPC CONTRACT NEGOTIATIONS		
P1-0040	BENHAM DILIGENCE		
P1-0050	Execution of MOU		
P1-0100	DESIGN SUMMARY		
P1-0105	BENHAM DESIGN		
P1-0110	ENGINEERING SUPPORT		
P1-0115	TAS PRELIM - ENGINEERING		
P1-0116	EPC CONTRACT SIGNED and NTP issued		
P1-0117	US GEO OPTION RESOLUTION		
P1-0120	SUPPLIER ENGINEERING		
P1-0125	BEGIN SUPPLIER ORDERS		
P1-0130	PLACE TURBINE ORDER		
P1-0150	TAS LONG LEAD EQUIPMENT SUMMARY		
P1-0151	DELIVERY TO SITE (CT)		
P1-0152	DELIVERY TO SITE (SKIDS & GEN)		
P1-0153	DELIVERY TO SITE (Mafi-Trench)		
P1-0154	BALANCE OF PLANT EQUIP SUMMARY		
P1-0155	DELIVERY TO SITE (GSU)		
P1-0156	DELIVERY TO SITE (NV Metering Equip)		
P1-0200	FIELD MOBILIZATION		
P1-0240	OUTSIDE BATTERY LIMITS SCOPE		
P1-0250	FACILITIES CONSTRUCTION SUMMARY		
P1-0300	SITEWORK, UNDERGROUND & EQUIP PADS		
P1-0350	EQUIPMENT INSTALL / START-UP / TESTING		
P1-0360	EQUIPMENT - Mechanical Completion		
P1-0361	MILESTONE - Existing Plant Shut Down		
P1-0362	MILESTONE - Synchronization to Grid		
P1-0363	MILESTONE - Continuous Power Output		
P1-0370	EQUIPMENT - Substantial Completion		
P1-1000	TESTING & ACCEPTANCE		
P1-1001	MILESTONE - Minimum 3MW Output		
P1-5999	PHASE 1 END - Final Completion		

BENHAM CONSTRUCTORS

PROJECT MANAGEMENT OUTLINE

BENHAM CONSTRUCTORS

Start Date 07-14-10
Finish Date 11-28-11

EXHIBIT D

PERMIT RESPONSIBILTY MATRIX

This exhibit defines the current scope and allocation of permits for the Project. Contractor is responsible for only the permits expressly designated below as being the responsibility of Contractor; Owner is responsible for obtaining all other Project related permits.

PERMITS & CONTRACTS	**Prepare by and responsibility Party**
Conditional Use Permit	Owner
Production Well Permits	Owner
Injection Well Permits	Owner
Air Quality Permit to Construct	Owner
Water Rights Use for CT	Owner
Transmission Easements (through BLM)	Owner
Pipeline road easements (from highway district)	Owner
Private land lease & easements	Owner
Geothermal leases	Owner
County Building Permit – Power Plant	Contractor
Storm Water Pollution Prevention Plan – Power Plant (containment plan during construction)	Contractor
Storm Water Pollution Prevention Plan (containment plan during operation)	Owner
Blowdown land application	Owner
Certificate of occupancy	Owner
Boiler permits	Owner
PPA Certifications	Owner

EXHIBIT E

APPROVED VENDORS LIST

Turbine / expanders	Mafi-Trench	**Generators**	Ideal Electric Siemens GE
Shell & tube heat exchangers	Bos-Hatten Ohmstede Hughes Anderson	**Pressure vessels**	RVS GEA-FES
Plate heat exchangers	Alfa Laval Flat plate Sondex	**Cooling towers**	Evapco / Evaptec BAC SPX / Marley GEA Midwest Composite Cooling Solutions Cooling Tower Depot
Pumps – refrigerant	RuhrPumpen ITT Goulds Flowserve Woods	**Air-cooled condensers**	Chart Cooler Services GEA-Rainey Hudson / Smithco Guntner
Pumps – water	Paco RuhrPumpen ITT Goulds Flowserve	**Motor VFD's**	ABB Siemens / Rubicon GE Toshiba Reliance Teco–Westinghouse Rockwell Automation
Mechanical shaft seals	Proprietary to rotating equipment manufacturer	**Medium Voltage Switchgear**	GE Siemens Rockwell Automation ABB
Transformers (300 kVA and higher) **Air compressors**	Virginia Transformer Siemens GE ABB Ingersol-Rand	**480 V MCC** **4160V and 480V Pump motors (150 hp and up)**	GE Siemens Rockwell Automation ABB GE Siemens Toshiba

Typical Instrument & Valve Supplier List

Gauges – pressure & temperature	Ashcroft Wika Midwest Instruments	**Valves – control**	Fisher Masoneilan Neles – Jamesbury
Gauges – level	Penberty Jerguson	**Valves – temperature control (self actuating)**	Amot Fisher Masoneilan Sterlco
Switches – pressure and temperature	United Electric Ashcroft Orange Research Barton Midwest Instrument Dwyer ITT Neo – Dyn SOR	**Valves – safety relief**	Anderson Greenwood Crosby Farris Consolidated RS Herl Danfoss
Switches – level	Magnetrol SOR Gems	**Valves – check**	Check All Hygrade K F Industries Daniel Museco Vogt Mission
Transmitters – pressure, temperature and level	Rosemount Foxboro Masoneilan	**Valves – solenoid**	Asco
Transmitters – Flow	UT – Flexim Mag - Rosemount	**Valves – Isolation**	Neles – Jamesbury Whitey Herl Danfoss Tyco
Valves – instrument isolation	Anderson Greenwood Hex Whitey Parker Hanafin	**Instrument Tube – fittings**	Swagelok Hoke Parker Hanafin
Transducers – vibration	Bently Nevada Metrix		

EXHIBIT F

PERFORMANCE TESTS AND CORRECTION CURVES

Rev 0 – August 27, 2010

F.1 Performance Tests

Owner is current developing the requirements and standards for performance tests to confirm and document that the Facility properly and reliably operates in accordance with the requirements of the Scope of Work Documents and Prudent Industry Practices (the "**Performance Tests**"). The Performance Tests will include, but may not be limited to, the following:

***

F.2 Correction Curves

The Correction Curves shall be as set forth in Figures 1, 2 and 3 below.

- Figure 1 – Power Plant Net Output as a Function of Wet Bulb Temperature
- Figure 2 – Power Plant Net Output as a Function of Brine Temperature
- Figure 3 – Power Plant Net Output as a Function of Brine Flow

*Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

Power Plant Net Output versus Wet Bulb

San Emidio

Power Plant Net Output versus Brine Temperature

San Emidio

Power Plant Net Output versus Brine Flow

San Emidio

EXHIBIT G

LIQUIDATED DAMAGES AND BONUSES

1. Delay Liquidated Damages

If the Substantial Completion Date does not occur on or before the Guaranteed Substantial Completion Date, then Contractor shall pay to Owner liquidated damages calculated as the sum of the amount set forth below for each Day that the Substantial Completion Date is after the Guaranteed Substantial Completion Date, inclusive of any approved changes to the Guaranteed Substantial Completion Date as provided in the Contract:

Number of Days that Substantial Completion Occurs After the Guaranteed Substantial Completion Date	Amount of Liquidated Damages per Day
***	***

On any Day in which the plant delivers power to the utility prior to the Substantial Completion Date, then each MWhr generated will be used to offset the aggregate delay damages at a rate of

2. Schedule Bonus

If the Substantial Completion Date occurs before the Guaranteed Substantial Completion Date, then Owner shall pay to Contractor a bonus calculated as the sum of the amount set forth below for each Day that the Substantial Completion Date is before the Guaranteed Substantial Completion Date:

Number of Days that Substantial Completion Occurs Before the Guaranteed Substantial Completion Date	Amount of Bonus per Day
***	***

The Schedule Bonus shall be zero ($0) if the Net Deliverable Capacity is less than 99.5% of the Performance Guarantee.

*Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

3. **Performance Liquidated Damages**

If the Net Deliverable Capacity result from the final Capacity Test is less than the Performance Guarantee, then Contractor shall pay to Owner liquidated damages calculated as the sum of the amount per kW for each kW that such Net Deliverable Capacity is less than the Performance Guarantee as follows:

Amount of kW that the Net Deliverable Capacity is less than the Performance Guarantee	Amount of Liquidated Damages per Amount per kW
*** short of the Guaranteed Performance Point	***
*** short of the Guaranteed Performance Point	***
*** short of the Guaranteed Performance Point	***
Greater than ***	***

4. **Performance Bonus**

No Performance Bonus shall be paid.

5. **Limitations**

The aggregate of the Delay Liquidated Damages and Performance Liquidated Damages shall not exceed *** plus the amount of any Schedule Bonus.

The Schedule Bonus shall not exceed *** ; provided, however, if Contractor is liable for any Delay Liquidated Damages or Performance Liquidated Damage, Contractor shall be eligible for additional Schedule Bonus above the foregoing limit in the amount of such liquidated damages to offset such liquidated damages.

EXHIBIT H

FORMS

Exhibit H-1	Form of Certificate of Substantial Completion
Exhibit H-2	Form of Certificate of Final Completion
Exhibit H-3	Form of Lien Waiver
Exhibit H-4	Form of Change Order

EXHIBIT H-1

CERTIFICATE OF SUBSTANTIAL COMPLETION

USG Nevada LLC
1505 Tyrell Lane
Boise, ID 83706
Attn: Daniel Kunz

[Address to Financing Parties]

With reference to the Engineering, Procurement and Construction Agreement (the "**Agreement**") dated July 31, 2010 between USG Nevada LLC, a Delaware limited liability company ("**Owner**"), and Benham Constructors LLC, an Oklahoma limited liability company ("**Contractor**") for construction of the Saint Emidio power plant facility in Washoe County, Nevada, Contractor hereby confirms and certifies to Owner and Financing Parties that the requirements of the Agreement for Substantial Completion set forth in the Section 4.2 of the Contract have been achieved as of ___________ _, 20__. Attached hereto is a list of the Punchlist Items submitted by Contractor for approval by Owner pursuant to Section 4.2 of the Contract.

Terms defined in the Agreement shall have the same meaning when used herein.

Executed this ____ day of _______________, 20___.

BENHAM CONSTRUCTORS LLC,
an Oklahoma limited liability company

By:_______________________________
Name:_____________________________
Title:______________________________

ACCEPTED:

USG Nevada LLC

By: ________________________
Name: ______________________
Title: _______________________

Date Signed: __________________

EXHIBIT H-2

CERTIFICATE OF FINAL COMPLETION

USG Nevada LLC
1505 Tyrell Lane
Boise, ID 83706
Attn: Daniel Kunz

[Address to Financing Parties]

With reference to the Engineering, Procurement and Construction Agreement (the "**Agreement**") dated July 31, 2010 between USG Nevada LLC, a Delaware limited liability company ("**Owner**"), and Benham Constructors LLC, a Oklahoma limited liability company ("**Contractor**") for construction of the Saint Emidio power plant facility in Washoe County, Nevada, Contractor hereby confirms and certifies to Owner and Financing Parties that the requirements of the Agreement for Final Completion set forth in the Section 4.6 of the Contract have been achieved as of ____________, 20__.

Terms defined in the Agreement shall have the same meaning when used herein.

Executed this ____ day of _______________, 20___.

BENHAM CONSTRUCTORS LLC,
an Oklahoma limited liability company

By:______________________________
Name:____________________________
Title:_____________________________

ACCEPTED:

USG Nevada LLC

By: _________________________
Name: _______________________
Title: ________________________

Date Signed: __________________

EXHIBIT H-3

LIEN RELEASE

FROM THE FOLLOWING CONTRACTOR:

____
(Full legal name of person or entity)

____
(Address)

____
(City) (State) (Zip)

TO THE FOLLOWING OWNER:

____
(Full legal name of person or entity)

____
(Address)

____
(City) (State) (Zip)

FOR LABOR, SERVICES, EQUIPMENT OR MATERIALS PROVIDED ON THE FOLLOWING FACILITY:

____
(Facility Name)

____
(Address or Location)

____
(City) (State) (Zip)

Contractor shall execute the Conditional Release or the Unconditional Release below, as appropriate.

CONDITIONAL RELEASE

Contractor hereby waives and releases all mechanics' lien rights, claims of lien, equitable liens and bond rights on or against Owner or Facility for all labor, services, subcontract work, equipment and material furnished up to and including the date set forth below. Contractor's lien priority date for work on the Facility after the date below shall not be earlier than the date below. This release does not cover any amounts retained by Owner or items furnished after said date. Contractor shall indemnify, defend and hold Owner harmless from and against any and all claims on account of work performed and materials furnished on the Facility up to and including the date set forth below by any third parties through or on behalf of Contractor. Contractor confirms that it has a written contract with respect to the above Facility, and that there have been no changes or claims with respect to such contract.

This release is CONDITIONAL, and shall be effective only upon payment to Contractor in the sum of $__________________. If payment is by check, this waiver is effective only when check is paid by the bank upon which it is drawn. Before any person relies on this release, such person should verify payment to Contractor.

This release is for the benefit of, and may be relied upon by Owner, its construction lender and the principal and surety on any labor and material bond posed for the Facility.

____
(Signature of Authorized Agent)

____
(Printed Name and Title)

____
(Date)

UNCONDITIONAL RELEASE

Contractor has been PAID IN FULL and hereby waives and releases all mechanics' lien rights, claims of lien, equitable liens and material bond rights on or against Owner or Facility for all labor, services, subcontract work, equipment and material furnished up to and including the date set forth below. This release does not cover any retention or items furnished after said date. Contractor shall indemnify, defend and hold Owner harmless from and against any and all claims on account of work performed and materials furnished on the Facility up to and including the date set forth below by any third parties on behalf of Contractor.

This release is UNCONDITIONAL and shall be effective immediately. This release is for the benefit of, and may be relied upon by Owner, its construction lender and the principal and surety on any labor and material bond posed for the Facility.

____
(Signature of Authorized Agent)

____
(Printed Name and Title)

____
(Date)

[Add appropriate notary acknowledgement]

EXHIBIT H-4

CHANGE ORDER FORM

Prepared By:		**Change Order Form**	Rev. #	Date
Description of Change				

Change Requested By:	**Date:**	**Basis of Change:**

Price of this Change:	
Additional time required for Change:	

APPROVALS		
	Name/Title/Owner & Signature	**Date**
Submitted By:		
Approved and Accepted By:		
Other:		

Attachments to this change Proposal:
